Exhibit 99.1

CANADIAN PACIFIC · 1881 · CP

NOTICE OF ANNUAL AND SPECIAL MEETING AND MANAGEMENT PROXY CIRCULAR **2021**

CP
CP

CP PROUD

2021 MANAGEMENT PROXY CIRCULAR TABLE OF CONTENTS

NOTICE OF ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS

You are invited to our 2021 annual and special meeting of

shareholders if you held common shares of Canadian

Pacific Railway Limited (CP) at the close of business

on February 26, 2021.

When Wednesday, April 21, 2021 9:00 a.m. (Mountain Daylight Time)	Where Virtual meeting via webcast online at https://web.lumiagm.com/461821968

We will cover six items of business:

1.	Receive the audited consolidated financial statements for the year ended December 31, 2020
2.	Appoint the auditor
3.	Have a say on executive pay at CP
4.	Elect directors
5.	Approve a special resolution authorizing an amendment to our restated articles of incorporation to effect a five-to-one split of our common shares, and
6.	Consider a shareholder proposal on climate change.

We will also consider other business that may properly come before the meeting.

In our continuing effort to reduce environmental impacts and improve sustainability, we have adopted the “notice-and-access” procedures permitted under applicable Canadian securities laws for distribution of the proxy circular and meeting materials to shareholders. Under the notice-and-access procedures, instead of sending paper copies of the proxy circular and meeting materials, shareholders who hold shares as of February 26, 2021 will be able to access and review the materials online. Shareholders will receive a package with a notice and instructions of how to access the materials electronically on a website. The notice will also explain how to obtain a paper copy of the meeting materials upon request. For additional information, see Delivery of Meeting Materials and Voting Information in the proxy circular.

We look forward to your participation in our virtual meeting on April 21, 2021.

Jeffrey Ellis

Corporate Secretary

Calgary, Alberta

March 10, 2021

MESSAGE FROM THE CHAIR OF THE BOARD

Fellow Shareholders

On behalf of the Board of Directors, I am pleased to invite you to CP’s 2021 annual and special meeting of shareholders at 9:00 a.m. (Mountain Daylight Time) on Wednesday, April 21, 2021. Due to COVID-19, CP will hold its 2021 annual and special meeting in a virtual format, which will be conducted via live webcast over the internet at: https://web.lumiagm.com/461821968. Shareholders will be able to vote on all business brought before the meeting and submit questions for consideration as they would in an in-person shareholders meeting. Shareholders that usually vote by proxy ahead of the meeting will be able to do so in the usual way. More details about voting can be found at page 95 of this proxy circular.

Items at the Meeting

At the meeting, you will vote on several items of business, including the election of directors, the “say on pay” non-binding advisory vote on executive compensation, as well as a shareholder proposal on climate. You will also be asked to vote on a special resolution authorizing the Board to implement a five-to-one share split of CP’s common shares. The price for CP’s common shares has risen 150 percent in the past five years, and the split is intended to provide opportunities for ownership by a wider group of investors. The Board encourages you to vote in favour of this special resolution.

I want to congratulate President and CEO Keith Creel and the 12,000-strong CP family of railroaders for safely and efficiently delivering for North Americans despite the pandemic. This past year the CP team also advanced its strong commitment to sustainability and environmental, social and governance stewardship.

CP continued to execute the precision scheduled railroading model to provide real, long-term value for customers, shareholders and employees alike. CP’s 2020 full-year results exceeded expectations during a year we never could have anticipated. Diluted earnings per share increased 3 percent to a record $17.97 from $17.52 in 2019, while adjusted diluted EPS rose 7.5 percent to a record $17.67 from $16.44 in 2019(1)(2). CP’s operating ratio improved to a record-low 57.1 percent, a 280 bps improvement year over year and full-year revenues were $7.71 billion.

CP also continued to invest significantly through its capital programs with an overall investment of $1.67 billion while maintaining its strong commitment to shareholder returns through continued share buybacks and a 15 percent increase in our quarterly dividend. Effective June 2020, final approval was received from the United States Surface Transportation Board for CP’s acquisition of the Central Maine & Quebec Railway US Inc. (CMQ US). This acquisition completed CP’s purchase of the entire CMQ network in Canada and the United States, linking CP to the Atlantic Ocean via Searsport, Maine and Saint John, New Brunswick. In December 2020, CP acquired full ownership of the Detroit River Rail Tunnel, a 2.6 kilometer tunnel operated by CP that links Windsor and Detroit.

Environmental

In spite of significant and ongoing disruptions from COVID-19, in 2020 CP remained steadfastly committed to sustainability, specifically environmental, social and governance areas. As we indicated in the annual meeting last year, climate change related issues are important, warrant thoughtful consideration and must be addressed in the context of the business in which CP operates. In July of 2020, CP released its first public statement on climate change, acknowledging the effects of rising global temperatures and laying out CP’s ongoing efforts to mitigate the impacts. CP also announced in December 2020 its plans to develop North America’s first hydrogen-powered locomotive for freight service, positioning CP on the leading edge of decarbonizing the freight transportation sector.

(1)	Adjusted diluted EPS is a non-GAAP measure. Non-GAAP measures are defined and reconciled on pages 62-70 of CP’s Annual Report on Form 10-K for the year ended December 31, 2020.
(2)	All amounts in this circular are in Canadian dollars unless otherwise noted.

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PROXY CIRCULAR

MESSAGE FROM THE CHAIR OF THE BOARD

Due to CP’s ongoing efforts, scores from major sustainability rating firms improved in 2020. Among other awards and recognitions, CP was named to Dow Jones Sustainability Index North America for the first time, CDP awarded CP a leadership level score of A- for its 2020 climate change disclosure and CP was named the sustainability leader in the transportation industry by World Finance Magazine in their 2020 Sustainability Awards.

For this year’s annual meeting, CP received a shareholder proposal on the topic of climate change from TCI Fund Management Ltd. (TCI). CP regularly engages with its stakeholders including shareholders, employees, suppliers, customers and the communities in which we operate. CP actively considers all of these views in the context of CP’s response to climate change and our overall sustainability principles and practices. CP has a proven, industry-leading team that is committed to managing its business and reporting on climate and sustainability in our business using industry accepted reporting frameworks. TCI’s proposal aligns with CP’s existing sustainability commitment and we recommend that shareholders vote in favour of the proposal.

Safety and Social

CP finished 2020 with its lowest ever Federal Railroad Administration (FRA)-reportable rates for both personal injuries and train accidents. FRA-reportable personal injuries were down 22 percent from 2019 with a frequency of 1.11, and FRA-reportable train accident frequency fell by 9 percent from the previous year to 0.96. Our FRA-reportable train accident frequency was the lowest among the North American Class 1 railways for the 15th year in a row. CP accelerated key safety initiatives in 2020, including use of train inspection technology, which improves the ability to detect train defects by 87 percent over traditional inspections, use of cold wheel technology to evaluate air brake effectiveness and innovations in broken rail detection in territory that is not under signalized traffic control.

CP continues to invest in the communities in which it operates. In 2020, CP donated US$1 million to three organizations in Minneapolis (the head office of our U.S. operation) focused on restoring and rebuilding the community following social unrest. Additionally, CP ran its Holiday Train for the 22nd consecutive year - this year on a virtual only basis due to the pandemic - donating $1.24 million to 201 food banks in communities that ordinarily hosted in-person Holiday Train events.

Governance

CP’s director nominees for 2021 total five women and six men, one of whom is a visible minority. This group also includes CP’s President and CEO, who is a military veteran. Six of our director nominees are Canadian and five are American. The Board continues to focus on diversity, especially with respect to Board renewal. In 2020, we adopted a diversity policy for the Board in tandem with management’s adoption of such a policy. CP established three Diversity and Inclusion councils to ensure CP continues to be representative of visible minorities, women (including 2SLGBTQ+) and persons of Indigenous backgrounds. The Corporate Governance and Nominating Committee of the Board monitors our diversity commitments to assess their effectiveness.

2020 was the first year that CP hosted a virtual annual meeting of shareholders. This past year, the Board held a number of its meetings in a virtual format. The Board conducted in-person meetings only where it was considered safe to do so (while observing physical distancing rules). Directors remained in their respective countries of residence for these meetings and were linked by video conference.

As evidence of CP’s strong commitment to governance, CP ranked second out of 211 companies in the Globe & Mail’s 2020 annual comprehensive ranking of Canada’s corporate boards, known as “Board Games”.

2020 marked a year of extraordinary challenges due to the ongoing pandemic, but the year also demonstrated CP’s resilience in the face of these challenges. The CP family, its customers and supply chain stakeholders rose to the challenge, allowing CP to persevere and prosper. I thank you for your ongoing commitment to CP and look forward to your participation in CP’s virtual shareholder meeting on April 21, 2021. In this proxy circular, you will find important information and instructions about how to participate at the virtual meeting. Every vote matters. Please remember to vote your shares by proxy or online during

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the meeting. If you have questions or require assistance voting, you may contact our strategic shareholder advisor and proxy solicitation agent, Kingsdale Advisors, by calling 1.866.879.7649 (toll free in North America), 416.867.2272 (for collect calls outside North America and for banks, brokers), or by email at contactus@kingsdaleadvisors.com.

Sincerely,

Isabelle Courville

Board Chair

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MESSAGE FROM THE CHAIR OF THE RISK AND SUSTAINABILITY COMMITTEE OF THE BOARD

Fellow Shareholders

Over the past year, as part of our shareholder engagement process, we have heard from a number of you on environmental, social and governance matters. In 2020, we invited 15 of our top shareholders representing 40 percent of our public float to meet to discuss, among other things, ESG issues. Ten of our top shareholders accepted our virtual meeting invitations. Our Board Chair, the head of Investor Relations at CP and I participated in those virtual meetings. Below is a summary of the feedback we received, as well as some ways in which we are responding and some of the steps we had taken in the recent past to address these concerns. We look forward to engaging with you further on these important topics at our annual and special meeting of shareholders.

What we heard	Actions We have Taken	Where to learn more

➢ Enhance Sustainability and Climate Concerns, sustainability management and continue to operate responsibly

✓ Reached out and engaged with 10 of our top shareholders to discuss perspectives on climate change

Shareholders conveyed that CP is making good progress on the topic of sustainability. They appreciate CP’s transparency about our intended next steps, our thoughtful approach and our communication of key milestones and timelines.

page 17

✓ Published a Climate Statement formalizing our ongoing commitment to address climate change through innovation and industry-leading best practices including:

1. Committing to setting out science-based targets to reduce emissions in line with the Paris Agreement;

2. Conducting scenario analysis to understand the full range of possible impacts from climate change related to our business;

3. Conducting an inventory of Scope 3 emissions; and

4. Improved Dow Jones Sustainability Index (DJSI) and CDP submissions page 92

✓ Improved ESG Ratings

✓ Ranked first among North American Class 1 railways and 51 railways assessed worldwide by Sustainalytics.

✓ CDP Ranking for Climate Change 2020 A-

✓ Entered the DJSI North American Index as of November 2020

	✓ Established a Risk & Sustainability Committee of the Board of Directors in 2019	page 92

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What we heard	Actions We have Taken	Where to learn more
	✓ Launched a sustainability focused website sustainability.cpr.ca	page 92

✓ Installation of a solar energy farm at the E. Hunter Harrison Campus, CP’s head offices, in Calgary, Alberta

✓ The installation, to be completed in 2021, will generate a 2,600 tonne reduction in GHG emissions annually, include the installation of electric vehicle charging stations and will reduce our Scope 2 emissions page 93

✓ Initiating a first of its kind hydrogen locomotive pilot to test the feasibility of converting an existing locomotive to be a zero emission hydrogen fuel cell locomotive and operating it in Canadian freight rail service page 93

➢ Continue the Commitment to Safety	✓ Concluding 2020 as the 15th consecutive year with the industry’s lowest train accident rate and having 20 percent of our short-term incentive payment based on achievements of safety related targets	page 92
➢ Continuing to strengthen ongoing Diversity Initiatives

✓Makingstrong new commitments to diversity and inclusion

✓ Management diversity policy in 2020

✓ Board Diversity Policy in 2020

✓ Diverse Board make up of five women and six men, including one man of visible minority status

✓ Diversity and Inclusion council establishment to advance members of visible minorities, women, (including 2SLGBTQ+) and persons of Indigenous groups in management pages 77-79

Over the coming years, CP will continue to enhance its commitment to environmental, social and governance matters. We look forward to engaging with you at our annual meeting.

Yours Sincerely,

Gordon T. Trafton

Chair, Risk and Sustainability Committee

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PROXY HIGHLIGHTS

You are entitled to attend and vote at our 2021 annual and special meeting of shareholders if you held CP common shares at the close of business on February 26, 2021.

To continue to mitigate the risks associated with COVID-19, CP will hold its 2021 annual and special meeting in a virtual format which will be conducted via live webcast online. Shareholders will not be able to attend the meeting in person. Shareholders will, however be able to vote on all business brought before the meeting and submit questions for consideration as they would at an in-person shareholders meeting. Shareholders that usually vote by proxy ahead of the meeting will be able to do so in the usual way.

You will be able to participate in the virtual meeting regardless of where you are located. Registered shareholders and duly appointed proxyholders will be able to participate in the meeting, participate in the question and answer session, and vote, all in real time, provided they follow the instructions in our proxy circular and are connected to the internet during the meeting.

Non-registered (or beneficial) shareholders who have not appointed themselves or another person as their proxyholder will not be able to vote at the meeting, but will be able to participate in the meeting as guests.

In our continuing effort to reduce environmental impacts and improve sustainability, we have adopted the “notice-and-access” procedures permitted under applicable Canadian securities laws. Under the notice-and-access procedures, we can post electronic versions of the proxy circular and meeting materials online. Instructions for accessing these materials online will be mailed to shareholders in a notice. Shareholders can still obtain paper copies of the proxy circular and meeting materials upon request. For additional information, see Delivery of Meeting Materials and Voting Information beginning on page 95.

2021 Meeting details

  When

  Wednesday, April 21, 2021

  9:00 a.m. (Mountain

  Daylight Time)

  Where

  Virtual meeting

  via webcast online at

  https://web.lumiagm.com/

  461821968

  Meeting materials are being
  delivered to shareholders
  under the “notice-and-access”
  provisions of applicable
  Canadian securities laws

Business of the meeting	Voting Recommendation	For more information

1. Receive the audited consolidated financial statements for the year ended December 31, 2020

The audited consolidated financial statements are included in our 2020 annual report, available under our corporate profile on SEDAR (www.sedar.com), EDGAR (www.sec.gov) and on our website (investor.cpr.ca).

page 13
2. Appoint the auditor Deloitte LLP has served as our auditor for more than five years. The Board of Directors (Board) recommends you vote FOR the appointment of Deloitte LLP as our auditor.	FOR	page 13
3. Have a say on executive pay (advisory vote) We continue to engage with investors with respect to our compensation program. The Board recommends you vote FOR our approach to executive compensation.	FOR	page 14

4. Elect directors

You will be electing 11 directors to our Board this year. Each director nominee is qualified, experienced and committed to serving on the Board. The Board recommends you vote FOR each nominee.

	FOR	page 14

5. Vote on special resolution approving the Share Split

To approve a special resolution authorizing an amendment to CP’s restated articles of incorporation to give effect to a five-to-one share split of our common shares. The Board recommends you vote FOR the share split resolution.

	FOR	page 15
6. Consider shareholder proposal set out in Part IX We will vote on a proposal received from one of our shareholders. The Board recommends that you vote FOR the proposal.	FOR	page 107

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Governance highlights

Our directors must have a mix of core skills and experience. Some the key skills our directors possess are below, along with our key governance policies and practices.

industry knowledge	accounting and financial literacy	senior executive leadership and strategic oversight

Board statistics

Average age: 62

Average tenure: 4.7 years

Diversity: 45% women, 55% men, including 9% visible minority

Key governance policies

and practices

•   Code of business ethics

•   Code of ethics for Chief Executive Officer and senior financial officers

•   Business ethics reporting policy

•   Majority voting policy

•   Disclosure and insider trading policy

•   By-Law No. 2 (Advance notice by-law)

•   Board diversity policy

•   Clawback policy

•   Shareholder engagement

•   Board orientation and continuing
education

•  Independent Board assessment process

human resources and executive compensation experience	environmental health and safety experience	risk management

Our 2021 nominated directors

Name	Age	Director since	Position	Independent	Committee memberships	2020 meeting attendance	2020 voting results (in favour)	Other public company boards

John Baird	51	May 2015	Senior Advisor Bennett Jones LLP Former Minister Transport and Infrastructure, Canada	Yes	Corporate Governance and Nominating Risk and Sustainability	100%	99.51%	3
Isabelle Courville	58	May 2013	Chair, CP	Yes	Audit and Finance Corporate Governance and Nominating Management Resources and Compensation Risk and Sustainability	100%	99.63%	2
Keith Creel	52	May 2015	President and CEO CP	No	-	100%	99.92%	-
Jill Denham	60	Sep 2016	Chair of the Board Morneau Shepell Inc.	Yes	Audit and Finance Risk and Sustainability	100%	99.77%	3
Edward Hamberger	70	July 2019	Former President and CEO Association of American Railroads	Yes	Audit and Finance Risk and Sustainability	100%	99.90%	-
Rebecca MacDonald	67	May 2012	Former Executive Chair Just Energy Group Inc.	Yes	Corporate Governance and Nominating (Chair) Management Resources and Compensation	100%	97.98%	-
Edward Monser	70	Dec 2018	Former President and Chief Operating Officer Emerson Electric Co.	Yes	Audit and Finance Management Resources and Compensation	100%	99.88%	2
Matthew Paull	69	Jan 2016	Former Senior Executive Vice President and CFO McDonald’s Corporation	Yes	Management Resources and Compensation (Chair) Risk and Sustainability	100%	99.63%	1
Jane Peverett	62	Dec 2016	Former President and CEO BC Transmission Corporation	Yes	Audit and Finance (Chair) Corporate Governance and Nominating	100%	98.90%	3
Andrea Robertson	57	July 2019	President and CEO Shock Trauma Air Rescue Service	Yes	Corporate Governance and Nominating Management Resources and Compensation	100%	99.89%	-
Gordon Trafton	67	Jan 2017	Former Senior Vice President Canadian National Railway	Yes	Corporate Governance and Nominating Risk and Sustainability (Chair)	100%	96.90%	-

You can read more about each nominated director in the profiles beginning on page 20 and the skills matrix on page 89.

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PROXY CIRCULAR

PROXY HIGHLIGHTS

Compensation highlights

Our executive compensation program is designed with a view to our commitment to align pay with performance, our business strategy and the interests of our shareholders.

performance targets support our strategy	emphasis on financial, safety, operational measures and customer satisfaction	focus on building shareholder value

Key compensation governance policies and practices

•   Pay for performance philosophy

•   Align with shareholder interests

•   Share ownership requirements

•   Performance-based vesting

•   Caps on incentive plan payouts

•   Independent advice from external consultants for the Management Resources and Compensation Committee and management

•   Shareholder engagement program

•   Executive compensation clawback policy

direct link between pay and performance	majority of executive pay is at risk	executives are also CP shareholders

The table below shows how we have aligned our Named Executive Officers’ (NEOs) pay to performance in 2020.

Pay for performance alignment	How we do it
At-risk compensation	88% of CEO target compensation is at-risk 77% average of other NEO target compensation is at-risk
NEOs’ performance assessments and accomplishments	Comprehensive review of NEO accomplishments starting on page 52
Incentive programs are tied to financial, operations and safety results

Explanation of how our above target corporate performance results and relative total shareholder return (TSR) are tied to 2020 annual incentive and 2018 performance share unit (PSU) payouts are on pages 44 and 51

Incentive payouts are formulaically determined	Descriptions of how we determine our short-term and long-term incentive awards are provided on pages 43 and 50

You can read more about executive compensation in the compensation discussion and analysis beginning on page 32.

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Environmental, Social and Governance highlights

listed to the DJSI North America sustainability index in 2020	CP donated over $1 million in 2020 to four North American charities working on the front lines to help people impacted by COVID-19	women represent 45% of CP’s Board of Directors

Key environmental, social and governance policies and practices

•   Introduced or enhanced and updated policies and commitments including:Code of Business Ethics, Human Rights Policy, Environment Policy, Customer Information Protection Policy, Diversity and Inclusion Policy, Information Security Policy, and Supplier Code of Conduct.

•   Released CP’s Climate Change Commitment Statement and conducted a comprehensive scenario analysis to understand the full range of possible impacts to our business.

•   Installation of a solar energy farm at CP’s corporate headquarters in Calgary, expected to generate five megawatts of electricity while avoiding an estimated 2,600 tonnes of carbon emissions annually.

•   Ongoing commitment to reducing operational energy use and emissions has resulted in a 44 percent improvement in locomotive fleet fuel efficiency since 1990 and avoiding 33.5 million metric tonnes of greenhouse gas emissions.

15th consecutive year with the lowest train accident frequency rate among Class 1 Railways in North America	implemented three diversity councils focused on Indigenous, racial and gender diversity	13.8 percent better fuel efficiency than North American 2019 Class 1 railway average

Awards and recognitions for CP’s

social, economic and environmental performance.

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MANAGEMENT PROXY CIRCULAR

You have received this management proxy circular (proxy circular) because you owned common shares of Canadian Pacific Railway Limited (CP) at the close of business on February 26, 2021. You are entitled to participate in our 2021 Annual and Special Meeting of Shareholders (the Meeting) and vote your shares.

Management is soliciting your proxy for the Meeting,

to be held virtually via live webcast online at:

https://web.lumiagm.com/461821968 on Wednesday, April 21, 2021, beginning at 9:00 a.m. (Mountain Daylight Time).

We are soliciting proxies by mail, in person, by phone or by electronic communications and have retained Kingsdale Advisors (Kingsdale) as our strategic shareholder advisor and proxy solicitation agent in Canada and the United States. The fees paid to Kingsdale relating to their proxy solicitation services will be approximately $94,500. We will also reimburse them for disbursements and out-of-pocket expenses. We will also pay $8 for each shareholder call they make or receive and any other fees we agree to. You can find Kingsdale’s contact information inside the back cover of this proxy circular.

Please take some time to read this proxy circular before you decide how to vote your shares.

Our Board of Directors has approved the contents of this proxy circular and has authorized us to send it to you.

Jeffrey Ellis

Corporate Secretary

March 10, 2021

In this document, unless indicated otherwise or the context otherwise requires:

•  “you” and “your” refer to shareholders of Canadian Pacific Railway Limited

•  “we”, “us”, “our”, “CP”, “Company” and “Corporation” refer to Canadian Pacific Railway Limited and, where applicable, its subsidiaries

•  “shares” means common shares of CP

•  “shareholders” means holders of our shares

•  all amounts are in Canadian dollars

•  any 2020 amounts paid in United States dollars (US$) have been converted to Canadian dollars using the Bank of Canada average exchange rate for the year ended December 31, 2020 ($1.3415 = US$1.00)

•  information in this document is as of March 10, 2021 unless otherwise indicated

For more information

You can find more information about CP, including our 2020 annual report, on our website (investor.cpr.ca), on SEDAR (www.sedar.com) and on EDGAR (www.sec.gov).

You can also ask us for a free copy of the annual report by writing to:

Office of the Corporate Secretary

Canadian Pacific

7550 Ogden Dale Road S.E.

Calgary, Alberta T2C 4X9

2021 MANAGEMENT PROXY CIRCULAR  11

About the information in this proxy circular

Note regarding presentation

Our shares are listed for trading on the Toronto Stock Exchange (TSX) and the New York Stock Exchange (NYSE). We are classified as a foreign private issuer pursuant to applicable U.S. securities laws and are therefore exempt from the proxy rules under the U.S. Securities Exchange Act of 1934, as amended (the Exchange Act). This document is prepared in compliance with applicable Canadian securities laws and regulations. Additionally, as a foreign private issuer, we are permitted to follow home country practice instead of certain governance requirements set out in the NYSE rules, provided that we disclose any significant differences between our governance practices and those required by NYSE rules on our website at investor.cpr.ca/governance.

Non-GAAP measures

This proxy circular includes certain measures that do not have a standardized meaning and are not defined by generally accepted accounting principles (GAAP) in the United States and, therefore, may not be comparable to similar measures used by other companies. These non-GAAP measures include adjusted diluted earnings per share (adjusted diluted EPS) and adjusted return on invested capital (adjusted ROIC) included in the compensation discussion and analysis beginning on page 32. You can find more information about non-GAAP measures and the definitions of these measures on page 101.

Forward-looking information

This proxy circular contains certain forward-looking information and forward-looking statements (collectively, “forward-looking information”) within the meaning of applicable securities laws relating to our compensation programs, operations, anticipated financial performance, business prospects, planned capital expenditures and strategies, and board and committee composition and roles, among other things. This forward-looking information also includes, but is not limited to, statements about our expectations, beliefs, plans, goals, objectives, assumptions, information and statements about possible future events, conditions and results of operations or performance. Forward-looking information may contain statements with words such as “anticipate”, “believe”, “expect”, “plan” or similar words suggesting future outcomes.

Forward-looking information is based on current assumptions about our business and our strategy as well as economic, political, regulatory, market and environmental conditions affecting them. Although we believe the assumptions reflected in the forward-looking information presented in this proxy circular are reasonable as of the date hereof, there can be no assurance that they may prove to be correct. You should not put undue reliance on forward-looking information, as it is not a guarantee of future performance. Forward-looking information involves many inherent risks and uncertainties that could cause actual results to differ materially from the forward-looking information. This includes risks such as: changes in business strategies, general North American and global economic, credit and business conditions, changes in the availability and price of commodities, the effects of competition, industry capacity, shifts in demand, changes in laws and regulations, cost increases, claims and litigation, labour disputes, liabilities arising from derailments and the pandemic created by the outbreak of the novel strain of coronavirus (and the disease known as COVID-19), among other things. The foregoing list of risks is not exhaustive.

These and other factors are detailed from time to time in reports we file with securities regulators in Canada and with the U.S. Securities and Exchange Commission (SEC) in the United States. You should refer to Item 1A – Risk Factors and Item 7 – Management’s Discussion and Analysis of Financial Condition and Results of Operations and Forward- Looking Information in our 2020 annual report on Form 10-K and to our risk factor and forward-looking information disclosure in our annual and interim reports filed on SEDAR (www.sedar.com) and EDGAR (www.sec.gov).

Forward-looking information is based on our current expectations, estimates and projections and it is possible we will not achieve these predictions, forecasts, projections and other forms of forward-looking information. We do not publicly update or otherwise revise any forward-looking information, whether as a result of new information, future events or otherwise, unless we are required to by applicable law.

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PART II – BUSINESS OF THE SHAREHOLDER MEETING

You will vote on five items of business at the Meeting (items 2 - 6 below). Except as disclosed in this proxy circular, none of the Company’s directors or officers since the beginning of the last financial year, or the nominated directors or their respective associates or affiliates, have a material interest in any of the items that are being voted on.

1. Receive the financial statements

Our audited consolidated financial statements for the year ended December 31, 2020 and the auditor’s report thereon will be presented at the Meeting.

The audited consolidated financial statements are included in our 2020 annual report which is being distributed to shareholders using the “notice-and-access” procedures under applicable Canadian securities laws. The annual report is available on our website (investor.cpr.ca/financials), on SEDAR (www.sedar.com) and EDGAR (www.sec.gov) or you can ask our Corporate Secretary to send you a copy.

2. Appoint the auditor

You will vote on appointing the auditor. Deloitte LLP (Deloitte) has served as our auditor since 2011 and the Board recommends that Deloitte be reappointed as our auditor until the close of the next annual meeting of shareholders. Deloitte’s audit fees are approved by the Audit and Finance Committee and the Board. All other Deloitte fees are approved by the Audit and Finance Committee. Deloitte’s appointment requires an affirmative vote from shareholders.

About voting You can vote your shares by proxy or online during the Meeting. See page 95 for details about how to vote your shares.

You can vote FOR or WITHHOLD your vote for appoint Deloitte to serve as our auditor.

The table below shows the fees we paid to Deloitte in 2020 and 2019 for audit and non-audit services. Representatives of Deloitte will participate at the Meeting and will have an opportunity to make a statement and respond to any questions from shareholders.

For the year ended December 31	2020	2019
Audit fees for audit of our annual financial statements, reviews of quarterly reports and services relating to statutory and regulatory filings or engagements (including attestation services and audit or interim review of financial statements of certain subsidiaries and certain pension and benefits plans, and advice on accounting and/or disclosure matters)	$3,842,100	$3,576,300
Audit-related fees for services related to the audit but not included in the audit fees above, including securities filings	$269,500	$169,700
Tax fees for services relating to tax compliance, tax planning and tax advice	$5,800	$35,500
All other fees for services provided relating to training programs	$—	$90,500
Total	$4,117,400	$3,872,000

The Board recommends you vote FOR the appointment of Deloitte as our auditor.

You can read more about the Audit and Finance Committee on pages 30 and 82.

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3. Have a say on executive pay

You will have an opportunity to vote on executive pay at CP at the Meeting. As this is an advisory vote, the results are non-binding but will give the Board important feedback on our approach to executive compensation.

Last year, at our 2020 annual meeting, we received a 96.26% vote FOR on our non-binding advisory resolution on executive compensation. The Management Resources and Compensation Committee (Compensation Committee) continues to work hard to make sure our compensation program pays for performance, aligns with sound principles, supports long-term sustainable value, is clear and transparent and aligns with shareholder interests.

You can vote FOR or AGAINST the following non-binding resolution on executive pay at CP as described in this proxy circular:

“RESOLVED, on an advisory basis and not to diminish the role and responsibilities of the Board of Directors, that the shareholders accept the Company’s approach to the compensation of the named executives of Canadian Pacific Railway Limited as disclosed in the Company’s proxy circular (which includes the compensation discussion and analysis, the compensation tables and the discussion accompanying the compensation tables) delivered prior to the 2021 annual and special meeting of shareholders.”

The Board recommends you vote FOR CP’s resolution on executive compensation at CP.

The Board will consider this year’s results, other feedback it receives, as well as best practices in compensation and governance when reviewing our executive compensation in the future.

You can read about executive compensation in the compensation discussion and analysis beginning on page 32.

4. Elect directors

Our governing documents require us to have between five and 20 directors on our Board.

This year the Board has decided that 11 directors should be nominated for election to the Board. Directors are elected for a term of one year until the close of our next annual meeting of shareholders, unless a director resigns or is otherwise removed earlier.

Each nominated director has expressed his or her willingness to serve on our Board. If before the Meeting, however, we learn that a nominee is unable to serve, the people named on your proxy or voting instruction form may be able to use their discretion to vote for another qualified nominee.

You can vote FOR or WITHHOLD your vote for each nominated director.

About majority voting

Our majority voting policy requires a nominee who does not receive at least a majority of for votes to immediately tender their resignation to the Board.

The Board will review the matter and announce their decision to accept or reject the resignation within 90 days of the Meeting and explain the reasons why. The Board will accept the resignation absent exceptional circumstances.

You can read more about the proposed Board and each nominated director beginning on page 20.

The Board recommends you vote FOR each nominated director.

14  CANADIAN PACIFIC

PROXY CIRCULAR PART II – BUSINESS OF THE SHAREHOLDER MEETING

5. Share Split Resolution

At the Meeting, shareholders will be asked to approve a special resolution (Share Split Resolution) authorizing an amendment to the Company’s restated articles of incorporation pursuant to Section 173(1)(h) of the Canada Business Corporations Act to change the number of shares, whether issued or unissued, on a five-for-one basis (Split Ratio), such that, when and if this amendment is given effect, every share will become five shares (Share Split). Only shareholders of record on the effective date of the Share Split, when and if given effect, will be entitled to the shares resulting from the Share Split.

From December 31, 2015 to December 30, 2020, the trading price of the Shares increased from $149.44 to $445.54 and from US$104.17 to US$348.99 on the TSX and the NYSE, respectively. If implemented, the Share Split will increase by 400% the number of shares that are outstanding and is expected to initially reduce the market price per share proportionately to the Split Ratio.

Given the trend of an increasing price per share over time, management and the Board wish to obtain the flexibility to, when the Board advises, effect the Share Split to bring the trading price of the shares into what the Board considers at that time to be a more accessible range for investors, to enhance liquidity and to increase investor interest in the Company and its business.

The Share Split will not change the total market value of the issued and outstanding shares and will not change the total capital represented by the issued and outstanding shares. The Share Split will not change a shareholder’s proportionate ownership in the Company and there will be no change to the interest, rights or privileges of holders of shares. Each share outstanding after the Share Split will be entitled to one vote and will be fully paid and non-assessable. If the Share Split is given effect, there will also be certain proportionate adjustments to outstanding awards under the Company’s share-based incentive plans in order to reflect the Share Split.

Based on the current provisions of the Income Tax Act (Canada) and the regulations in force as of the date of this proxy circular (collectively, the “Tax Act”), all specific proposals to amend the Tax Act which have been publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date of this proxy circular, and our understanding of the current administrative and assessing practices and policies of the Canada Revenue Agency published in writing prior to the date of this proxy circular, a holder of shares will not be considered to have disposed of the shares or to have acquired new shares as a consequence of the Share Split (when and if given effect) and will not realize any taxable gain or loss in respect of the Share Split. The holder’s aggregate cost of the shares immediately after the Share Split will be equal to the holder’s aggregate cost of the shares immediately before the Share Split. The cost to the holder on a per share basis will equal the aggregate cost to the holder of the shares divided by the number of shares held. The above noted information is a summary of certain Canadian federal income tax considerations and should not be considered to be legal or tax advice to any particular holder of shares. Holders of shares are advised to consult with their own tax advisors for advice on the income tax consequences of the Share Split in their particular circumstances, including the application and effect of the income and other tax laws of any applicable country, province, state or local tax authority.

The Share Split is subject to receipt of all required regulatory approvals (including those of the TSX and the NYSE, as applicable) and to the approval of shareholders at the Meeting. If these approvals are received, the Board will be authorized to give effect to the Share Split at a time that the Board determines, if at all. If the Board determines to give effect to the Share Split, shareholders will be notified of the effective date of the Share Split in advance by way of a news release and in such other manner as may be required by applicable laws and the rules of the TSX and the NYSE, as applicable. For greater clarity, even if these approvals are received, the Board may, in its sole discretion, determine not to proceed with the Share Split without further approval from or notice to shareholders.

If the Board determines to give effect to the Share Split, the news release that the Company issues to notify shareholders of the effective date of the Share Split will contain information about the record date and the process for giving effect to the Share Split. If the Board determines to proceed with the Share Split, the Company expects that due bill trading will be required, the details of which will be provided in the news release.

The proposed Share Split on a five-for-one basis may be approved by the affirmative vote of at least two-thirds of the shares present and entitled to vote (meaning that at least two-thirds of the shares represented at the Meeting and entitled to vote must be voted FOR the Share Split Resolution in order for it to be approved).

You may either vote FOR or AGAINST with respect to the proposed Share Split on a five-for-one basis.

2021 MANAGEMENT PROXY CIRCULAR  15

We are asking you to indicate your support for the Share Split as described in this proxy circular and vote FOR the following special resolution at the Meeting:

“RESOLVED, as a special resolution of the shareholders of Canadian Pacific Railway Limited (the “Corporation”), that, subject to regulatory approval:

1.

the Corporation is authorized to amend its restated articles of incorporation pursuant to Section 173(1)(h) of the Canada Business Corporations Act (the “Act”), to change the number of common shares in the capital of the Corporation (“Shares”), whether issued or unissued, on a five-for-one basis, such that, when and if such amendment is given effect, every one existing Share will become five Shares (the “Share Split”);

2.

the directors of the Corporation are authorized, in their discretion, to give effect to the aforesaid amendment to the restated articles of incorporation and effect the Share Split on such date as may be determined by the directors of the Corporation by making such filings under the Act as are required by the Act;

3.

any one director or officer of the Corporation is hereby authorized and directed, for and on behalf of the Corporation, to execute, deliver and file or cause to be executed, delivered and filed, all such documents and instruments as are necessary or advisable to give effect to the Share Split and to perform or cause to be performed all such other acts and things as in such person’s opinion may be necessary or advisable to give full effect to the foregoing resolutions and the matters authorized thereby, such determination to be conclusively evidenced by the execution and delivery of such document, agreement or instrument or doing of any such act or thing; and

4.

the directors of the Corporation, in their sole and complete discretion, may act upon this special resolution to effect the Share Split, or, if deemed appropriate and without any further approval from or notice to the shareholders of the Corporation, may choose not to act upon this resolution notwithstanding shareholder approval of the Share Split and are authorized to revoke this special resolution in their sole discretion at any time prior to effecting the Share Split.”

The Board recommends that you vote FOR the approval of the Share Split Resolution.

6. Shareholder proposal

Consider a shareholder proposal as set out in Part IX.

CP has received a shareholder proposal from one of our largest shareholders, TCI, on the topic of climate change. CP has published the proposal and our response in Part IX of this proxy circular.

The Board recommends that you vote FOR the approval of the shareholder proposal.

As of the date of this proxy circular, management or the Board is not aware of any other items of business that may properly be brought before the Meeting.

  Shareholder proposals

  If you want to submit a shareholder proposal for our 2022 annual meeting, it must be mailed to the Office of the Corporate
  Secretary, Canadian Pacific, 7550 Ogden Dale Road S.E., Calgary, Alberta T2C 4X9, with a copy via email at
  shareholder@cpr.ca.

  The proposal must be submitted by no later than December 10, 2021. Note that under the Canada Business Corporations Act
  (CBCA), submitting a shareholder proposal does not guarantee that it will be included in the proxy materials.

16  CANADIAN PACIFIC

PROXY CIRCULAR PART II – BUSINESS OF THE SHAREHOLDER MEETING

Communications and engagement

The Board believes in the importance of having regular and constructive communication with shareholders and other stakeholders to create an open, candid and productive dialogue.

The Board communicates information about the Board, individual directors, executive compensation, our ESG initiatives and practices including our corporate governance practices through our annual proxy circular. Shareholders can also contact the Board directly with any questions or concerns. Letters or emails should be marked confidential and addressed to the Chair of the Board at the following address:

Chair of the Board

c/o Office of the Corporate Secretary

Canadian Pacific

7550 Ogden Dale Road S.E. Calgary, Alberta T2C 4X9

Active shareholder engagement program

Since 2016, members of the Board have actively engaged with shareholders and advocacy groups throughout the year. The meetings may cover a wide range of topics including executive compensation, Board composition and diversity, sustainability (including ESG initiatives), executive retention and succession planning.

Or send an email to: shareholder@cpr.ca or ocs@cpr.ca

You can communicate with the Chair of the Board anonymously, but we encourage you to identify yourself so we can acknowledge your communication.

The Board’s approach to shareholder engagement is summarized in the diagram below.

In 2020 CP invited our top institutional shareholders to participate in virtual meetings to solicit their views on CP’s approach to topics of interest including climate change and sustainability reporting. Invitations to engage were sent to shareholders collectively representing approximately 40 percent of CP’s public float.

The virtual meetings were conducted via Zoom and were attended by CP’s Chair of the Board, the Chair of the Risk and Sustainability Committee and a representative from CP’s Investor Relations department. The discussions focused on CP’s commitment to ESG practices, recent improvements to sustainability reporting and the shareholder proposal.

2021 MANAGEMENT PROXY CIRCULAR  17

ABOUT THE NOMINATED DIRECTORS

The Board is elected by shareholders to oversee management and act in the best interest of the Company.

Key to proper stewardship is assembling a Board that is qualified, experienced, diverse and operates independently of management.

Independence

Ten of the 11 nominated directors, including the Chair of the Board and all committee members, are independent. Mr. Creel is not independent because he is CP’s President and Chief Executive Officer.

Qualified and experienced

Our directors must have a mix of core skills and experience. Our director nominees have skills in the following areas:

industry knowledge	accounting and financial literacy	senior executive leadership and strategic oversight

human resources & executive compensation	environment, health & safety	risk management

For our detailed list of each director’s skills and qualifications and to learn more about their individual skills, see the skills matrix on page 89.

Diversity

The Governance Committee considers highly qualified candidates to be directors based on a balance of skills, background, experience and knowledge. The Committee also considers other factors such as age, gender, geographical representation from the regions in which we operate, cultural heritage (including Indigenous peoples and members of visible minorities) and different abilities (including persons with disabilities) of director candidates.

The director nominees have an average age of 62 years and an average tenure of 4.7 years. Five of the 11 nominees (45%) are women. The Chair of the Board is a woman and at the end of 2020, half of our Board committees were chaired by women. In addition, one of our directors is a visible minority making the majority of the Board members of designated groups as defined in the Employment Equity Act (Canada).

For more information about Board diversity, see page 77. A copy of our new Board of Directors Diversity Policy can be found at investor.cpr.ca/governance.

18  CANADIAN PACIFIC

PROXY CIRCULAR

ABOUT THE NOMINATED DIRECTORS

Serving on other Boards

Canadian Pacific Railway Company is our principal operating entity in Canada and it directly or indirectly owns all of the voting shares of our other subsidiaries. Our directors serve as directors of Canadian Pacific Railway Limited and Canadian Pacific Railway Company and the two Boards meet concurrently. Canadian Pacific Railway Company is a reporting issuer in Canada because of its outstanding public debt securities.

None of the nominated directors serve on more than three other public company boards (see page 80 for more information about serving on other boards).

Meeting attendance

We expect directors to attend, in person, via telephone or video conference, all Board meetings and all of their committee meetings.

Meeting materials are provided to directors in advance. If a director cannot attend a meeting, he or she can provide their comments to the Chair of the Board, committee chair or the Corporate Secretary beforehand and that person will ensure the comments and views are considered at the meeting.

2020 attendance

Nominee directors attended 100 percent of their Board meetings in 2020 and 100 percent of their Committee meetings. The independent directors also met in camera without management present at each Board, Audit and Finance Committee and Compensation Committee meeting. Other committees also convened in camera from time to time.

2021 MANAGEMENT PROXY CIRCULAR  19

Director profiles

All 11 nominated directors are qualified and experienced, and have agreed to serve on our Board.

Share Ownership

All directors are CP shareholders and must meet our director share ownership requirements within five years of joining the Board.

Share ownership listed here is as at February 26, 2021 and includes shares directors beneficially own or control, or hold directly or indirectly. Share ownership includes holdings under the Directors’ Deferred Share Unit (DDSU) plan.

See page 87 for full details on share ownership by our directors.

100% Attendance during 2020

The 2021 nominee directors attended all of their

Board and Committee meetings in 2020.

Professional Associations

All of the 2021 nominee directors are members of the Institute of Corporate Directors (ICD).

Isabelle Courville Chair
Independent Age: 58 Director since: May 1, 2013 Residence: Rosemère, Québec, Canada 2020 voting results: 99.63% for

DIRECTOR SKILLS AND QUALIFICATIONS

Brings expertise in the following areas: senior executive leadership, accounting & financial literacy, accounting & financial expertise, environment, health & safety, executive compensation/human resources, transportation industry knowledge, governance, government/regulatory affairs and legal, risk management, sales & marketing and strategic oversight.

OVERALL 2020 ATTENDANCE		100%

Meeting Attendance

Board	9 of 9	100%
Audit and Finance	5 of 5	100%
Governance	5 of 5	100%
Compensation	6 of 6	100%
Risk and Sustainability	4 of 4	100%

BUSINESS EXPERIENCE

•	President of Hydro-Québec Distribution and Hydro-Québec TransÉnergie (2007 to 2013)
•	20 years of experience in the Canadian telecommunications industry, including President of Bell Canada’s Enterprise Group (2003 to 2006) and President and Chief Executive Officer of Bell Nordiq Group (2002 to 2003)

CURRENT PUBLIC COMPANY BOARD EXPERIENCE

•	SNC-Lavalin Group Inc. (2017 to present) (Chair of Human Resources Committee and member of Governance and Ethics Committee)
•	Veolia Environnement S.A. (2015 to present) (member of Accounts and Audit Committee, Nominating Committee and Chair Research, Innovation and Sustainable Development Committee)

PAST PUBLIC COMPANY BOARD EXPERIENCE

•	Laurentian Bank of Canada (2007 to 2019) (Chair of the Board and member of Human Resources and Corporate Governance Committee)
•	Gecina S.A. (2016 to April 2017) (member of Audit Committee)
•	TVA Group (2013 to 2016) (member of Human Resources Committee)

OTHER EXPERIENCE

Other Boards - Current

•	Institute for Governance of Private and Public Organizations (IGOPP) (2016 to present) (member of Human Resources Committee)

Other Boards - Past

•	Institute of Corporate Directors (ICD) (2013 to 2017)

EDUCATION

•	Bachelor’s degree in Engineering Physics, École Polytechnique de Montréal
•	Bachelor’s degree in Civil Law, McGill University
•	Doctorate Honoris Causa, Université de Montréal
•	Fellow of the Institute of Corporate Directors

SHARE OWNERSHIP

Shares: 900

DDSUs: 10,158

Meets share ownership requirements

20  CANADIAN PACIFIC

PROXY CIRCULAR

ABOUT THE NOMINATED DIRECTORS

The Hon. John Baird, P.C.
Independent Age: 51 Director since: May 14, 2015 Residence: Toronto, Ontario, Canada 2020 voting results: 99.51% for

DIRECTOR SKILLS AND QUALIFICATIONS

Brings expertise in the following areas: senior executive leadership, accounting & financial literacy, environment, health & safety, transportation industry knowledge, governance, government/regulatory affairs and legal, risk management and strategic oversight.

OVERALL 2020 ATTENDANCE		100%

Meeting Attendance

Board	9 of 9	100%
Governance	5 of 5	100%
Risk and Sustainability	4 of 4	100%

BUSINESS EXPERIENCE

•	Senior Advisor at the law firm of Bennett Jones LLP and Eurasia Group (a geopolitical risk consultancy) (2015 to present)
•	Member of the International Advisory Board, Barrick Gold Corporation (2015 to present)
•	President of Grantham Finchley Consulting Inc. (2015 to present)

CURRENT PUBLIC COMPANY BOARD EXPERIENCE

•	Canfor/Canfor Pulp (CPPI) (2016 to present) (member of Environmental, Health and Safety Committee; Capital Expenditure Committee and Corporate Governance Committee)
•	Osisko Gold Royalties Ltd. (2020 to present) (member of Governance and Nomination Committee and Sustainability Committee)

OTHER EXPERIENCE

Other Boards - Current

•	FWD Group Ltd./FWD Ltd. (2015 to present) (member of Audit Committee and Risk Management and Actuarial Committee)
•	PineBridge Investments (2015 to present)

Other experience

•	Served as Canadian Foreign Minister, Minister of Transport and Infrastructure, Minister of the Environment, and President of the Treasury Board during his three terms as a Member of the Canadian Parliament (2006 to 2015)
•	Appointed to the Privy Council in 2006
•	Former Minister of Community and Social Services and Minister of Energy in Ontario provincial legislature
•	Senior Advisor to Community Living Ontario, an organization that supports individuals with developmental disabilities
•	Advisory Board member to Prince’s Charities Canada, the charitable office of His Royal Highness, The Prince of Wales

EDUCATION

•	Honours Bachelor of Arts (Political Studies), Queen’s University

SHARE OWNERSHIP

Shares: 0

DDSUs: 6,112

Meets share ownership requirements

Keith E. Creel
Not Independent Age: 52 Director since: May 14, 2015 Residence: Wellington, Florida, U.S.A. 2020 voting results: 99.92% for

DIRECTOR SKILLS AND QUALIFICATIONS

President and Chief Executive Officer of CP since January 31, 2017. Brings expertise in the following areas: senior executive leadership, accounting & financial literacy, environment, health & safety, executive compensation/human resources, transportation industry knowledge, governance, government/regulatory affairs and legal, risk management, sales & marketing and strategic oversight.

OVERALL 2020 ATTENDANCE		100%

Meeting Attendance

Board	9 of 9	100%

BUSINESS EXPERIENCE

•	President and Chief Executive Officer of CP (2017 to present)
•	President and Chief Operating Officer of CP (February 2013 to January 2017)
•	Named “Railroader of the Year” for 2021 by Railway Age Magazine
•	Named “Railroad Innovator” for 2014 by Progressive Railroading in recognition of his leadership at CP
•	Executive Vice-President and Chief Operating Officer of Canadian National Railway Company (CN) (2010 to 2013)
•	Other positions at CN included Executive Vice-President, Operations, Senior Vice-President Eastern Region, Senior Vice-President Western Region, and Vice-President of CN’s Prairie division (2002 to 2010)
•	Trainmaster and director of corridor operations at Illinois Central Railway prior to its merger with CN in 1999
•	Superintendent and general manager at Grand Trunk Western Railroad (1999 to 2002)
•	Began his railroad career in 1992 as an intermodal ramp manager at Burlington Northern Railway in Birmingham, Alabama

OTHER EXPERIENCE

Other Boards - Current

•	Member of the Board of TTX Company (a private company) (2014 to present)
•	Representative on American Association of Railroads

Other experience

•	Commissioned officer in the U.S. Army and served in the Persian Gulf War in Saudi Arabia

EDUCATION

•	Bachelor of Science in Marketing, Jacksonville State University
•	Advanced Management Program, Harvard Business School

SHARE OWNERSHIP

Shares: 18,436

DSUs: 32,223

Options: 549,759

Meets executive share ownership requirements (see page 35)

2021 MANAGEMENT PROXY CIRCULAR  21

Gillian (Jill) H. Denham
Independent Age: 60 Director since: September 6, 2016 Residence: Toronto, Ontario, Canada 2020 voting results: 99.77% for

DIRECTOR SKILLS AND QUALIFICATIONS

Brings expertise in the following areas: senior executive leadership, accounting & financial literacy, executive compensation/human resources, investment management, governance, government/regulatory affairs and legal, risk management, sales & marketing and strategic oversight.

OVERALL 2020 ATTENDANCE		100%

Meeting Attendance

Board	9 of 9	100%
Audit and Finance	5 of 5	100%
Risk and Sustainability	4 of 4	100%

BUSINESS EXPERIENCE

•	President, Authentum Partners Ltd., a company that invests in and advises technology related businesses (2018 to present)
•	Vice-Chair, Retail Markets for Canadian Imperial Bank of Commerce (CIBC) (2001 to 2005)
•	Previously held senior positions at CIBC Wood Gundy and CIBC, including: Managing Director, Head of Commercial Banking and E-Commerce
•	President of Merchant Banking/Private Equity and Managing Director, Head responsible for CIBC’s European Operations

CURRENT PUBLIC COMPANY BOARD EXPERIENCE

•	Morneau Shepell Inc. (2008 to present) (Chair of the Board)
•	Kinaxis Inc. (2016 to present) (Chair of Compensation Committee and member of the Audit Committee and Nominating and Governance Committee)
•	Canaccord Genuity, Lead Director (2020 to present)

PAST PUBLIC COMPANY BOARD EXPERIENCE

•	National Bank of Canada (2010 to 2020)
•	IHS Markit Ltd. (2014 to 2016)
•	Penn West Petroleum Ltd. (2012 to 2016)
•	Calloway Real Estate Investment Trust (2011 to 2012)

OTHER EXPERIENCE

Other Boards - Current

•	Munich Reinsurance Company of Canada (Chair) (2012 to present)
•	Temple Insurance Company (Chair) (2012 to present)
•	Exiger Holdings, Inc. (2018 to present)

Other Boards - Past

•	Centre for Addiction and Mental Health (CAMH) (2015 to 2019)

EDUCATION

•	Honours Business Administration (HBA) degree, Ivey Business School, Western University
•	MBA, Harvard Business School

SHARE OWNERSHIP

Shares: 0

DDSUs: 4,306

Meets share ownership requirements

Edward R. Hamberger
Independent Age: 70 Director since: July 15, 2019 Residence: Delray Beach, Florida, U.S.A. 2020 voting results: 99.90% for

DIRECTOR SKILLS AND QUALIFICATIONS

Brings expertise in the following areas: senior executive leadership, accounting & financial literacy, environment, health & safety, transportation industry knowledge, governance, government/regulatory affairs and legal, risk management, sales & marketing and strategic oversight.

OVERALL 2020 ATTENDANCE		100%

Meeting Attendance

Board	9 of 9	100%
Audit and Finance	5 of 5	100%
Risk and Sustainability	4 of 4	100%

BUSINESS EXPERIENCE

•	President and Chief Executive Officer, Association of American Railroads (1998 to 2019)
•	Served as Assistant Secretary for governmental affairs at the U.S. Department of Transportation (1987 to 1989)

OTHER EXPERIENCE

Other Boards - Current

•	Transportation Institute, University of Denver (2002 to present)

Other Boards - Past

•	Business Advisory Committee, Kellogg School of Management, Northwestern University (2000 to 2019)
•	TTCI (Chair of the Board) (1998 to 2019)
•	Railinc Corporation (1998 to 2019)
•	Mineta Transportation Institute, San Jose State University (2005 to 2019)
•	Baker Donelson, Management Committee (1989 to 1998)

EDUCATION

•	Juris Doctor, Georgetown University
•	Master of Science, Foreign Service, Georgetown University
•	Bachelor of Science, Foreign Service, Georgetown University

SHARE OWNERSHIP

Shares: 0

DDSUs: 1,149

Has until July 2024 to meet share ownership requirements

22  CANADIAN PACIFIC

PROXY CIRCULAR

ABOUT THE NOMINATED DIRECTORS

Rebecca MacDonald
Independent Age: 67 Director since: May 17, 2012 Residence: North York, Ontario, Canada 2020 voting results: 97.98% for

DIRECTOR SKILLS AND QUALIFICATIONS

Brings expertise in the following areas: senior executive leadership, accounting & financial literacy, executive compensation/human resources, investment management, governance, risk management, sales & marketing and strategic oversight.

OVERALL 2020 ATTENDANCE		100%

Meeting Attendance

Board	9 of 9	100%
Compensation	6 of 6	100%
Governance (Chair)	5 of 5	100%

BUSINESS EXPERIENCE

•	Founder and former Executive Chair of Just Energy Group Inc., a Toronto-based independent marketer of deregulated gas and electricity (2001 to August 1, 2020)
•	President and Chief Executive Officer of Just Energy (2001 to 2007)
•	Founded Energy Savings Income Fund in 1997, another company which aggregated customers in the deregulation of the U.K. natural gas industry
•	Founded Energy Marketing Inc. in 1989

PAST PUBLIC COMPANY BOARD EXPERIENCE

•	Just Energy Group Inc. (2001 to August 1, 2020) (Executive Chair 2007 to August 1, 2020)

OTHER EXPERIENCE

Other Boards - Current

•	Horatio Alger Association in Canada and the United States

Other experience

•	Founded the Rebecca MacDonald Centre for Arthritis and Autoimmune Disease at Mount Sinai Hospital in Toronto
•	Previously Vice-Chair of the Board of Directors of Mount Sinai Hospital
•	Previously a member of the Board of Governors of the Royal Ontario Museum

EDUCATION

•	Honorary LLD degree, University of Victoria

SHARE OWNERSHIP

Shares: 0

DDSUs: 12,725

Meets share ownership requirements

Edward L. Monser
Independent Age: 70 Director since: December 17, 2018 Residence: St. Louis, Missouri, U.S.A. 2020 voting results: 99.88% for

DIRECTOR SKILLS AND QUALIFICATIONS

Brings expertise in the following areas: senior executive leadership, accounting & financial literacy, accounting & financial expertise, environment, health & safety, executive compensation/human resources, transportation industry knowledge, governance, risk management, sales & marketing and strategic oversight.

OVERALL 2020 ATTENDANCE		100%

Meeting Attendance

Board	9 of 9	100%
Audit and Finance	5 of 5	100%
Compensation	6 of 6	100%

BUSINESS EXPERIENCE

•	President (2010-2018) and Chief Operating Officer (2001-2015) of Emerson Electric Co.
•	President (1996-2001) and Executive Vice President (1991-1996) of Rosemount Inc.
•	Former Member of the Advisory Economic Development Board for China’s Guangdong Province
•	Former Member and Vice-Chairman of the U.S.-India Strategic Partnership Forum

CURRENT PUBLIC COMPANY BOARD EXPERIENCE

•	Air Products & Chemicals Corporation, Lead Director (2013 to present) (Member of Management Development and Compensation Committee and Corporate Governance and Nominating Committee)
•	Vertiv Holdings Co. (2016 to present) (Member of Audit Committee and Nominating and Corporate Governance Committee)

OTHER EXPERIENCE

Other Boards - Current

•	Seyer Industries (2019 to present)

Other Boards - Past

•	Ranken Technical College

Other experience

•	Past board member and past vice-chairman of the U.S.-China Business Council

EDUCATION

•	Bachelor’s degree, Engineering, Illinois Institute of Technology
•	Bachelor’s degree, Education, Eastern Michigan University
•	Executive MBA, Stanford University Graduate School of Business

SHARE OWNERSHIP

Shares: 0

DDSUs: 1,696

Has until December 2023 to meet the share ownership requirements

2021 MANAGEMENT PROXY CIRCULAR  23

Matthew H. Paull
Independent Age: 69 Director since: January 26, 2016 Residence: Wilmette, Illinois, U.S.A. 2020 voting results: 99.63% for

DIRECTOR SKILLS AND QUALIFICATIONS

Brings expertise in the following areas: senior executive leadership, accounting & financial literacy, accounting and financial expertise, executive compensation/human resources, investment management, governance, government/regulatory affairs and legal, risk management and strategic oversight.

OVERALL 2020 ATTENDANCE		100%

Meeting Attendance

Board	9 of 9	100%
Compensation (Chair)	6 of 6	100%
Risk and Sustainability	4 of 4	100%

BUSINESS EXPERIENCE

•	Senior Executive Vice-President and Chief Financial Officer of McDonald’s Corporation (2001 until his retirement in 2008)
•	Before joining McDonald’s in 1993, was a partner at Ernst & Young where he managed a variety of financial practices during his 18-year career and consulted with many leading multinational corporations

CURRENT PUBLIC COMPANY BOARD EXPERIENCE

•	Air Products & Chemicals Corporation (2013 to present) (Chair of Audit and Finance Committee and member of Corporate Governance and Nominating Committee and Executive Committee)

PAST PUBLIC COMPANY BOARD EXPERIENCE

•	Chipotle Mexican Grill Inc. (2016 to 2020) (member of Compensation Committee)
•	Best Buy Co. (2003 to 2013) (Lead independent director and chair of Finance Committee)
•	WMS Industries Inc. (2012 to 2013)
•	KapStone Paper and Packaging Corporation (2010 to 2018)

OTHER EXPERIENCE

Other Boards - Current

•	Pershing Square Capital Management, L.P. (2008 to present) (member of Advisory Board)

EDUCATION

•	Master’s degree in Accounting, University of Illinois
•	Bachelor’s degree, University of Illinois

SHARE OWNERSHIP

Shares: 3,000

DDSUs: 6,645

Meets share ownership requirements

Jane L. Peverett
Independent Age: 62 Director since: December 13, 2016 Residence: West Vancouver, British Columbia, Canada 2020 voting results: 98.90% for

DIRECTOR SKILLS AND QUALIFICATIONS

Brings expertise in the following areas: senior executive leadership, accounting & financial literacy, accounting & financial expertise, environment, health & safety, executive compensation/human resources, governance, government/regulatory affairs and legal, risk management and strategic oversight.

OVERALL 2020 ATTENDANCE		100%

Meeting Attendance

Board	9 of 9	100%
Audit and Finance (Chair)	5 of 5	100%
Governance	5 of 5	100%

BUSINESS EXPERIENCE

•	President & Chief Executive Officer of BC Transmission Corporation (electrical transmission) (2005 to 2009)
•	Vice-President, Corporate Services and Chief Financial Officer of BC Transmission Corporation (2003 to 2005)
•	President of Union Gas Limited (a natural gas storage, transmission and distribution company) (2002 to 2003)
•	Other positions at Union Gas Limited: President & Chief Executive Officer (2001 to 2002); Senior Vice-President Sales & Marketing (2000 to 2001) and Chief Financial Officer (1999 to 2000)

CURRENT PUBLIC COMPANY BOARD EXPERIENCE

•	CIBC (2009 to present) (Member of Audit Committee and Corporate Governance Committee)
•	Northwest Natural Gas Company (2007 to present) (Chair of Finance Committee and member of Organization and Executive Compensation Committee and Public Affairs and Environmental Policy Committee)
•	Capital Power Corporation (2019 to present) (Member of Corporate Governance, Compensation and Nominating Committee and Health, Safety and Environment Committee)

PAST PUBLIC COMPANY BOARD EXPERIENCE

•	Encana Corp. (2003 to 2017)
•	Postmedia Network Canada Corp. (2013 to 2016)
•	HydroOne Limited (2015 to 2018)

OTHER EXPERIENCE

Other Boards - Current

•	CSA Group (2019 to present) (Chair of the Board)
•	British Columbia Institute of Corporate Directors Advisory Board

EDUCATION

•	Bachelor of Commerce degree, McMaster University
•	Master of Business Administration degree, Queen’s University
•	Certified Management Accountant
•	A Fellow of the Society of Management Accountants
•	Holds the ICD.D designation from the Institute of Corporate Directors

SHARE OWNERSHIP

Shares: 0

DDSUs: 4,473

Meets share ownership requirements

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ABOUT THE NOMINATED DIRECTORS

Andrea Robertson
Independent Age: 57 Director since: July 15, 2019 Residence: Calgary, Alberta, Canada 2020 voting results: 99.89% for

DIRECTOR SKILLS AND QUALIFICATIONS

Brings expertise in the following areas: senior executive leadership, accounting & financial literacy, environment, health & safety, executive compensation/human resources, transportation industry knowledge, governance, government/regulatory affairs and legal, risk management and strategic oversight.

OVERALL 2020 ATTENDANCE		100%

Meeting Attendance

Board	9 of 9	100%
Governance	5 of 5	100%
Compensation	6 of 6	100%

BUSINESS EXPERIENCE

•	President & Chief Executive Officer, Shock Trauma Air Rescue Service (STARS) (2012 to present)
•	President & Chief Operating Officer, STARS (2011 to 2012)

OTHER EXPERIENCE

Other Boards - Current

•	The Calgary Airport Authority (2017 to present)

Other Boards - Past

•	Bow Valley College (2015 to 2018)
•	United Way (2007 to 2013)

EDUCATION

•	Executive Leadership, Harvard University
•	ICD.D Rotman School of Business
•	Masters in Health-Care Administration, Central Michigan University
•	Baccalaureate of Nursing, University of Calgary
•	Executive Fellowship, Wharton University

SHARE OWNERSHIP

Shares: 0

DDSUs: 1,145

Has until July 2024 to meet share ownership requirements

Gordon T. Trafton
Independent Age: 67 Director since: January 1, 2017 Residence: Naperville, Illinois, U.S.A. 2020 voting results: 96.90% for

DIRECTOR SKILLS AND QUALIFICATIONS

Brings expertise in the following areas: senior executive leadership, accounting & financial literacy, environment, health & safety, executive compensation/human resources, transportation industry knowledge, governance, government/regulatory affairs and legal, risk management, sales & marketing and strategic oversight.

OVERALL 2020 ATTENDANCE		100%

Meeting Attendance

Board	9 of 9	100%
Governance	5 of 5	100%
Risk and Sustainability (Chair)	4 of 4	100%

BUSINESS EXPERIENCE

•	Consultant, Brigadier Consulting (2014 to 2015)
•	Consultant, CP (2013)
•	Special Advisor to the Canadian National Railway (CN) leadership team (2009 to his retirement in 2010)
•	Senior Vice-President Strategic Acquisitions and Integration, CN (2009 to 2010)
•	Senior Vice-President, Southern Region, CN (2003 to 2009)
•	Held a number of leadership positions with Illinois Central Railroad and Burlington Northern Railroad

OTHER EXPERIENCE

Other Boards - Current

•	Leeds School of Business Advisory Board, University of Colorado Boulder (2012 to present)
•	Sacred Cow Consulting, Inc., Advisory Board (2020 to present)

EDUCATION

•	Bachelor of Science, Transportation Management from the Leeds School of Business, University of Colorado Boulder

SHARE OWNERSHIP

Shares: 0

DDSUs: 4,431

Meets share ownership requirements

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Notes:

Other than as disclosed below, none of the nominated directors is, or has been in the last 10 years:

(a)	a director, chief executive officer or chief financial officer of a company that:

•

was subject to a cease trade or similar order or an order that denied the issuer access to any exemptions under securities legislation for over 30 consecutive days, that was issued while the proposed director was acting in that capacity, or

•

was subject to a cease trade or similar order or an order that denied the issuer access to an exemption under securities legislation for over 30 consecutive days, that was issued after the proposed director ceased to be a director, chief executive officer or chief financial officer and which resulted from an event that occurred while that person was acting in that capacity

(b)

a director or executive officer of a company that, while that proposed director was acting in that capacity, or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets,

(c)

become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold their assets, or

(d)

subject to any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement agreement with a securities commission.

Ms. Denham served as a director of Penn West Petroleum Ltd. (now Obsidian Energy Ltd.) from June 2012 to June 2016, which was subject to cease trade orders on its securities following the July 2014 announcement of the review of its accounting practices and restatement of certain of its financial statements. Those cease trade orders ended on September 23, 2014.

Ms. Peverett was a director of Postmedia Network Canada Corp. (Postmedia) from April 2013 to January 2016. On October 5, 2016, Postmedia completed a recapitalization transaction under a court-approved plan of arrangement under the CBCA. Approximately US$268.6 million of debt was exchanged for shares that represented approximately 98% of the outstanding shares of Postmedia at that time. Postmedia repaid, extended and amended the terms of its outstanding debt obligations.

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ABOUT THE NOMINATED DIRECTORS

2020 Director Compensation

The Governance Committee reviews director compensation every two to three years based on the directors’ responsibilities, time commitment and the compensation provided by comparable companies. Each director is paid an annual retainer of US$200,000. Committee chairs receive an additional US$30,000 per year and the Board Chair receives an annual retainer of US$395,000. No changes were made to the director compensation program in 2020.

We paid directors a total of approximately $3,125,160 in 2020 as detailed in the table below. Directors receive a flat fee retainer to cover their ongoing oversight and responsibilities throughout the year and their attendance at Board and committee meetings.

Directors receive 100 percent of their annual retainer in director deferred share units (DDSUs) until they have met their share ownership requirements. After that, directors are required to receive at least 50 percent of their compensation in DDSUs. The total represents the approximate dollar value of DDSUs credited to each director’s DDSU account in 2020, based on the closing fair market value of our shares on the grant date plus the cash portion paid if a director elected to receive a portion of compensation in cash.

Mr. Creel does not receive director compensation because he is compensated in his role as President and CEO (see pages 52 and 61 for details).

Name	Share-based awards(1)(3) ($)	All other compensation(2)(3) ($)	Total ($)
John Baird	269,430	1,000	270,430
Isabelle Courville	532,124	1,000	533,124
Jill Denham	269,430	1,000	270,430
Edward Hamberger	268,300	1,342	269,642
Rebecca MacDonald	309,844	1,000	310,844
Edward Monser	268,300	1,342	269,642
Matthew Paull	308,545	1,342	309,887
Jane Peverett	309,844	1,000	310,844
Andrea Robertson	269,430	1,000	270,430
Gordon Trafton	308,545	1,342	309,887

(1)

The value of the share-based awards has been calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (FASB ASC 718) using the grant date fair value, which is prescribed by the DDSU Plan.

(2)

Each director was provided with a $1,000 donation, in local currency, to the charity of their choice in December 2020 in gratitude for their year of service. This amount appears under All other compensation.

(3)

All directors were paid in U.S. dollars and the value of their share-based awards, and cash and other payments, as applicable, have been converted to Canadian dollars using the 2020 average exchange rate of $1.3415.

You can read more about our director compensation program beginning on page 83.

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Incentive plan awards

Outstanding share-based awards and option-based awards

The table below shows all vested and unvested equity incentive awards that are outstanding as of December 31, 2020.

On July 21, 2003, the Board suspended any additional grants of options under the director stock option plan and there are no outstanding options under that plan.

Non-employee directors are not granted stock options under the stock option plan.

	Share-based awards
Name	Number of shares or units of shares that have not vested (#)	Market or payout value of share-based awards that have not vested ($)	Market or payout value of vested share-based awards not paid out or distributed ($)(1)
John Baird	-	-	2,692,891
Isabelle Courville	-	-	4,475,348
Jill Denham	-	-	1,897,254
Edward Hamberger	-	-	506,292
Rebecca MacDonald	-	-	5,606,547
Edward Monser	-	-	746,858
Matthew Paull	-	-	2,926,961
Jane Peverett	-	-	1,970,990
Andrea Robertson	-	-	504,669
Gordon Trafton	-	-	1,951,896

(1)

Calculated based on the closing price of our shares on December 31, 2020 on the TSX ($441.53), in the case of directors resident in Canada, and on the NYSE (US$346.69) which was converted to Canadian dollars using the year-end exchange rate of $1.2732, in the case of the directors resident in the U.S.

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ABOUT THE NOMINATED DIRECTORS

Board and Committee reports overview

The Board has four standing committees to assist it in fulfilling its duties and responsibilities:

• Audit and Finance Committee

• Corporate Governance and Nominating Committee (Governance Committee)

• Management Resources and Compensation Committee (Compensation Committee)

• Risk and Sustainability Committee

Each committee has terms of reference approved by the Board that set out the committee’s responsibilities. Each committee is satisfied that it has fulfilled all of its responsibilities in 2020.

Independence

Each committee is made up solely of independent directors, according to the independence criteria of the NYSE corporate governance rules and applicable Canadian securities laws.

Meeting in camera

Each committee has the opportunity to meet in camera, without management present. In camera sessions are required at the end of each meeting of the Audit and Finance Committee, the Compensation Committee and the Board.

You can read about each director in the profiles beginning on page 20. Copies of the terms of reference for the Board and committees are available on our website (investor.cpr.ca/governance).

Board of Directors 2020

• Our Board of directors approved all quarterly results (as recommended by the Audit and Finance Committee) and our annual results.

• The Board also approved our 2020 operating and capital budget and multi-year plan.

• In addition, the Board approved our significant capital projects as well as the acquisition of the Detroit River Tunnel Partnership.

• The Board recommended an increase to our dividend from 0.83 per share to 0.95 per share.

•  The Board reviewed our response to the COVID-19 pandemic.

Corporate Governance and Nominating Committee

Responsible for monitoring and assessing the functioning of the Board and committees and for developing and implementing good corporate governance practices, identifying qualified director candidates and recommending director nominees for election to the Board. Also has oversight responsibility in respect of major issues of public policy relevant to our business.

MEMBERS

Rebecca MacDonald (Chair)

John Baird

Isabelle Courville

Jane Peverett

Andrea Robertson

Gordon Trafton

2020 HIGHLIGHTS

Five (5) meetings in 2020

Corporate governance

•	Reviewed and updated our corporate governance principles and guidelines
•	Reviewed and recommended that the Board approve changes to our code of business ethics
•	Reviewed and updated the terms of reference for the Board and committees
•	Reviewed and confirmed the position descriptions for the Board Chair, CEO and committee chairs
•	Starting in 2021, will review bi-annual updates on Diversity and Inclusion from management

Board performance

•	Set Board goals for 2020 relating to strategic planning, Board succession, shareholder engagement, director education and mentorship
•	Engaged external consultant to evaluate the performance of the Board and directors
•	Engaged in a peer review process as part of the director evaluation process

Board composition

•	Reviewed the director skills matrix to make sure that the current directors have the integrity, skills and experience to meet the Board’s needs
•	Updated the Board on the process for identifying potential new director candidates who meet our needs
•	Introduced a director diversity policy, which the Committee will use to recruit candidates from diverse groups including women, visible minority groups, Indigenous persons and persons with disabilities

Director development

•	The Chair of the Committee sponsored a diversity and inclusion seminar from subject expert, Trevor Mayoh
•	Renewed our membership in the Institute of Corporate Directors for all directors

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Audit and Finance Committee

Responsible for fulfilling all public company audit committee legal obligations and assists the Board in fulfilling its oversight responsibilities in relation to the disclosure of financial statements and information derived from them, including the review and integrity of the financial statements, the integrity and quality of our financial reporting and internal controls, our compliance with applicable legal and regulatory requirements, the qualifications, independence, engagement, compensation and performance of the external auditor, and the performance of our internal audit function. The Audit and Finance Committee is also responsible for assisting the Board with oversight of additional matters including financing plans and programs, financial risks and contingent exposures, and the pension plans sponsored by the Company.

The Audit and Finance Committee has been established in accordance with the Exchange Act, NYSE standards and National Instrument 52-110 - Audit Committees.

MEMBERS

Jane Peverett (Chair)

Isabelle Courville

Jill Denham

Edward Hamberger

Edward Monser

All members of the Audit and Finance Committee are “financially literate” as required by the NYSE and applicable Canadian securities laws. Of the current Audit and Finance Committee members, Ms. Peverett, Mr. Monser and Ms. Courville have been determined to be “audit committee financial experts” as defined by the SEC.

2020 HIGHLIGHTS

Five (5) meetings in 2020

External auditor

•	Oversaw the pre-approval of audit and non-audit services provided by the external auditor, including a discussion on which non-audit services the external auditor is prohibited from providing
•	Reviewed the non-audit review reports of the auditor of our interim financial statements each quarter
•	Received assurance from the external auditor that the annual audit was performed in a manner consistent with accepted standards
•	Met with the external auditor to discuss independence and other required matters under the Public Company Accounting Oversight Board (PCAOB) standards governing communications with audit committees
•	Received the external auditor’s written disclosure required by the PCAOB about its communication regarding independence
•	Reviewed the formal statement from the external auditor confirming its independence and the policies regarding hiring of the external auditor’s employees or former employees
•	Reviewed the external auditor’s annual audit plan
•	Approved the external auditor’s annual compensation
•	Oversaw the RFP process for the external auditor
•	Participated in interviews with respondents and recommended re-engagement of the external auditor to the Board
•	Oversaw selection of next audit engagement partner

Risk oversight

•	Reviewed and monitored our material financial disclosure
•	Confirmed our audit committee financial experts
•	Met with the Chief Legal Officer to review all legal and regulatory matters and claims that could have a material impact on our financial position

Financial disclosure review and internal controls

•	Reviewed the internal auditor’s reports on our internal controls and procedures
•	Met with management, internal auditor and the external auditor to review the adequacy and effectiveness of the financial reporting process, the internal control procedures and the disclosure controls
•	Reviewed our procedures for receiving and addressing complaints on accounting, internal accounting controls or auditing matters
•	Reviewed and recommended for Board approval the interim financial reports on Form 10-Q and quarterly earnings releases
•	Reviewed management methodologies for critical accounting estimates
•	Reviewed management progress on adoption of future accounting standards
•	Met with management and external auditor to review our annual audited consolidated financial statements and then recommended them to the Board for approval and to be included in our annual report on Form 10-K

Finance matters

•	Reviewed financing plans, including lines of credit

Internal audit

•	Reviewed and approved the internal auditor’s annual audit plan
•	Reviewed reports and recommendations on internal audit issues, and monitored how management responded to any issues identified by the internal auditor
•	Received updates from the internal auditor quarterly
•	Reviewed process for receiving, retaining and resolving complaints received on the Company’s alert line
•	Directly oversaw the internal audit function, its performance, activities, organizational structure, leadership and the skills and experience of the group

Pension plans

•	Reviewed 2019 pension plan financial statements and external auditor’s reports
•	Approved appointment of Deloitte LLP as auditor for the defined benefit, defined contribution and secondary pension plans
•	Reviewed pension plan performance for the Canadian defined benefit and the U.S. defined benefit pension plans
•	Reviewed and approved changes to the asset portfolio
•	Reviewed and approved an Amendment to the Canadian Pacific Railway Company Pension Plan—Defined Benefit Option in respect of unionized employees and pension improvement accounts

On January 25, 2021, the Audit and Finance Committee updated the written policy for pre-approving audit and non-audit services by the external auditor. See page 100 to read more about the policy.

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ABOUT THE NOMINATED DIRECTORS

Management Resources and Compensation Committee

Responsible for fulfilling public company compensation committee legal obligations and assisting the Board with the appointment and compensation of executive officers, overseeing our compensation philosophy and programs including incentive and retirement plans, establishing performance objectives and evaluating performance of certain senior officers, reviewing our organizational health and the succession plans for senior officers.

MEMBERS

Matthew Paull (Chair)

Isabelle Courville

Rebecca MacDonald

Edward Monser

Andrea Robertson

2020 HIGHLIGHTS

Six (6) meetings in 2020

CEO performance and compensation

•	Reviewed the assessment process and established performance objectives for the year
•	Evaluated the CEO’s performance and recommended his compensation to the Board

Executive compensation

•	Confirmed there were no changes in 2020 to our compensation comparator peer group
•	In early 2020, reviewed the compensation programs and recommended the Board approve:
•	the 2019 short-term incentive plan payout
•	the 2017 performance share unit (PSU) payout which vested on December 31, 2019
•	the short-term incentive plan metrics for 2020
•	the PSU plan design and metrics for January 1, 2020 to December 31, 2022
•	Assessed CEO and other management retention risks
•	Reviewed the CEO’s assessment of the NEOs and other direct reports of the CEO and recommended their 2020 compensation to the Board
•	Reviewed executive share ownership guidelines and monitored compliance

Succession planning

•	Reviewed the succession plans for the CEO and other management roles, including the process for identifying, developing and retaining executive talent

You can read about compensation governance on page 36 and executive compensation generally beginning on page 32.

Risk and Sustainability Committee

Responsible for assisting the Board in its oversight responsibilities with respect to our strategic and integrated risk practices, the robustness of our safety and environmental processes and systems and the long-term sustainability model for the conduct of our business.

MEMBERS

Gordon Trafton (Chair)

John Baird

Isabelle Courville

Jill Denham

Edward Hamberger

Matthew Paull

2020 HIGHLIGHTS

Four (4) meetings in 2020

Oversight of risk and safety

•	Reviewed management’s approach on safety matters, including safety management systems, disability management, technical training and operating practices and rules
•	Reviewed management’s risk structure and its ability to manage and respond to risk
•	Reviewed risk mitigation matters including risk management, casualty management, security and damage prevention
•	Reviewed the Company’s insurance strategy to mitigate and transfer risks
•	Reviewed cybersecurity matters including risks, protection and employee education
•	Reviewed emergency response processes
•	Reviewed rail technology and innovations and their role in managing risk and enhancing safety

Oversight of sustainability

•	Committee Chair engaged top shareholders in discussions, including on Environmental, Social and Governance matters
•	Reviewed ESG ratings and management’s ESG related plans
•	Oversaw the completion of a climate scenario analysis as part of the consideration and approval of a CP Climate Strategy in 2021
•	Oversaw the expansion of climate related reporting including Scope 3 emissions inventory (to be relied upon in consideration and approval of a CP Climate Strategy in 2021)
•	Reviewed and approved a climate statement outlining the Company’s commitment to understanding and mitigating climate change risks
•	Received updates on management initiatives to implement emissions reductions, including management’s installation of a solar field to power CP’s corporate head office in Calgary, Alberta

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PART III – EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on its review, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy circular.

Our executive compensation program is designed to pay for performance, and to align management’s interests with our business strategy and the interests of our shareholders. This section of our proxy circular provides shareholders with descriptions of our compensation programs and 2020 compensation decisions for our Named Executive Officers (NEOs), listed below.

2020 NAMED EXECUTIVE OFFICERS
Keith E. Creel President and Chief Executive Officer
Nadeem S. Velani Executive Vice-President and Chief Financial Officer
John K. Brooks Executive Vice-President and Chief Marketing Officer
Mark A. Redd Executive Vice-President Operations
Jeffrey J. Ellis Chief Legal Officer and Corporate Secretary

Where to find it

Compensation Discussion & Analysis	32
Our Approach to Executive Compensation	33
Compensation Governance	36
Compensation Programs	41
2020 Executive Compensation	42
Named Executive Officer Profiles	52
Share Performance	60

Executive Compensation Details	61
Summary Compensation Table	61
Incentive Plan Awards	64
Retirement Plans	68
Termination and Change in Control	70

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PART III – EXECUTIVE COMPENSATION

Our approach to executive compensation

Our executive compensation program supports our railway-focused culture, and is linked to the critical metrics that drive the achievement of our strategic plan without taking on undue risk, and is designed to create long-term sustainable value for our shareholders. The key elements of our approach to executive compensation include:

•	a compensation mix that is incentive-driven with a large proportion that is variable or “at-risk” to support our pay for performance culture
•	competitive market pay practices to attract and retain talent
•	compensation components paying out over multiple performance periods to link to our short and longer term business strategy
•	aligning management’s interests with those of our shareholders through equity-based compensation and share ownership guidelines

We have five key foundations designed to focus us on our goal of being the best railroad company in North America:

The Compensation Committee reviewed and approved changes to our executive compensation programs in 2016 for the 2017 program year in response to shareholder feedback. In 2019, we increased the weighting of our safety measures within short-term incentive plan targets from 10 percent to 20 percent. Also, in 2020 a second safety metric was added to our short-term incentive plan (FRA Personal Injury Frequency (see page 44)), which reinforces our unwavering commitment to the safety of our employees.

Compensation mix

Attracting and retaining high performing executives is key to our long-term sustainable growth and success. Our executive compensation includes fixed and variable (at-risk) pay components. Built into our compensation pay mix is a significant emphasis on incentive-driven pay where the proportion of at-risk pay increases by level. Executives earn more if we perform well, and less when performance is not as strong. A significant component of executive at-risk pay is equity-based compensation, which links directly to the value of our shares, ensuring alignment with the interest of shareholders. We also require our executives to own CP equity and our share ownership guidelines increase by executive level (see page 35).

2020 total target direct

compensation mix

for our NEOs are

shown in the graph.

For 2020, 88 percent of

our CEO’s total target

direct compensation

and an average of

77 percent for our

other NEOs was at risk.

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Benchmarking

We did not make any changes to our comparator group in 2020, as it was extensively reviewed and updated in 2018. Our comparator group consists of companies we compete with for talent. It includes six Class 1 Railroad peers as well as 11 capital-intensive Canadian companies. For certain positions within the organization, we apply a heavier weighting to Class 1 Railroad peers; however, we consistently review alignment and compensation practices against the whole group.

Our 2020 compensation comparator group is as follows:

Class 1 Railroads	Capital Intensive Companies in Canada
BNSF Railway Company	Barrick Gold Corporation	Kinross Gold Corporation

Canadian National Railway Company	BCE Inc.	Rogers Communications Inc.

CSX Corporation	Cenovus Energy Inc.	Suncor Energy Inc.

Kansas City Southern	Enbridge Inc.	TC Energy Corporation

Norfolk Southern Corporation	Fortis Inc.	TELUS Corporation

Union Pacific Corporation	Imperial Oil Limited

Compensation pays out over time

Variable pay includes short-term and long-term incentive awards which aligns with our annual and longer term performance objectives to support our growth.

Incentive awards are cash and equity-based. Equity-based awards vest at the end of three years for Performance Share Units (PSUs) and over four years for stock options. Stock options expire at the end of seven years.

The Compensation Committee ensures the performance objectives for the incentive plans align directly with our strategic plan, which is reviewed and approved by the Board.

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PART III – EXECUTIVE COMPENSATION

Executives are CP shareholders

We require executives and senior management employees to own equity in the Company so they have a stake in our future success. Share ownership requirements are set as a multiple of base salary and increase by level. The ownership requirement must be achieved within five years of being appointed to their position and can be met by holding shares or deferred share units (DSUs). The CEO must maintain the ownership level of six times his base salary for one year after he retires or leaves CP. Once executives have met their initial shareholding requirements, they are required to maintain compliance, which is reported annually to the Compensation Committee.

Executives have the opportunity to participate in the Senior Executive’s Deferred Share Unit Plan (DSU Plan) (see page 69 for further plan details). DSUs are redeemed for cash after the executive retires or leaves the Company, with (i) Canadian-resident executives being entitled to elect a date of payment between the date that is six months following their departure from the Company and December 15th of the following calendar year, in compliance with Canadian tax rules; and (ii) U.S. resident executives being paid six months after their departure from the Company, in compliance with U.S. tax regulations.

The table below shows the ownership requirement by executive level, applicable to 95 executives and senior management employees in 2020.

Executive level	Ownership requirement (as a multiple of base salary)	OUR NEOs Mr. Creel, Mr. Velani, Mr. Brooks and Mr. Ellis have achieved ownership requirements. Mr. Redd is expected to meet ownership requirements within the specified period.
CEO	6x
Executive Vice-President	3x
Senior Vice-President	2x
Vice-President	1.5 to 2x
Senior management	1x

Equity ownership (at February 26, 2021)

Executive	Requirement (as a multiple of salary)	Minimum ownership value ($)(1)	Shares ($)	Deferred share units ($)	Total ownership value ($)(2)	Total ownership (as a multiple of salary)
Keith Creel	6x	9,083,824	8,326,746	14,553,844	22,880,590	15.11x
Nadeem Velani	3x	2,443,008	281,153	3,265,559	3,546,712	4.36x
John Brooks	3x	2,207,190	1,012,038	1,191,839	2,203,877	3.00x
Mark Redd	3x	1,997,888	472,006	1,219,808	1,691,814	2.54x
Jeffrey Ellis	2x	1,120,300	466,635	1,477,913	1,944,548	3.47x

(1)	Minimum ownership values for Mr. Creel, Mr. Brooks and Mr. Redd have been converted to Canadian dollars using an exchange rate of 1.2685.
(2)

Total ownership values for Mr. Creel, Mr. Brooks and Mr. Redd are based on US$356.06, the closing price of our shares on the NYSE on February 26, 2021 and have been converted to Canadian dollars using an exchange rate of $1.2685. Values for Mr. Velani and Mr. Ellis are based on $453.52, the closing price of our shares on the TSX on February 26, 2021.

New for 2021 ownership requirement

In support of our commitment to align executive compensation with shareholder interests and market competitive practices, the Board approved a change in share ownership requirement for the Executive Vice-President level from three times to four times annual base salary in 2021.

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Compensation governance

Disciplined decision-making process

Executive compensation decisions involve management, the Compensation Committee and the Board. The Compensation Committee also receives advice and support from external consultants from time to time, including their advisor FW Cook.

The Board has final approval on all matters relating to executive compensation. They can also use discretion to adjust pay decisions as appropriate.

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PART III – EXECUTIVE COMPENSATION

Qualified and experienced Compensation Committee

The Compensation Committee is responsible for our compensation philosophy, strategy and program design. The Compensation Committee consists of five independent directors. The Compensation Committee has the relevant skills, background and experience for carrying out its duties. The table below shows the key skills and experience of each member:

Compensation Committee members also have specific human resources and compensation-related experience, including:

•	direct responsibility for executive compensation matters
•	membership on human resources committees
•	compensation plan design, administration, compensation decision-making and understanding the Board’s role in the oversight of these practices
•	understanding the principles and practices related to leadership development, talent management, succession planning and employment contracts
•	engagement with investors on compensation issues
•	oversight of financial analysis related to compensation plan design and practices
•	pension benefit oversight
•	recruitment of senior executives

The Compensation Committee has no interlocks or insider participation. None of the members were employed by or had any relationship with CP during 2020 requiring disclosure under Item 404 or Item 407(e)(4) of Regulation S-K of the Exchange Act. You can read about the background and experience of each member in the director profiles beginning on page 20.

Independent advice

The Compensation Committee and management retain separate independent executive compensation advisors to avoid any conflicts of interest:

Compensation Committee advisor FW Cook	Management Compensation advisor Willis Towers Watson

•  in 2020, the Compensation Committee retained FW Cook to act as an independent compensation advisor

•  the Compensation Committee retained Kingsdale Advisors (Kingsdale) in 2018 and 2019 to act as an independent compensation advisor

•  the Compensation Committee approves all compensation-related fees and work performed by the independent compensation advisor

• management engages Willis Towers Watson to provide market survey data, analysis and advice to management related to compensation.

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The next table below shows the fees paid to FW Cook, Kingsdale and Willis Towers Watson in 2019 and 2020.

	2020			2019

	Committee advisor		Management advisor	Committee advisor	Management advisor

Fees	FW Cook(1)	Kingsdale	Willis Towers Watson	Kingsdale	Willis Towers Watson

Executive compensation-related fees	$188,473	$0	$67,743	$90,000	$74,785

Other fees	$0	$120,551	$2,882,009	$112,821	$2,598,193

Total fees	$188,473	$120,551	$2,949,752	$202,821	$2,672,978

(1)	FW Cook fees have been converted to Canadian dollars using the average exchange rate for 2020 of $1.3415.

Fees paid

Kingsdale was retained to provide the Compensation Committee independent advisory services related to compensation in 2018 and 2019. In 2020, FW Cook was retained to provide independent advisory services to the Compensation Committee related to compensation. FW Cook fees for advisory services provided in 2020 is $188,473. Kingsdale continues to be retained for services related to governance trends, specific governance items, proxy solicitation and shareholder advisory services.

In 2020, $67,743 was paid to Willis Towers Watson for advisory services provided to management. The total executive compensation fees represent 2.3 percent of the total fees in 2020 paid to Willis Towers Watson for all services provided to management, including actuarial and pension consulting, corporate risk and insurance brokering services.

Compensation risk

Effective risk management is integral to achieving our business strategies and to our long-term success.

The Board believes that our executive compensation program should not increase our risk profile. The Compensation Committee is responsible for overseeing compensation risk. It reviews the executive compensation program, incentive plan design and our policies and practices to ensure they encourage the right decisions and actions to reward performance and align management interests with shareholder interests.

Incentive plan targets are linked to our corporate objectives and our corporate risk profile. The Compensation Committee believes that our approach to goal setting, establishing performance measures and targets and evaluating performance results helps mitigate risk-taking that could reward poor judgment by executives or have a negative effect on shareholder value.

All of the Compensation Committee members other than Mr. Paull and Mr. Monser are members of the Governance Committee. In addition, Ms. Courville and Mr. Monser are also members of the Audit and Finance Committee, and Ms. Courville and Mr. Paull are also members of the Risk and Sustainability Committee. This cross-membership provides directors with a broader perspective of risk oversight and a deeper understanding of our enterprise risks, ultimately strengthening overall risk management.

Regular risk review

The Compensation Committee conducts a comprehensive compensation risk review approximately every two years to ensure that we have identified the compensation risks and have appropriate measures in place to mitigate those risks. An independent consultant assists the Compensation Committee with the review, which includes oversight of:

•	the targets for the short-term incentive plan (STIP) and PSU plan, anticipated payout levels and the risks associated with achieving targeted performance
•	the design of the long-term incentive awards, which reward sustainable financial and operating performance
•	the compensation program, policies and practices to ensure alignment with our enterprise risk management practices

In 2019, Management retained Willis Towers Watson to perform a detailed risk assessment of our compensation plans, programs and practices. Willis Towers Watson concluded that there did not appear to be significant risks associated with our compensation programs. The Committee reviewed Willis Towers Watson’s findings and agreed that our compensation policies and programs did not encourage excessive risk-taking that could have material adverse effects on CP. A subsequent risk assessment is expected to be completed in 2021.

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Managing compensation risk

We mitigate risk in three ways:

1. Plan design

• we use a mix of fixed and variable (at-risk) compensation and a significant proportion is at-risk pay

• short and long-term incentive plans have specific performance measures that are closely aligned with the achievement of our business strategy and performance required to achieve results in accordance with guidance provided to the market

• the payout under the STIP is capped and not guaranteed, and the Compensation Committee has discretion to reduce the awards

• the payout for the STIP is designed to reflect the stretch targets for the achievement of exceptional performance

• the long-term incentive plan has overlapping vesting periods to address longer term risks and maintain executives’ exposure to the risks of their decision-making through unvested share based awards

2. Policies

• we promote an ethical culture and everyone is subject to a code of business ethics

• we have share ownership requirements for executives and senior management so they have a stake in our future success

• any violations of our code of business ethics can be reported under our business ethics reporting policy

• we have a disclosure and insider trading/reporting policy to protect our interests and ensure high business standards and appropriate conduct

• our disclosure and insider trading policy contains within it, an anti-hedging policy which prohibits directors, executive officers and employees from buying financial instruments that are designed to hedge or offset a decrease in the market value of equity awards or shares or share based awards

• our anti-pledging policy prohibits directors and senior officers from holding our shares in a margin account or otherwise pledging the securities as collateral for a loan

• we also have a policy that prohibits employees from forward selling shares that may be delivered on the future exercise of stock options, or otherwise monetizing their option awards, other than through exercising the options and subsequently selling the shares through a public venue or the Company’s cashless exercise option

• our clawback policy allows the Board to recoup short and long-term incentive compensation paid to a current or former senior executive if the incentive compensation was calculated on the basis of financial results that were subsequently restated or corrected in whole or in part and/or, the senior executive engaged in gross negligence, fraud or intentional misconduct that caused or contributed to the need for restatement or correction, as admitted by the senior executive or as reasonably determined by the Board, which has sole discretion to determine whether it is in our best interests to pursue reimbursement of all or part of the incentive compensation in these circumstances and the Board’s actions would be separate from actions that may be taken by law enforcement agencies, regulators or other authorities

• DSUs held by the President and CEO, executives, and senior management are not settled for cash until at least six months after leaving the Company

• our whistleblower policy applies to all employees and prohibits retaliation against anyone who makes a complaint acting in good faith

3. Mitigation measures

• senior executives have a significant portion of their compensation deferred

• we must achieve a specific threshold of operating income, otherwise no short-term incentive awards are granted

• financial performance is verified by our external auditor (completion of annual financial statement audit) before the Board makes any decisions about short-term incentives

• the Compensation Committee adopts principles for adjusting payout under the STIP, and provides them to the Board as part of their review of the Compensation Committee’s recommendations and performance overall

• the Compensation Committee takes the business landscape and any external factors into account when exercising discretion and determining incentive awards

• we regularly benchmark executive compensation against our compensation comparator group

• safety is part of individual performance under the STIP for the President and CEO and executives in operations roles in addition to being a specific STIP measure which applies to all employees

• all long-term incentive eligible employees are subject to two-year non-compete and non-solicit covenants should they leave CP

• different performance scenarios are stress-tested and back-tested to understand possible outcomes

• we review and consider risks associated with retention-related compensation

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Key policies

In addition to CP’s code of business ethics and the business ethics reporting policy, a number of other policies act to mitigate compensation risk. You can read more about ethical behaviour at CP and our code of business ethics and other policies beginning on page 86.

Clawbacks

Our clawback policy allows the Board to recoup short and long-term incentive compensation paid to a current or former senior executive if:

•	the incentive compensation received was calculated based on financial results that were subsequently restated or corrected, in whole or in part; and/or
•

the senior executive engaged in gross negligence, fraud or intentional misconduct that caused or contributed to the need for the restatement or correction, as admitted by the senior executive or as reasonably determined by the Board.

The Board has sole discretion to determine whether it is in our best interests to pursue reimbursement of all or part of the incentive compensation and these actions would be separate from any actions by law enforcement agencies, regulators or other authorities.

Anti-hedging

Our disclosure and insider trading and reporting policy prohibits directors, executive officers and employees from buying financial instruments that are designed to hedge or offset a decrease in the market value of equity awards or shares they hold directly or indirectly.

Anti-pledging

Our anti-pledging policy prohibits directors and executive officers from holding any CP securities in a margin account or otherwise pledging the securities as collateral for a loan.

Non-compete and Non-solicitation

We are mindful of the demand for experienced and talented railroaders, particularly those with backgrounds in precision scheduled railroading. To manage near-term retention risk, our long-term incentive award agreements contain non-compete, non-solicitation and other restrictive clauses, including non-disclosure restrictions.

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Compensation program

Total direct compensation consists of salary, annual short-term incentive and a long-term incentive award that focus executives on driving strong financial, safety, operational and customer satisfaction results while building shareholder value. Executives also receive pension benefits and perquisites as part of their overall compensation.

Element	Purpose	Risk mitigating features	Link to business and talent strategies

Salary Fixed cash (see page 42)	• competitive level of fixed pay to reflect scope of responsibilities and market data • reviewed annually	• benchmarked against our comparator group to ensure market competitiveness	• attract and retain talent • no automatic or guaranteed increases to promote a performance culture

Short-term incentive Variable cash bonus (see page 42)	• performance-based incentive to reward achievement of annual corporate and individual objectives to attract and retain highly qualified leaders • established target awards based on level of employee

•  year-end performance is measured against predetermined, approved targets

•  actual payouts are based on the achievement of pre-determined corporate and individual objectives

•  payouts range from 0% to a maximum of 200% of target awards

•  motivate high corporate and individual performance

•  performance metrics are aligned to the strategic plan and approved annually

•  align personal objectives with area of responsibility and role in achieving financial, safety and operating results

Deferred compensation Deferred share units (see page 69)

•  encourages share ownership while aligning management interests with growth in shareholder value

•  executives and senior management can elect to receive their short-term incentive and their annual PSU grant in DSUs if they have not yet met their share ownership requirement

•  company provides a 25% match of the deferral amount in DSUs

• deferral limited to the amount required to meet the executive’s share ownership guidelines • helps retain key executive talent • company contributions vest after three years

•  sustained alignment of executive and shareholder interests because the value of DSUs is tied directly to our share price

•  cannot be redeemed for cash until a minimum of six months after the executive leaves CP

Performance share units Long-term incentive (see page 47)	• equity-based incentive to align with shareholder interests and focuses on three-year performance • accounts for 60% of an executive’s long-term incentive award • vest after three years	• use pre-defined market and financial metrics • the number of units that vest is based on a performance multiplier that is capped • no guarantee of a minimum payout	• focuses the leadership team on achieving challenging medium-term performance goals • payout based on share price and company performance • attract and retain highly qualified leaders

Stock options Long-term incentive (see page 49)	• equity-based incentive to align with long term performance and growth in share price • accounts for 40% of an executive’s long-term incentive award • vests over four years, term is seven years	• focuses on appreciation in our share price, aligning with shareholder interests • only granted to senior management and executives	• focuses the leadership team on creating sustainable long-term value

Pension Defined contribution and defined benefit pension plans (see page 68)	• pension benefit based on pay, age and service and is competitive with the market • supplemental plan for senior management and executives	• balances risk management of highly performance-focused pay package	• attract and retain highly qualified leaders

Perquisites Flexible spending account (see page 62)	• competitive with the market to support health and well-being	• restrictions for the CEO and executives	• attract and retain highly qualified leaders

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2020 Executive compensation

Salary

We review salaries every year based on the executive’s performance, leadership abilities, responsibilities and experience as well as succession and retention considerations. The Compensation Committee also considers the economic outlook and the median salary and practices of the comparator group before making decisions. The base salaries of all NEOs are set in U.S. dollars consistent with industry practice. As Mr. Ellis was not an NEO in 2019, his 2019 salary has been converted to USD using the 2019 average exchange rate of 1.3269, and his 2020 salary has been converted using the 2020 average exchange rate of 1.3415.

Executive	2020 (in USD)	percent change from 2019	2019 (in USD)
Keith Creel	1,193,513	3.0%	1,158,750
Nadeem Velani	602,000	6.3%	566,500
John Brooks	551,250	5.0%	525,000
Mark Redd	446,250	5.0%	425,000
Jeffrey Ellis	396,160	12.2%	353,191

Short-term incentive plan (STIP)

The short-term incentive award is an annual incentive that focuses executives on achieving strong financial, safety, operational and customer satisfaction results.

The table below summarizes the terms of our current short-term incentive plan.

Purpose	• performance-based incentive for achieving predetermined annual corporate and individual performance goals that are tied directly to our strategy and operational objectives
Term	• measure performance over a one-year period
Payout

•  corporate performance is assessed against financial, safety and operational measures

•  individual performance is assessed against individual performance objectives

•  awards are pro-rated for eligibility in calendar performance year and can range from 0 to 200 percent of base salary

•  cash awards are paid out in February following the performance year

Restrictions

•  must meet minimum level of corporate and individual performance

•  must achieve corporate operating income hurdle for any payout on individual or corporate performance to occur

•  performance multiplier is capped for exceptional performance

•  actual award is capped as a maximum of 200 percent of target award to limit payout and excessive risk-taking

The table below outlines the target STIP opportunities for our NEOs:

Our STIP target is based on a percentage of base salary and reviewed annually for market competitiveness		STIP target as a percent of base salary
	Executive	Minimum	Target	Maximum
	Keith Creel	0%	125%	250%
	Nadeem Velani	0%	90%	180%
	John Brooks	0%	90%	180%
	Mark Redd	0%	80%	160%
	Jeffrey Ellis	0%	70%	140%

For executives, their STIP target is weighted at 75 percent for corporate results and 25 percent for individual performance, whereas most other employees have greater emphasis placed on individual and departmental goals with their corporate and individual performance weighted at 50 percent each. This supports our view that the annual bonus should be tied to overall corporate performance and the areas of our business that each employee can influence directly.

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We calculate each award by multiplying the executive base salary by their short-term incentive target as well as the corporate and individual performance factors as shown below:

The corporate performance factor consists of financial, operating and safety measures of varying weightings that total 100 percent. The year end results of each measure is assessed against pre-defined targets that are set at the beginning of the year (see page 44 for a complete review of the targets and results for the 2020 STIP).

The individual performance factor is based on the executive’s performance against annual objectives and other pre-defined quantitative and qualitative goals that reflect the strategic and operational priorities critical to each executive’s role, including operational management, safety, financial and other objectives such as customer satisfaction.

2020 STIP awards

The table below shows the calculation of the 2020 STIP awarded to each NEO. All salaries have been converted to Canadian dollars using an average exchange rate of $1.3415 for 2020, with the exception of Mr. Velani, whose salary is set in U.S. dollars, but paid in Canadian dollars, and is subject to a foreign exchange adjustment of $1.3499. Mr. Ellis’ salary was set in Canadian dollars.

(1)	Mr. Redd and Mr. Ellis elected to defer a proportion of their 2020 STIP award to DSUs.

Assessing individual performance

Executives set individual performance objectives before the start of every financial year. The individual performance factor ranges from 0 to 200 percent.

Executive	2020 individual performance factor	The individual performance factor for the CEO cannot exceed the corporate performance factor. This ensures the payout factor for the CEO aligns with CP’s overall performance.
Keith Creel	172%
Nadeem Velani	175%
John Brooks	175%
Mark Redd	175%
Jeffrey Ellis	170%

The Compensation Committee sets the individual performance factor for the CEO. The CEO reviews the performance of his direct reports against their objectives, and recommends their individual performance factors to the Compensation Committee.

See the profiles beginning on page 52 to read about each executive’s individual performance in 2020.

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Assessing corporate performance

In 2020, we demonstrated the strength, commitment and resiliency of our CP family. In one of the most challenging years we have faced, our performance was remarkable as our precision scheduled railroading operating model enabled us to achieve our lowest-ever operating ratio of 57.1 percent and only saw a 1 percent decrease in our revenues from 2019. Our adjusted diluted earnings per share(1) rose 7.5 percent to a record $17.67 from $16.44 in 2019. From a safety perspective, we finished 2020 with our lowest ever Federal Railroad Administration (FRA)-reportable rates for both personal injuries and train accidents. FRA-reportable personal injuries were down 22 percent from 2019 with a frequency of 1.11 and FRA-reportable train accident frequency fell by 9 percent from the prior year to 0.96.

In addition to the current industry standard FRA train accident frequency metric, an additional safety metric for FRA personal injury frequency was included as a performance factor of the STIP in 2020. Our employees work in an industrial setting where the potential for injury is high. Adding this measure reinforces CP’s commitment to ensure our employees get home safe each day. The STIP weighting for safety will continue to be 20 percent, with 10 percent each allocated to FRA train accident frequency and FRA personal injury frequency.

2020 Scorecard results

The table below shows the 2020 scorecard and results. The targets were set with stretch goals to motivate strong performance.

The Board sets a corporate hurdle for operating income at $2 billion. There is no payout if we do not achieve that corporate hurdle. If we achieve the hurdle but corporate performance is below threshold for all measures, then only the individual performance factor is used to calculate the awards. Corporate results between 50 and 200 percent of target are interpolated.

Performance measure (Weighting)	Why the measure is important	Threshold (50%)	Target (100%)	Exceptional (200%)	2020 Reported Result	2020 STIP Result(2)	Score
Financial measures
STIP Operating ratio (35%) Operating expenses divided by total revenues based on an assumed fuel price and foreign exchange rate	Continues our focus on driving down costs while focusing on growth strategy	59.9%	59.4%	58.9%	57.1%	57.2%	200%
STIP Operating income (35%) ($ millions) Total revenues less total operating expenses based on an assumed foreign exchange rate	Highlights the importance of revenue growth to our corporate strategy	3,275	3,330	3,410	3,310	3,346	121%
Safety measures
FRA Train Accident Frequency (10%) Number of FRA reportable train accidents which meet FRA reporting thresholds per million train miles	CP has long been an industry leader in rail safety and we are more focused on it than ever, committed to protecting our people, our communities, our environment and our customers’ goods	1.10	1.06	0.99	0.96	0.96	200%
FRA Personal Injury Frequency (10%) Number of FRA reportable injuries per 200,000 employee hours	As safety is our top priority, we introduced FRA Personal Injury as an additional safety metric under our STIP for 2020	1.40	1.35	1.25	1.11	1.11	200%
Operating measure
Trip Plan Compliance (10%) Calculated as the number of shipments completed on time (less than 12 hours late vs. baseline plan), divided by the total number of shipments completed	Trip plan compliance is a detailed schedule of performance and the core of CP’s product offering. It balances between customer needs and what we are capable of delivering It is critical to the service we provide customers and to our growth strategy.	75%	80%	85%	85%	85%	200%
Corporate performance factor							172%

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(1)	Adjusted diluted EPS is a non-GAAP measure. Non-GAAP measures are defined and reconciled on pages 54-62 of CP’s Annual Report on Form 10-K for the year ended December 31, 2020.
(2)

The Compensation Committee may adjust the results for unusual or non-recurring items that are outside our normal business and do not accurately reflect our ongoing operating results or business trends and affect the comparability of our financial performance year over year. Results used under the STIP could therefore differ from our reported GAAP results. Significant items that were adjusted so that they do not impact, either favourably or unfavourably, the assumptions made when the STIP targets were planned include: foreign exchange rates, fuel price and land sales, all of which were adjusted to reflect the original assumptions made in our 2020 budget. Consequently, Operating Income was adjusted upwards compared to our reported results which increased the bonus payment.

Compensation committee discretion

The Compensation Committee has developed principles for the use of discretion. Adjustments should not relieve management from the consequences of their decision-making. Adjustments should also neither reward nor penalize management for decisions on discretionary transactions, events outside their control (such as foreign exchange rates and fuel prices that are beyond the assumptions used in the planning process) or transactions outside normal corporate planning and budgeting.

As a result, the Compensation Committee can reduce the corporate performance factor for any executive officer as it deems appropriate, as long as it follows the principles. The Board can also use its discretion to adjust the targets and payouts up or down, following the principles set out by the Compensation Committee. The Compensation Committee did not exercise any discretion for short-term incentive plan and annual long-term incentive plan in 2020.

Following a thoughtful review and discussion of overall company performance and shareholder return, the Compensation Committee recommended to the Board that it would be appropriate to exercise positive discretion to the payout and vesting performance factors for a 2018 retention grant for which the performance period ended on December 31, 2020. The grant, consisting of performance share units (PSUs) and performance stock options (PSOs), was awarded to a number of key senior leaders (including Mark Redd prior to him becoming an NEO). See Outstanding share-based awards and option-based awards on page 65 for more details.(1)

(1)

Although the recommendation to exercise discretion with respect to payout and vesting performance factors was made following the conclusion of the performance period ending December 31, 2020, the July 2018 special retention grants do not vest until July 20, 2021 and are settled based on the average closing price per share on the applicable stock exchange during the immediately preceding 30 days prior to July 20, 2021.

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Long-term incentive plan (LTIP)

Our long-term incentive awards focus executives on medium and longer term performance to create sustainable shareholder value.

The table below summarizes the terms of our current long-term incentive plans.

	Performance share units (60%)	Stock options (40%)
Purpose	• notional share units to align compensation with medium-term financial and market objectives	• equity-based compensation to align executives with long-term performance of our shares and business
Term	• three years	• seven years
Vesting	• the number of units that vest is based on performance over a three-year period • cliff vest at the end of three years to the extent performance vesting conditions are met and Board approval	• vest 25% every year beginning on the first anniversary of the grant date
Payout

•  paid out in cash based on units earned and the average closing share price for the 30 trading days prior to the end of the performance period on the TSX or NYSE

•  includes dividends earned quarterly at the same rate as dividends paid on our shares

•  no guarantee of a minimum payout

•  if performance is exceptional on a measure the Board may approve a payout of up to 200%

• right to buy CP shares at a specified price after vesting • does not attract dividends • only have value if our share price increases above the exercise price
Restrictions	• must achieve threshold performance level on a measure otherwise the payout factor for that measure is zero and a portion of the award is forfeited	• no exercises can be made during a blackout period • financial assistance is not provided to facilitate the purchase of shares under the stock option plan
Assignment	• not permitted other than by operation of law

•  options will continue to vest and expire on the scheduled expiry date if the holder’s employment ends due to permanent disability. If an option holder dies, the options will expire 12 months following the date of death and may be exercised by the holder’s estate.

•  can only be assigned to the holder’s family trust, holding corporation or retirement trust, or a legal representative of a holder’s estate or a person who acquires the holder’s rights by bequest or inheritance

Termination Provisions
Resignation	• all units cancelled	• 30 days to exercise any vested options; unvested options are cancelled
Retirement(1)	• units continue to vest as long as unit holder has a minimum of six months of service in the performance period	• options continue to vest and expire on the earlier of five years from retirement or the original expiry date
Termination without Cause	• pro-rated to termination date as long as unit holder has a minimum of six months of service in the performance period	• six months to exercise vested options; unvested options are cancelled
Termination with Cause	• all units cancelled	• all options cancelled
Change of Control(2)	• pro-rated to change of control date • if unit holder is terminated without cause - pro-rated to termination date	• all options vest immediately(2)

(1)	Retirement with three months’ notice required in 2020. For 2021, six months’ notice will be required to allow for business continuity and knowledge transfer.
(2)	Stock options have a double trigger clause requiring a change of control and the option holder to be terminated without cause.

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Stock options and PSUs are approved and granted annually in January immediately after the fourth quarter financial statement blackout period, and after the Compensation Committee has reviewed the year-end financial results in detail.

Grants are also made during the year for special situations such as retention or new hires. Special grants can include PSUs, stock options, Restricted Share Units (RSUs), or Deferred Share Units (DSUs). These grants are made on the first Tuesday of the month following CEO approval as long as the Company is not in a blackout period. If we are in a blackout period, the grant is made after the blackout has been lifted.

In addition, the CEO, the Chair of the Board and the Chair of the Compensation Committee have authority to grant options to certain employees based on defined parameters, such as the position of the employee and the expected value of the option award. In 2020, the Compensation Committee authorized a pool of 50,000 options for allocation by the CEO, who granted 8,297 options to seven employees for retention and to recognize performance.

Non-Compete and Non-Solicitation

We are mindful of the demand for experienced and talented railroaders, particularly those with backgrounds in precision scheduled railroading. To manage near-term retention risk, our long-term incentive award agreements contain non-compete, non-solicitation and other restrictive clauses, including non-disclosure restrictions.

2020 long-term incentive awards

To determine the appropriate value of long-term incentive grants provided to the NEOs, the Compensation Committee considers the practices of our comparator group and internal factors, including executive retention, dilutive impact and long-term value creation.

Target award levels are set based on a percentage of salary. The table below shows the 2020 long-term incentives targets and grant awarded in 2020 for the NEOs.

Executive	2020 long-term incentive target (as a % of salary)	2020 long-term incentive award (grant value) ($)(1)	Allocation
			Performance share units		Stock options
			($)	(#)	($)	(#)
Keith Creel(2),(3)	560%	10,983,025	6,826,446	19,144	4,156,579	57,432
Nadeem Velani(4)	300%	2,975,517	1,818,076	5,172	1,157,441	17,455
John Brooks(2)	275%	2,491,031	1,548,288	4,342	942,743	13,026
Mark Redd(2),(4)	250%	1,833,492	1,139,643	3,196	693,849	9,587
Jeffrey Ellis	200%	1,338,239	817,705	2,326	520,534	7,850

(1)	See the summary compensation table on page 61 for details about how we calculated the grant date fair values of the PSUs and stock options. Both were calculated in accordance with FASB ASC Topic 718.
(2)	The grant value of the awards based on the NYSE trading price has been converted to Canadian dollars using a 2020 average exchange rate of $1.3415.
(3)

Effective January 1, 2020, Mr. Creel’s long-term incentive target was increased to 660 percent of his base salary; however consistent with Mr. Creel’s 2017 employment agreement (as amended January 1, 2019), his LTIP target has been reduced by 100% to fund an upfront performance options grant that he received in 2017. Therefore, his target was 560 percent of his base salary in 2020.

(4)	Mr. Velani and Mr. Redd elected to defer a proportion of their 2020 PSU award to DSUs.

Performance share units (PSUs)

PSUs focus executives on achieving medium-term goals within a three-year performance period. The Board sets performance measures, thresholds and targets at the beginning of the performance period.

The number of units that vest is based on our performance over the three-year period. We must achieve threshold performance on a measure, otherwise the payout factor for that measure is zero and a portion of the award is forfeited. If performance is exceptional on a measure, the Board may approve a payout of 200 percent. PSUs earn additional units as dividend equivalents at the same rate as dividends paid on our shares. The award is paid out in cash on the number of units earned and the average closing share price for 30 trading days prior to end of the performance period on TSX or NYSE. However, PSU awards may also be paid out in shares purchased on the open market, on the CEO’s recommendation, using the after-tax value.

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2020 PSU awards

The performance period for the 2020 PSU awards is January 1, 2020 to December 31, 2022. Performance will be assessed against the measures in the table below. Awards will be interpolated if results fall between threshold and exceptional.

2020 PSU performance measures	Why the measure is important	Threshold (50%)	Target (100%)	Exceptional (200%)	Weighting
PSU three-year average return on invested capital (ROIC) Net operating profit after tax divided by average invested capital	Focuses executives on the effective use of capital as we grow Ensures shareholders’ capital is employed in a value-accretive manner	15.3%	16.0%	16.7%	70%
Total shareholder return (TSR) Measured over three years. The percentile ranking of CP’s TSX Compound Annual Growth Rate (CAGR) relative to the companies that make up the S&P/TSX 60	Compares our TSR on the TSX to the broader S&P/TSX 60 to reflect our progress relative to the Canadian market Aligns long-term incentive compensation with long-term shareholder interests	25th percentile	50th percentile	75th percentile	15%
Total shareholder return (TSR) Measured over three years. The ordinal ranking of CP’s NYSE CAGR relative to the Class 1 Railroads	Compares our TSR on the NYSE to the publicly traded Class 1 Railroads to ensure we are competitive against our primary competitors. Aligns long-term incentive compensation with long-term shareholder interests	4th	3rd	1st	15%

At the end of the three-year performance period, the starting point for determining relative TSR will be the 10-day average closing share price of our shares on the appropriate index prior to January 1, 2020 and the closing point will be the 10-day average closing share price of our shares on the appropriate index prior to January 1, 2023. TSR is adjusted over the period to reflect dividends paid. The payout multiplier is interpolated if our performance falls between 50 and 200 percent. If results are below the threshold level for any of the performance measures, units for that specific measure will be forfeited.

We calculated the number of PSUs to be granted to each executive by dividing the grant value by the theoretical value of a PSU (using the Willis Towers Watson binomial lattice model methodology), applied to our 30-day average closing share price on the TSX or the NYSE prior to the day of the grant.

The table below shows the details of the 2020 annual PSU award grant. The grant value of the PSU awards based on the NYSE trading price have been converted to Canadian dollars using a 2020 average exchange rate of $1.3415.

Executive	Grant value ($)	Number of PSUs	Grant price
Keith Creel	6,826,446	19,144	US$265.81 (NYSE)
Nadeem Velani(1)	1,818,076	5,172	$351.55 (TSX)
John Brooks	1,548,288	4,342	US$265.81 (NYSE)
Mark Redd(1)	1,139,643	3,196	US$265.81 (NYSE)
Jeffrey Ellis	817,705	2,326	$351.55 (TSX)

(1)	Mr. Velani and Mr. Redd elected to defer a proportion of their 2020 PSU award to DSUs.

New for 2021 PSU awards

As we continue to focus on growth and the effective use of capital investments, the Board has approved increasing the maximum payout opportunity for the PSU measure, Return on Invested Capital (ROIC) from 200 percent to 270 percent. The targets for ROIC have been set with stretch goals to motivate strong performance over the next three years. This will result in an overall maximum payout opportunity of 249 percent for the 2021 PSU awards for all eligible employees. Other PSU performance measures and all weightings from our 2020 PSU awards remain the same.

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Stock options

Stock options focus executives on longer term performance. The management stock option incentive plan was introduced in October 2001. Stock options granted before 2017 expire 10 years from the date of grant and generally vest 25 percent each year over four years, beginning on the first anniversary of the grant date. Options awarded on or after January 1, 2017 have a seven-year term and vest 25 percent each year beginning on the first anniversary date of the grant. The grant price is the last closing price of our common shares on the TSX or the NYSE on the applicable grant date. Options only have value for the holder if our current share price increases above the grant price before the expiry of the option.

For all grants, if the expiry date falls within a blackout period, the expiry date will be extended to 10 business days following the last date of the blackout period. If a further blackout period is imposed before the end of the extension, the term will be extended another 10 days after the end of the additional blackout period.

2020 stock option awards

We calculated the number of options to be granted to each executive by dividing the grant value by the theoretical value of an option (using the Willis Towers Watson binomial option pricing methodology), applied to our 30-day average closing share price on the TSX or the NYSE prior to the day of the grant, as applicable.

The table below shows the details of the 2020 annual stock option award grant.

Executive	Grant value ($)(1)	# of options	Grant price
Keith Creel	4,156,579	57,432	US$265.81 (NYSE)
Nadeem Velani	1,157,441	17,455	$351.55 (TSX)
John Brooks	942,743	13,026	US$265.81 (NYSE)
Mark Redd	693,849	9,587	US$265.81 (NYSE)
Jeffrey Ellis	520,534	7,850	$351.55 (TSX)

(1)	The grant value of the stock option awards based on the NYSE trading price have been converted to Canadian dollars using a 2020 average exchange rate of $1.3415.

About the stock option plan

The table below sets out the limits for issuing options under the plan:

As a percent of the number of shares outstanding
Maximum number of shares that may be reserved for issuance to insiders as options	10%
Maximum number of options that may be granted to insiders in a one-year period	10%
Maximum number of options that may be granted to any insider in a one-year period	5%
As a percent of the number of shares outstanding at the time the shares were reserved
Maximum number of options that may be granted to any person	5%

We measure dilution by determining the number of options available for issuance and the number of options outstanding as a percentage of outstanding shares. Our potential dilution at the end of 2020 was 1.7 percent. Notwithstanding the limits noted above, the dilution level, measured by the number of options available for issuance as a percentage of outstanding shares continues to be capped, at the discretion of the Board, at 7 percent.

The table below shows the burn rate for the last three fiscal years, calculated by dividing the number of stock options granted in the fiscal year by the weighted average number of outstanding shares for the year.

as at December 31	2018	2019	2020
Number of options granted	282,125	224,730	217,240
Weighted number of shares outstanding	142,885,817	138,771,939	135,438,610
Burn rate	0.20%	0.16%	0.16%

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The table below shows the options outstanding and available for grant from the Stock Option Plan as at December 31, 2020.

	Number of options/shares	Percent of outstanding shares
Options outstanding (as at December 31, 2020)	1,387,366	1.04%
Options available to grant (as at December 31, 2020)	895,969	0.67%
Shares issued on exercise of options in 2020	285,068	0.21%
Options granted in 2020	217,240	0.16%

Since the launch of the stock option plan in October 2001, a total of 18,078,642 shares have been available for issuance under the plan and 15,795,307 shares have been issued through the exercise of options.

Making changes to the stock option plan

The Board can make the following changes to the stock option plan without shareholder approval:

•	changes to clarify information or to correct an error or omission
•	changes of an administrative or a housekeeping nature
•	changes to eligibility to participate in the stock option plan
•	terms, conditions and mechanics of granting stock option awards
•	changes to vesting, exercise, early expiry or cancellation
•	amendments that are designed to comply with the law or regulatory requirements

The Board must receive shareholder approval to make other changes, including the following, among other things:

•	an increase to the maximum number of shares that may be issued under the plan
•	a decrease in the exercise price
•	a grant of options in exchange for, or related to, options being cancelled or surrendered

The Board has made two amendments to the stock option plan since it was introduced in 2001:

•

on February 28, 2012, the stock option plan was amended so that a change of control would not trigger accelerated vesting of options held by a participant, unless the person is terminated without cause or constructively dismissed; and

•

on November 19, 2015, the stock option plan was amended to provide net stock settlement as a method of exercise, which allows an option holder to exercise options without the need for us to sell the securities on the open market, resulting in less dilution.

Payout of 2018 PSU award

On December 31, 2020, the 2018 PSU grant for the performance period of January 1, 2018 to December 31, 2020 vested and was paid out on February 5, 2021.

The NEOs and all other eligible employees received a total payout of 200 percent on the award. The table below shows the difference between the actual payout value and the target grant value for each NEO.

(1)	The grant value for Mr. Creel, Mr. Brooks and Mr. Redd was converted to Canadian dollars using an exchange rate of $1.2957 for 2018.
(2)	Reflects the 30-day average closing share price prior to December 31, 2020 on the TSX ($432.25) and NYSE (US$335.39) when both markets were open.
(3)	The PSU payout value for Mr. Creel, Mr. Brooks and Mr. Redd was converted using a 2020 year-end exchange rate of $1.2732.

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How we calculated the 2018 PSU performance factor

The PSU performance factor for the three-year period from January 1, 2018 to December 31, 2020 is 200 percent, as shown in the table below. The payout value has been calculated in accordance with the terms of the PSU plan and the 2018 award agreement.

PSU performance measures	Threshold (50%)	Target (100%)	Maximum (200%)	PSU result	Weighting	PSU performance factor

3 Year Average Adjusted Return on Invested Capital(1)	14.5%	15.0%	15.5%	16.6%	60%	200%

TSR to S&P/TSX Capped Industrial Index	25th percentile	50th percentile	75th percentile	85th percentile	20%	200%

TSR to S&P 1500 Road and Rail Index	25th percentile	50th percentile	75th percentile	88th percentile	20%	200%
PSU performance factor						200%

(1)	Adjusted Return on Invested Capital is a non-GAAP measure. Non-GAAP measures are defined and reconciled on pages 62-70 of CP’s Annual Report on Form 10-K for the year ended December 31, 2020.

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KEITH E. CREEL  PRESIDENT AND CHIEF EXECUTIVE OFFICER

Mr. Creel has been President and Chief Executive Officer (CEO) since his appointment on January 31, 2017. He joined CP in February 2013 as President and Chief Operating Officer (COO). Prior to joining CP, Mr. Creel had a very successful operating career that began in 1992 at Burlington Northern as a management trainee in operations, which later led to his appointment to EVP and COO at CN in 2010. Mr. Creel obtained a Bachelor of Science in marketing from Jacksonville State University and completed the Advanced Management Program at the Harvard Business School. He served as a commissioned officer in the U.S. Army and is a Persian Gulf War veteran.

At CP, our purpose is to deliver transportation solutions that connect North America to the world. By doing this safely and efficiently, we create long-term, sustainable value for our employees, shareholders and the broader economy. From our multi-year strategic business plans to our daily operations and sales and marketing playbooks, everything we do is driven by, and tested against, our purpose and our values of accountability, diversity and pride.

Accomplishments in 2020

This past year, we could not have anticipated the impact of the COVID-19 pandemic. We took measures to protect our employees, our customers and the communities in which we operate. Through collaboration, adaptability, accountability and partnership with union leadership and CP employees, our heroic front-line essential workers rose to the challenge to support the North American economy and continue to provide goods and services at a critical time in the world’s history. Under Mr. Creel’s leadership, our world-class railroaders took the global pandemic as an opportunity to demonstrate our resilient, industry-leading culture which will continue to propel us into the future. To acknowledge these extraordinary efforts, we provided each of our union employees who worked or were laid off in 2020 with a one-time gross payment of $1,500. Despite the pandemic, our employees continued to serve our customers, neighbours and communities.

We continued to focus on our five foundations designed to achieve our goal of being the best railroad in North America by providing service, controlling costs, optimizing assets, operating safely and developing people. In 2020, we dedicated further focus on ESG objectives including diversity and inclusion initiatives, innovative technology and driving safety improvements which further enable long-term sustainable, profitable growth.

Led by Mr. Creel, we were able to achieve our lowest-ever yearly operating ratio in 2020 of 57.1 percent. This is a result of the company’s disciplined approach to precision scheduled railroading. Despite challenging macroeconomic conditions, including the COVID-19 pandemic, revenues only decreased by 1 percent to $7.71 billion from $7.79 billion in 2019. Diluted earnings per share (EPS) increased 3 percent to a record $17.97 from $17.52 and adjusted diluted EPS(1) rose 7.5 percent to a record $17.67 from $16.44.

Throughout 2020, we continued to invest in our people by progressing our focus on diversity and inclusion with the establishment of our Diversity Commitment. Our Indigenous, racial and gender diversity councils work to ensure we create a feedback rich environment which supports our corporate direction and provides education to facilitate a deeper understanding of one another. We continue to invest in our employees through our foundational leadership programs as well as new leadership initiatives. In 2020, we launched a new program aimed at front line leaders, as well as introducing CP’s new leadership competency framework designed to drive results, provide thought leadership, lead by example and coach and develop talent. CP’s veteran program was recognized by Canada’s Best Diversity Employers® of 2020 and we were named in the top 10 Military Friendly® employers in the United States for 2021.

We accelerated key safety initiatives this year which include: leveraging 10 analytics to develop the train inspection portal, the first to be approved by Transport Canada, implementing cold wheel technology to proactively monitor the heat imprint on wheel braking systems and implementing a broken rail detection system at a fraction of the cost of the traditional centralized traffic control (CTC) method.

(1)	Adjusted diluted EPS is a non-GAAP measure. Non-GAAP measures are defined and reconciled on pages 62-70 of CP’s Annual Report on Form 10-K for the year ended December 31, 2020.

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By using the train inspection portal, we can detect 87 percent more defects than manual inspection, which achieves safety improvements and better asset management. To proactively address the working activity of the braking system, our cold wheel technology monitors the wheel temperature instead of air temperature. Currently in use for coal and potash trains, we anticipate further use cases with grain, sulphur and intermodal trains. The broken rail detection system was implemented in non-signal dark territory which allows notification of a broken rail before a derailment occurs. The result is improved safety and performance creating better outcomes for our customers and the communities in which we operate.

Our commitment to the Home Safe program is unwavering, as it empowers all employees to begin a safety conversation, regardless of seniority or position, in the workplace and at home. This program, along with a personal commitment from each of our employees, has resulted in industry-leading 0.96 Federal Railroad Administration (FRA) train accidents per million train miles and 22 percent improvement in FRA Personal Injury frequency ending the year at 1.11. Operating safely is a constant journey evidenced by CP hosting its second Safety Awards for Excellence, celebrating outstanding employee safety leadership.

We recognize that long-term sustainable growth requires ambitious vision. Led by Mr. Creel, we continued the next stages of our growth, building on our culture of innovation to adapt our business and continue to work with all stakeholders to position CP for a sustainability driven future. Looking ahead, we continue to confront the challenge of climate change. We released our first climate statement in July 2020 to underscore our commitment to being a leader in the North American transition to a low carbon future. At CP, we have improved our fuel efficiency by 43 percent since 1990 and currently, CP is 13.8 percent better than the North American Class 1 freight railway average.

We acknowledge that fuel efficiency alone is not enough and we are leveraging emerging technologies, renewable fuels, partnerships and innovative ways of running our business. Our commitment includes: setting a science-based target to reduce our emissions in line with the Paris Agreement, conducting scenario analysis to understand the range of possible impacts from climate change as they relate to our business and we plan to formalize the integration of climate-related risks into our enterprise risk-management mitigation strategies.

Mr. Creel has led our operational excellence by driving actionable results, including, developing one of the largest private solar operations in the province of Alberta to come online in early 2021 generating up to five megawatts of electricity while avoiding an estimated 2,600 tonnes of carbon emissions a year, equal to taking 570 cars off the road. Through our fleet modernization program, economic efficiency continues to progress with: high-efficiency product (HEP) grain trains moving 40 percent more grain than the standard traditional grain trains; and trip optimizers to be installed on 85 percent of our high-powered line locomotives by 2025. We are adapting our business and operations to changing conditions in order to fight against climate change including a pilot project for a hydrogen-powered locomotive, which supports the decarbonization of the freight transportation sector.

CP was recognized for our leadership in sustainability by being named to the 2020 Dow Jones Sustainability Index (DJSI) North America. We are proud to have achieved a leadership level score of A- for our 2020 climate change disclosure reporting as evaluated by CDP, an internationally recognized non-profit organization that assesses companies on their climate-related performance and transparency. CP’s progress was featured as a “Story of Change” by CDP, intended to inspire other companies.

Mr. Creel spearheaded our efforts to extend our reach through various initiatives in 2020 including a strategic multi-year agreement with A.P. Moller-Maersk benefiting North American customers and the environment, and the Hapag-Lloyd AG extension of our long-term rail service agreement. We joined the TradeLens blockchain shipping platform, opened a new multi-commodity transload facility in Montréal, Québec and expanded our reach to the Port of Saint John, New Brunswick. In 2020, we also successfully completed the acquisition and commercial integration of Central Maine and Québec Railway (CMQ) and acquired full ownership of the Detroit River Rail Tunnel resulting in reduced operating costs for CP.

Even with the challenges presented by the COVID-19 pandemic, Mr. Creel held town hall meetings to connect with employees, and met regularly with external stakeholders, including investors, industry associations, government, regulators, customers and policy makers. We are proud to share that Mr. Creel was named Railway Age 2021 Railroader of the Year. Institutional Investor’s 2020 All-Canada Executive Team named CP top-ranked in capital goods/industrial sector, recognizing Mr. Creel as the top CEO.

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2020 compensation

The table below shows the compensation awarded to Mr. Creel for 2020. The assessment was reviewed by the Compensation Committee, and reviewed and approved by the Board.

Compensation (in CAD $‘000)	2020
Fixed
Salary	1,601
At-risk
Short-term incentive	3,442
Long-term incentive
- PSUs	6,826
- Stock options	4,157
Total direct compensation	16,026
Total target direct compensation	12,569

Note:

All values above are derived from the Summary Compensation Table on page 61

Total direct compensation includes base salary, actual short-term paid and actual long-term incentive grants

Total target direct compensation includes base salary, target short-term and target long-term incentives

2021 compensation

The Compensation Committee, in collaboration with FW Cook, conducted a comprehensive review of Mr. Creel’s compensation in conjunction with competitive market information as well as corporate and individual performance. In order to align Mr. Creel’s 2021 compensation with CP performance levels and Class 1 Railroad CEOs, we have increased his 2021 target LTIP award by US$1 million (C$1.34 million). No changes were made to Mr. Creel’s base salary or target STIP percentage.

Realized and realizable pay

The value of Mr. Creel’s incentive compensation is based on our performance over the period and, for the long-term incentive, our share price when the awards vest. The graph below shows the three-year average of Mr. Creel’s granted and realized and realizable pay from 2018 to 2020.

Summary compensation table. Reflects average of salary earned, actual cash bonus and long-term incentives granted as disclosed in the summary compensation table on page 61

Realized and realizable. Reflects average of salary earned, actual cash bonus, the value of long-term incentive awards that have vested or been exercised and the estimated current value of unvested long-term incentive awards granted from 2018 to 2020

•  the value of vested 2018 PSUs paid in February 2021 was calculated using the 30-day average trading price of our shares prior to December 31, 2020 of US$335.39 on the NYSE with a performance multiplier of 2.0 and includes reinvested dividends up to the payment date

•  the value of unvested 2019 and 2020 PSUs are based on the closing price of our shares on December 31, 2020 of US$346.69 on the NYSE with a performance multiplier of 1.0 and includes reinvested dividends

•  the value of unvested/unexercised stock options is based on the closing price of our shares on December 31, 2020 of US$346.69 on the NYSE

•  the values for salary earned and actual cash bonus are as disclosed in the summary compensation table on page 61

•  the value of any realized and realizable PSUs and stock options have been converted into Canadian dollars using the 2020 year-end exchange rate of $1.2732

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Pay linked to shareholder value

The table below shows Mr. Creel’s total direct compensation in Canadian dollars in each of the last three years, compared to its realized and realizable value as at December 31, 2020. We also compare the realized and realizable value of $100 awarded in total direct compensation to Mr. Creel in each year to the value of $100 invested in shares on the first trading day of the period, assuming reinvestment of dividends, to show a meaningful comparison of shareholder value.

	Compensation awarded ($)	Realized and realizable value of compensation as at		Value of $100
		December 31, 2020		Keith Creel	Shareholder
(in CAD $‘000)		($)	Period	($)	($)
2018	11,491,066	29,528,025	Jan 1, 2018 to Dec 31, 2020	257	199
2019	14,029,129	24,107,429	Jan 1, 2019 to Dec 31, 2020	172	187
2020	16,026,481	19,467,579	Jan 1, 2020 to Dec 31, 2020	121	135

Mr. Creel’s compensation awarded values are as disclosed in the summary compensation table. Mr. Creel’s realized and realizable value for salary earned and actual bonus received have been converted to Canadian dollars using the following average exchange rates: $1.2957 for 2018, $1.3269 for 2019 and for $1.3415 for 2020. The value of any realized and realizable long-term incentive is converted into Canadian dollars using the 2020 year-end exchange rate of $1.2732.

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NADEEM S. VELANI   EXECUTIVE VICE-PRESIDENT AND CHIEF FINANCIAL OFFICER

Mr. Velani has been Executive Vice-President and Chief Financial Officer since October 17, 2017. Mr. Velani joined CP in March 2013 after spending approximately 15 years with CN where he held a variety of leadership positions in financial planning, sales and marketing, investor relations and the Office of the President and CEO.

Mr. Velani is a key member of the CP senior management team responsible for the long-term strategic direction of the Company. Responsibilities include financial planning, investor relations, reporting and accounting systems, as well as pension, tax, treasury and internal audit functions. Mr. Velani obtained a Bachelor of Economics from Western University and an MBA in Finance/International Business from McGill.

Accomplishments in 2020

In 2020, Mr. Velani executed the Company’s strategic multi-year plan to drive sustainable profitable growth, and despite the challenging economic environment due to the COVID-19 pandemic, we were able to achieve our lowest-ever yearly operating ratio in 2020. We achieved an operating ratio in 2020 of 57.1 percent, an improvement of 280 bps year over year.

With Mr. Velani’s leadership, CP was recognized for our leadership in sustainability, being named to the 2020 Dow Jones Sustainability Index (DJSI) North America. The index measures corporate sustainability leaders’ performance through a comprehensive assessment of economic, environmental and social criteria. The top companies were selected this year from a record number of participants in the 2020 Corporate Sustainability Assessment.

Throughout 2020, we have delivered strong financial results and operational performance. Mr. Velani leveraged the accounting and planning function to provide insights to drive business results and work collaboratively with the operations and sales and marketing teams. We aligned budgeted expense and resources to support growth at low incremental costs while not compromising service or safety excellence, and continued to implement our pension asset management strategy. Mr. Velani delivered on the capital allocation strategy, adjusting to the market while continuing to drive long-term shareholder return, resulting in a diluted earnings per share (EPS) increased 3 percent to $17.97 from $17.52 and adjusted diluted EPS(1) rose 7.5 percent to $17.67 from $16.44. In addition, Mr. Velani championed company-wide leadership development programs as co-chair of CP’s Diversity and Leadership Steering Committee.

Financial Executives International Canada (FEI Canada), PwC Canada and Robert Half recognized Mr. Velani as Canada’s CFO of the Year for 2020 as a result of significant contributions to business in Canada. Institutional Investor’s 2020 All-Canada Executive Team named Mr. Velani as the top CFO in the capital goods/industrials sector. In addition, Mr. Velani was recognized as one of the inaugural Canada’s 50 Best Executives 2020 by the Globe and Mail’s Report on Business.

2020 compensation

The table below is a summary of the compensation awarded to Mr. Velani for 2020. The assessment was reviewed by the Compensation Committee, and reviewed and approved by the Board.

Compensation (in CAD $‘000)	2020
Fixed
Salary	790
At-risk
Short-term incentive	1,263
Long-term incentive
- PSUs	1,818
- Stock options	1,157
Total direct compensation	5,028
Total target direct compensation	3,982

Note:

All values above are derived from the summary compensation table on page 61

Mr. Velani elected to defer a proportion of his 2020 PSUs to DSUs

Total direct compensation includes base salary, actual short-term paid and actual long-term incentive grants

Total target direct compensation includes base salary, target short-term and target long-term incentives

(1)	Adjusted diluted EPS is a non-GAAP measure. Non-GAAP measures are defined and reconciled on pages 54-62 of CP’s Annual Report on Form 10-K for the year ended December 31, 2020.

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JOHN K. BROOKS  EXECUTIVE VICE-PRESIDENT AND CHIEF MARKETING OFFICER

Mr. Brooks has been Executive Vice-President and Chief Marketing Officer (CMO) since February 14, 2019 after having served as Senior Vice-President and Chief Marketing Officer from February 2017. Mr. Brooks started his railroading career with Union Pacific and later helped start I&M Rail Link, LLC, which was purchased by the Dakota, Minnesota and Eastern Railroad (DM&E) in 2002. When CP acquired the DM&E in 2007, Mr Brooks was Vice-President of Marketing.

With more than 26 years in the railroading business, Mr. Brooks has held senior responsibilities in all lines of business, including coal, chemicals, merchandise products, grain and intermodal. Mr. Brooks is responsible for strengthening relationships with existing customers, generating new opportunities for growth, enhancing the value of the Company’s service offerings and developing strategies to optimize CP’s business.

Accomplishments in 2020

Throughout 2020, Mr. Brooks was focused on proactive customer engagement and adapting to rapid market changes due to the COVID-19 pandemic. This included measuring customer experience, which in turn resulted in record customer experience levels, and hosting virtual customer advisory council meetings, where Mr. Brooks engaged directly with key customers. These discussions allow us to better understand how we can further strengthen our service offering and enhance customer communications by leveraging technology and innovation to support sustainable growth. Leading the sales and marketing team we were able to secure a multi-year rail agreement with A.P. Moller-Maersk to move freight through the ports of Vancouver and Montréal. This aligns with our commitment to sustainability, and this project will help reduce carbon emissions as a result of traffic being diverted to rail instead of truck. In addition, Hapag-Lloyd AG will begin regular service to the Port of Saint John, New Brunswick starting in 2021. In 2020, Mr. Brooks led ESG-related training for the sales and marketing organization and embedded ESG reviews, including a sustainability measure into business cases and customer communications.

Additional accomplishments included commercially completing the onboarding of the recently acquired Central Maine & Québec Railway (CMQ) which creates the opportunity to move products for every line of business in our portfolio, the ongoing development of the sales and marketing team, revenue growth, improving the quality of revenue, customer relationships and network development by expanding our reach through new market offerings, transloads and short lines and enhancing our product offering.

Mr. Brooks continues to lead and champion the expansion of our footprint and network upgrades to increase capacity, growth for our shareholders and customers, while sustaining industry-leading performance and efficiency. In 2020, CP realized gains in intermodal, automotive, forest products, energy, chemicals and plastics. Across all lines of business, there were key contract wins throughout the year that set us up well for 2020 and beyond.

Mr. Brooks lives by our values of accountability, diversity and pride. We are accountable to our customers to drive sustainable profitable growth and deliver for their supply chain to the market. We leverage our different backgrounds, experiences and perspectives to achieve creative supply chain solutions for our customers. For Mr. Brooks, pride is about professionalism and passion. By leveraging our values, CP is able to deliver for our customers, neighbours and communities. Mr. Brooks brings a breadth of experience to the CMO role that will continue to be pivotal to our continued growth and future success.

2020 compensation

The table below is summary of the compensation awarded to Mr. Brooks for 2020. The assessment was reviewed by the Compensation Committee, and reviewed and approved by the Board.

Compensation (in CAD $‘000)	2020
Fixed
Salary	735
At-risk
Short-term incentive	1,150
Long-term incentive
- PSUs	1,548
- Stock options	943
Total direct compensation	4,376
Total target direct compensation	3,439

Note:

All values above are derived from the summary compensation table on page 61

Total direct compensation includes base salary, actual short-term paid and actual long-term incentive grants

Total target direct compensation includes base salary, target short-term and target long-term incentives

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MARK A. REDD  EXECUTIVE VICE-PRESIDENT OPERATIONS

Mr. Redd has been Executive Vice-President Operations since September 1, 2019, bringing to his role considerable leadership experience in rail operations and safety excellence. He joined CP in October 2013 as General Manager Operations U.S. West and has held various leadership positions. In February 2017, he became Senior Vice-President Operations Western Region. Mr. Redd was proudly named CP’s 2016 Railroader of the Year.

He leads the 24/7 operations of our network, which includes responsibility for network transportation, operations, mechanical, engineering, procurement and labour relations. Mr. Redd began his railroading career at Midsouth Rail in Jackson, Mississippi, and then moved to Kansas City Southern (KCS) as an engineer and was eventually appointed Vice-President Transportation. He is also a former Chairman of the operating board for the Port Terminal Railroad Association in Houston, Texas. Mr. Redd holds a Bachelor and Master of Science in Management from University of Phoenix and Executive MBA from the University of Missouri – Kansas City.

Accomplishments in 2020

With the challenges presented by the COVID-19 pandemic in 2020, Mr. Redd embraced the opportunity to partner with union leadership to support our front-line essential workers in delivering goods and services when the North American economy needed us most. The operations team also continued to focus on progressing safety excellence with 2020 marking the 15th consecutive year that CP led the industry by achieving its lowest ever Federal Railroad Administration (FRA)-reportable rates for both personal injuries and train accidents. 2020 saw FRA-reportable personal injuries down 22 percent from 2019 with a frequency of 1.11, and FRA-reportable train accident frequency improved by 9 percent from the previous year to 0.96. Leveraging our five foundations, precision scheduled railroading model, proactively engaging with employees and managing the operations efficiently, Mr. Redd’s team continues to deliver world-class service to our customers as evidenced by exceeding trip plan goals, achieving on time train departure and network fluidity.

Under Mr. Redd’s leadership, we had record setting operational performance in average train weights and train lengths in 2020, which improved operating efficiencies throughout our network and reinforced our commitment to sustainable growth and fighting climate change. Our Fuel Trip Optimizer (FTO) is one of the ways we are improving our overall fuel efficiency. We are nearly 75 percent complete in our subdivision rollout of new FTO enhancements, which allow us to increase FTO miles and, in turn, improve efficiency and reduce emissions.

We reached another milestone in our 10-year journey towards the full activation of our Positive Train Control (PTC) system. We have successfully deployed our PTC system throughout all of our required U.S. subdivisions and met the mandated FRA criteria on December 31, 2020. We continue to work with our industry partners on system improvements. The Railway Association of Canada (RAC) recognized CP with a 2020 Safety Award for our wheel inspection technology. The system uses an array of 30 electromagnetic sensors embedded into the head of the rail, which proactively senses wheels with subsurface conditions that could lead to a broken wheel. We are the first in North America at practical operational implementation capacity.

Mr. Redd leads and fosters the development of a diverse and inclusive operations team by continuing to spearhead our Home Safe program, leadership training, mentoring emerging leaders and providing ongoing operations updates with frequent visits to the field throughout the pandemic to support the operating team. Mr. Redd is proud to co-chair our Diversity and Leadership Steering Committee. In addition, we recognize the tremendous commitment and the outstanding efforts of our employees through CP’s Safety Awards. Employees provide thoughtful feedback on our safety walkabouts making us a safer CP family and ensuring we go home safe.

2020 compensation

The table below is a summary of the compensation awarded to Mr. Redd for 2020. The assessment was reviewed by the Compensation Committee and reviewed and approved by the Board.

Compensation (in CAD $‘000)	2020
Fixed
Salary	595
At-risk
Short-term incentive	827
Long-term incentive
- PSUs	1,140
- DSUs	15
- Stock options	694
Total direct compensation	3,271
Total target direct compensation	2,574

Note:

All values above are derived from the summary compensation table on page 61

Total direct compensation includes base salary, actual short-term paid and actual long-term incentive grants

Total target direct compensation includes base salary, target short-term and target long-term incentives

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JEFFREY J. ELLIS   CHIEF LEGAL OFFICER AND CORPORATE SECRETARY

Mr. Ellis has been Chief Legal Officer and Corporate Secretary since November 23, 2015. Mr. Ellis is accountable for the overall strategic leadership, and has oversight for the performance of the legal, corporate secretarial, government relations and public affairs functions at CP.

Prior to joining CP in 2015, Mr. Ellis was the U.S. General Counsel at BMO Financial Group. Before joining BMO in 2006, Mr. Ellis was in private practice in Ontario. Mr. Ellis holds a BA and MA from the University of Toronto, JD and LLM degrees from Osgoode Hall Law School as well as an MBA from Western University. Mr. Ellis is a member of the bars of New York, Illinois, Ontario and Alberta.

Accomplishments in 2020

Mr. Ellis and his team provide strategic guidance and have accountability for legal, communications and government affairs matters. Mr. Ellis’ team has been instrumental in facilitating communications and providing legal advice and support to the CP pandemic team during this unprecedented time of the COVID-19 pandemic. His team also contributed to the execution of a strategic multi-year agreement with A.P. Moller-Maersk utilizing CP’s multi-commodity transload facility on the west coast. This strategic initiative will convert truck traffic to rail in the Vancouver market, thus reducing greenhouse gas emissions. In addition, Mr. Ellis’ team provided important support to facilitate the completion of CP’s purchase of the Central Maine & Québec Railway (CMQ) network, as well as the acquisition of the Detroit River Rail Tunnel resulting in future reduced operating costs for CP related to the movement of goods through the tunnel.

Mr. Ellis has built a high-performing legal, corporate secretarial, government affairs and communications team to facilitate CP’s achievement of our business objectives, providing advice and strategic thinking to various internal stakeholders. Mr. Ellis’ Corporate Secretary responsibilities include corporate governance practices, compliance with CP’s Code of Business Ethics and providing strategic guidance to CP’s senior management and its Board of Directors.

As a strong advocate for diversity and inclusion, Mr. Ellis is the chair of CP’s Indigenous Diversity Council founded in 2020, and is a member of the Executive Committee for Legal Leaders for Diversity and Inclusion. Mr. Ellis was a member of the Association of Canadian General Counsel (ACGC) Executive Committee (2018 to 2020), and is a former President of the ACGC. In 2020, with Mr. Ellis’ guidance, the Globe and Mail’s Board Games annual survey of corporate boards in Canada ranked CP second out of 221 S&P/TSX Composite companies based on its governance and executive compensation practices. Mr. Ellis is currently a Board member of the Railway Association of Canada.

2020 compensation

The table below is summary of the compensation awarded to Mr. Ellis for 2020. The assessment was reviewed by the Compensation Committee, and reviewed and approved by the Board.

Compensation (in CAD $‘000)	2020
Fixed
Salary	521
At-risk
Short-term incentive	638
Long-term incentive
- PSUs	817
- DSUs	137
- Stock options	521
Total direct compensation	2,634
Total target direct compensation	1,966

Note:

All values above are derived from the summary compensation table on page 61

Total direct compensation includes base salary, actual short-term paid and actual long-term incentive grants

Total target direct compensation includes base salary, target short-term and target long-term incentives

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Share performance

The graph below shows the total shareholder return of $100 invested in CP shares compared to the two major market indices over the last five years ending December 31, 2020 assuming reinvestment of dividends. The graph also shows the total compensation awarded to our NEOs for each of the past five years.

The graphs show that CP shares have outperformed the S&P/TSX Composite Index and the S&P 500 index while our NEOs’ total compensation has increased by a lesser rate in recent years. We have delivered significant shareholder value as our cumulative total return for the five-year period ending December 31, 2020 was 163 percent on the TSX and 186 percent on the NYSE.

The total compensation value for NEOs as disclosed in the summary compensation table is 0.4 percent of our total revenues of $7.71 billion for 2020.

at December 31	2016	2017	2018	2019	2020
CP TSR (C$)	110	133	141	195	263
CP TSR (US$)	113	146	144	208	286
S&P/TSX Composite Index (C$)	121	133	123	150	158
S&P 500 Index (US$)	112	136	130	171	203
TDC ($ thousands)	31,796	27,471	22,210	27,352	31,855

Note:

•	Total direct compensation (TDC) is the total compensation awarded to the NEOs, as reported in the summary compensation table in prior years.
•	In years where there were more than five NEOs, we used the following to calculate total direct compensation in the table above:
•	2020: Keith Creel, Nadeem Velani, John Brooks, Mark Redd and Jeffrey Ellis
•	2019: Keith Creel, Nadeem Velani, John Brooks, Laird Pitz and Mark Redd
•	2018: Keith Creel, Nadeem Velani, Robert Johnson, Laird Pitz and John Brooks
•	2017: Keith Creel, Nadeem Velani, Robert Johnson, Laird Pitz and Jeffrey Ellis
•	2016: Hunter Harrison, Nadeem Velani, Keith Creel, Robert Johnson and Laird Pitz
•

Mr. Harrison, Mr. Creel, Mr. Brooks, Mr. Pitz, Mr. Redd and Mr. Johnson were paid in U.S. dollars and their amounts have been converted using the following average exchange rates: $1.3415 for 2020, $1.3269 for 2019, $1.2957 for 2018, 1.2986 for 2017 and $1.3248 for 2016.

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EXECUTIVE COMPENSATION DETAILS

Summary compensation table

The table below shows annual compensation in Canadian dollars for our five NEOs for the three fiscal years ended December 31, 2020. Mr. Creel, Mr. Brooks and Mr. Redd were paid in U.S. dollars and their compensation has been converted to Canadian dollars using the average exchange rates for the year: $1.3415 for 2020, $1.3269 for 2019 and $1.2957 for 2018. Mr. Velani and Mr. Ellis were paid in Canadian dollars.

Executive and principal position	Year	Salary ($)(1)	Share-based awards ($)(2)	Option-based awards ($)(3)	Non-equity incentive plan compensation - annual incentive plan ($)(4)	Pension Values ($)(5)	All other compensation ($)(6)	Total Compensation ($)
Keith E. Creel	2020	1,601,097	6,826,446	4,156,579	3,442,359	546,767	242,948	16,816,196
President and Chief	2019	1,537,866	5,870,208	3,642,061	2,978,994	566,343	554,930	15,150,402
Executive Officer	2018	1,453,595	4,369,757	2,519,163	3,148,551	452,209	543,332	12,486,607
Nadeem S. Velani	2020	790,366	1,818,076	1,157,441	1,263,452	226,331	66,336	5,322,002
Executive Vice-President	2019	751,099	1,623,980	978,943	1,095,729	214,043	59,250	4,723,044
and Chief Financial Officer	2018	666,946	1,199,385	688,327	1,032,596	138,925	57,680	3,783,859
John K. Brooks	2020	735,100	1,548,288	942,743	1,149,741	588,088	83,767	5,047,727
Executive Vice-President	2019	670,235	1,240,804	697,030	829,259	254,186	66,651	3,758,165
and Chief Marketing Officer	2018	499,384	424,798	244,922	602,177	166,898	61,456	1,999,635
Mark A. Redd	2020	595,081	1,155,272	693,849	827,327	93,038	79,781	3,444,348
Executive Vice-President	2019	491,307	642,177	355,053	592,539	96,231	214,626	2,391,933
Operations	2018	440,209	832,824	562,059	510,812	78,942	283,124	2,707,970
Jeffrey J. Ellis	2020	520,967	954,825	520,534	638,004	125,011	44,457	2,803,798
Chief Legal Officer	2019	463,071	695,339	438,493	520,787	112,898	54,844	2,285,432
and Corporate Secretary	2018	450,531	384,531	220,669	477,750	99,240	54,963	1,687,684

(1)

Salary. Represents salary earned in the year. Mr. Velani’s salary is set in U.S. dollars and was paid in Canadian dollars based on a foreign exchange rate of 1.3499 in 2020. Mr. Ellis’ salary was set in Canadian dollars for 2020.

(2)

Share-based awards. Includes PSUs and DSUs awards, where applicable. PSUs were granted on January 31, 2020. The grant date accounting fair value is $351.55 for grants on the TSX and US$265.81 for grants on the NYSE. The grant date accounting fair value of the awards are in accordance with FASB ASC Topic 718: Compensation – Stock Compensation. See Item 8, Financial Statements and Supplementary Data, Note 23: Stock-based compensation in our Annual Report on form 10-K filed with the SEC and securities regulatory authorities in Canada on February 18, 2021 for more details.

To calculate the number of PSUs our NEOs receive, we use the Willis Towers Watson binomial lattice model. Using this valuation model, the grant date expected fair value on January 31, 2020 was $284.76 on the TSX and US$215.31 on the NYSE, based on the following assumptions:

Assumptions	Willis Towers Watson Expected Life Binomial Valuation
TSX / NYSE
Term	3 years
Vesting Schedule	3 year cliff
Payout Range % (threshold-target-max)	50 - 100 - 200
Risk of Forfeiture	5%
PSU Value (as a % of grant price)	81%

Mr. Velani’s, Mr. Redd’s and Mr. Ellis’ amounts include the value of DSUs granted on January 31, 2020. See the About deferred compensation section on page 69 for more details.

(3)

Option-based awards. Stock options were granted on January 31, 2020. The grant date fair value of stock option awards granted to each NEO has been calculated in accordance with FASB ASC Topic 718: Compensation – Stock Compensation. We used the Black-Scholes option-pricing model (with reference to the shares underlying the options). The grant date accounting fair value of the awards shown in the Summary Compensation table shown respectively with reference to the TSX and NYSE are $66.31 or US$53.95 for the January 31, 2020 grant. See Item 8, Financial Statements and Supplementary Data, Note 23: Stock-based compensation in our Annual Report on Form 10-K filed with the SEC and securities regulatory authorities in Canada on February 18, 2021 for more details.

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To calculate the number of options that an executive receives, we use Willis Towers Watson’s expected life binomial methodology which is fundamentally similar to the methodology used to determine the accounting fair value; however, some of the underlying assumptions are different. For example, the binomial methodology assumes a slightly lower historical volatility, a higher risk-free rate and includes a discount to account for vesting restrictions.

The grant price on January 31, 2020 is $351.55 on the TSX and US$265.81 on the NYSE. Using the binomial valuation model, the grant date expected fair value on January 31, 2020 was $56.25 on the TSX and US$47.85 on the NYSE, based on the following assumptions:

Assumptions	Willis Towers Watson Expected Life Binomial Valuation
	NYSE	TSX
Option Term	7 years	7 years
Vesting Schedule	4 year pro-rated	4 year pro-rated
Expected Life	4.75 years	4.75 years
Dividend Yield (1-year historical)	1.07%	1.08%
Volatility (3-year daily)	19.5%	18.5%
Risk-free Rate (yield curve)	2.5 - 2.8%	1.8 - 1.9%
Risk of Forfeiture	5%	5%
Stock Option Value (as a % of grant price)	18%	16%

(4)

Non-equity annual incentive. Cash bonus earned under our short-term incentive plan for 2020 and paid in February 2021. In respect of their short-term incentive compensation, Mr. Redd and Mr. Ellis elected to receive part of their 2020 bonus in DSUs.

(5)

Pension. Mr. Creel, Mr. Velani and Mr. Ellis participate in the Canadian defined contribution plan (DC plan) and in the defined contribution supplemental plan (DC SERP). Mr. Creel and Mr. Redd participate in the U.S. defined contribution plan and the U.S. supplemental executive retirement plan. Mr. Brooks participates in the CP Pension Plan for U.S. Management Employees. See Retirement plans on page 68 for more details.

(6)

All other compensation. The NEOs receive certain benefits and perquisites which are competitive with our comparator group. The table below shows the breakdown of all other compensation for 2020. The values in the table have been converted to Canadian dollars using the 2020 average exchange rate of $1.3415.

	Perquisites						Other compensation
Executive	Personal use of company aircraft ($)(a)	Auto benefits ($)(b)	Housing allowance ($)(c)	Financial and tax planning ($)(d)	Additional medical ($)(e)	Club benefits ($)(f)	401K match ($)(g)	Employer share purchase plan match ($)(h)	Total ($)
Keith Creel	109,953	28,072	2,404	30,743	1,148	31,723	7,244	31,661	242,948
Nadeem Velani	-	39,487	-	-	-	11,200	-	15,649	66,336
John Brooks	-	39,183	-	3,420	1,548	15,025	10,036	14,555	83,767
Mark Redd	-	41,147	-	-	-	15,025	11,826	11,783	79,781
Jeffrey Ellis	-	19,879	2,816	-	-	11,200	-	10,562	44,457

(a)

Calculated by multiplying the variable cost per air hour by the number of hours used for travel and includes costs for fuel, maintenance, landing fees and other miscellaneous costs. As an executive of a Calgary-based company, enabling the CEO to visit his family in the United States is an important retention tool. Non-corporate use of the corporate jet has been limited to family visits and limited to the CEO only.

(b)

Reflects the cost of a company-leased vehicle and reimbursement of related operating costs. A taxable reimbursement of auto benefits is provided for executives with vehicles that meets a CFCR (Combined Fuel Consumption Ratio from the Canadian federal government) of 11.8L per 100KM or less.

(c)

Reflects total costs pro-rated for the days Mr. Creel is in Calgary to provide reasonable accommodation. For Mr. Ellis, the value reflects the housing subsidy that is included in relocation package and will end in June 2021.

(d)	Executive financial counselling was added to the flexible perquisite program effective August 1, 2020.
(e)

Under the U.S. medical benefits plan, available to all U.S. employees, the majority of the cost of a medical examination is covered by the plan. Only additional services for the executive medical are paid for by CP. In Canada, executive medicals are not covered under any general benefit plan.

(f)	Included in the perquisites program available to all senior executives. Value of CEO’s club membership of $31,723 reflects the Canadian dollar conversion of US$23,647.
(g)	Reflects matching company contributions to the 401k plan for Mr. Creel, Mr. Brooks and Mr. Redd.
(h)

Reflects company contributions to the employee share purchase plan (ESPP). Our NEOs participate in the ESPP on the same terms and using the same formulas as other participants. See page 67 to read more about the ESPP.

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Employment agreements

Except for Mr. Creel, employment agreements for executive officers are set out in a standard offer letter template. The letters contain the standard terms as described in the compensation discussion and analysis and include an annual salary, participation in the short and long-term incentive plans as approved annually by the Compensation Committee, participation in the benefit plans or programs generally available to management employees and perquisites.

As of the date of this proxy circular, all of our NEOs have a two-year non-compete, non-solicitation agreement tied to their CP employment.

Mr. Creel’s employment agreement includes:

•	reasonable living accommodation in Calgary
•	use of the corporate jet for business commuting and family visits within North America
•	non-disclosure, non-solicitation and confidentiality covenants
•	severance provisions as described on page 70
•	reimbursement for club memberships of up to US$25,000 annually
•	reimbursement for financial services of up to US$25,000 annually

Mr. Ellis has an offer letter that also includes a severance package for a termination without cause. The letter also includes a non-compete/non-solicit agreement.

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Incentive plan awards

Outstanding share-based awards and option-based awards

The table below shows all vested and unvested equity incentive awards that were outstanding as of December 31, 2020. See Long-term incentive plan beginning on page 46 for more information about our stock option and share-based awards.

		Option-based awards(1)					Share-based awards(2)

Executive	Grant date	Number of securities underlying unexercised options (#)	Option exercise price ($)	Option expiration date	Value of unexercised in-the-money options ($)(1)	Grant type	Number of shares or units of shares that have not vested (#)	Market or payout value of share-based awards that have not vested ($)	Market or payout value of vested share-based awards not paid out or distributed ($)
Keith Creel(3)	31-Jan-14	39,900	168.84	31-Jan-24	10,880,331
	24-Jul-14	47,940	210.32	24-Jul-24	11,084,207
	22-Jan-16	55,250	116.80	22-Jan-26	16,171,451
	20-Jan-17	8,471	150.99	20-Jan-24	2,110,679
	1-Feb-17	18,762	151.14	1-Feb-24	4,671,255
	1-Feb-17	177,225	151.14	1-Feb-24	44,124,463
	22-Jan-18	43,148	185.85	22-Jan-25	8,835,912
	25-Jan-19	54,202	205.31	25-Jan-26	9,756,632
	31-Jan-20	57,432	265.81	31-Jan-27	5,914,142
	6-Feb-13					DSU			14,192,611
	15-Feb-18					PSU			16,089,967
	14-Feb-19					PSU	22,279	9,833,937
	31-Jan-20					PSU	19,279	8,509,982
Total		502,330			113,549,072		41,558	18,343,919	30,282,578
Nadeem Velani	23-Jan-15	1,539	218.78	23-Jan-25	342,812
	22-Jan-16	2,927	165.74	22-Jan-26	807,237
	20-Jan-17	3,644	201.49	20-Jan-24	874,706
	22-Jan-18	13,260	231.66	22-Jan-25	2,782,876
	25-Jan-19	16,313	271.50	25-Jan-26	2,773,699
	31-Jan-20	17,455	351.55	31-Jan-27	1,570,601
	26-Feb-14					DSU			301,353
	19-Feb-15					DSU			152,466
	24-Feb-17					DSU			276,621
	22-Feb-19					DSU	273	120,393	481,571
	31-Jan-20					DSU	4,167	1,839,950
	15-Feb-18					PSU			4,639,031
	14-Feb-19					PSU	5,888	2,599,662
	31-Jan-20					PSU	1,041	459,775
Total		55,138			9,151,931		11,369	5,019,780	5,851,042
John Brooks	23-Jan-15	2,506	175.92	23-Jan-25	544,865
	22-Jan-16	4,340	116.80	22-Jan-26	1,270,300
	20-Jan-17	2,610	150.99	20-Jan-24	650,321
	22-Jan-18	4,195	185.85	22-Jan-25	859,058
	25-Jan-19	7,484	205.31	25-Jan-26	1,347,158
	14-Feb-19	2,969	202.00	14-Feb-26	546,947
	31-Jan-20	13,026	265.81	31-Jan-27	1,341,371
	6-Sep-12					DSU			449,584
	22-Feb-19					DSU	167	73,770	295,079
	15-Feb-18					PSU			1,564,156
	14-Feb-19					PSU	4,542	2,004,864
	31-Jan-20					PSU	4,373	1,930,126
Total		37,130			6,560,020		9,082	4,008,760	2,308,819
Mark Redd(4)	1-Apr-14	1,380	166.16	1-Apr-24	380,011
	23-Jan-15	1,256	175.92	23-Jan-25	273,085
	20-Jan-17	933	150.99	20-Jan-24	232,471
	22-Jan-18	4,015	185.85	22-Jan-25	822,198
	20-Jul-18	3,960	194.97	20-Jul-25	764,953
	25-Jan-19	3,996	205.31	25-Jan-26	719,300
	3-Sep-19	1,297	234.76	3-Sep-26	184,835
	31-Jan-20	9,587	265.81	31-Jan-27	987,235
	19-Feb-15					DSU			194,980
	22-Feb-19					DSU	142	62,577	250,309
	31-Jan-20					DSU	849	374,659	77,934
	15-Feb-18					PSU			1,497,334
	20-Jul-18					PSU	1,725	951,781
	14-Feb-19					PSU	1,643	725,164
	3-Sep-19					PSU	559	246,664
	31-Jan-20					PSU	2,414	1,065,526
Total		26,424			4,364,088		7,332	3,426,371	2,020,557

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		Option-based awards(1)					Share-based awards(2)

Executive	Grant date	Number of securities underlying unexercised options (#)	Option exercise price ($)	Option expiration date	Value of unexercised in-the-money options ($)(1)	Grant type	Number of shares or units of shares that have not vested (#)	Market or payout value of share-based awards that have not vested ($)	Market or payout value of vested share-based awards not paid out or distributed ($)
Jeffrey Ellis	22-Jan-16	2,097	165.74	22-Jan-26	578,332
	20-Jan-17	4,980	201.49	20-Jan-24	1,195,399
	22-Jan-18	4,251	231.66	22-Jan-25	892,157
	25-Jan-19	7,307	271.50	25-Jan-26	1,242,409
	31-Jan-20	7,850	351.55	31-Jan-27	706,343
	22-Jan-16					DSU			167,538
	31-Jan-20					DSU	393	173,449	693,795
	15-Feb-18					PSU			1,487,303
	14-Feb-19					PSU	2,638	1,164,638
	31-Jan-20					PSU	2,342	1,034,273
Total		26,485			4,614,640		5,373	2,372,360	2,348,636

(1)

Option-based awards. Regular options granted before 2017 vest 25 percent each year for four years beginning on the anniversary of the grant date and expire 10 years from the grant date. Grants made in 2017 and onwards expire seven years from the grant date. All exercise prices for grants received prior to 2015 are in Canadian dollars. With respect to Mr. Creel, Mr. Brooks and Mr. Redd, exercise prices for option awards that were granted in 2015 and later are in U.S. dollars. All of Mr. Velani’s and Mr. Ellis’ exercise prices are in Canadian dollars.

Value of unexercised in-the-money options. For stock options granted to NEOs in Canadian dollars, the value of unexercised in-the-money options at 2020 year-end is based on $441.53, the closing share price on the TSX on December 31, 2020. For NEOs with U.S. dollar stock option grants, the value of unexercised in-the-money options at 2020 year end is based on US$346.69, the closing share price on the NYSE on December 31, 2020.

(2)

Share-based awards. Values include reinvested dividends. The PSU values are based on a payout at target (100 percent) for the 2019 and 2020 grants. For Mr. Velani and Mr. Ellis, the value of unvested PSUs and DSUs is based on $441.53, the closing share price on the TSX on December 31, 2020. For Mr. Creel, Mr. Brooks and Mr. Redd, the value of unvested PSUs or DSUs is based on US$346.69, our closing share price on the NYSE on December 31, 2020, converted into Canadian dollars using a year-end exchange rate of $1.2732.

Vested and unvested DSU awards are deferred and cannot be redeemed until the NEO leaves the Company.

(3)	Mr. Creel was awarded a performance stock option grant on February 1, 2017. These options will vest on February 1, 2022 upon the achievement of predetermined performance measures.

(4)

Prior to becoming an NEO, Mr. Redd was one of a number of key senior leaders who received a retention grant on July 20, 2018, consisting of PSOs and PSUs. Upon the achievement of revenue and diluted earnings per share (EPS) targets on December 31, 2020 and a share price hurdle 10 days prior to the vest date for PSUs, the grant will vest on July 20, 2021. Diluted EPS results exceeded the target. The revenue target was achieved based on reported results, however, after defined adjustments, it was not met by less than 1 percent. While our overall company performance and shareholder return was favourable, the COVID-19 pandemic impacted our volumes due to lower consumer demand, resulting in the adjusted revenue not being achieved. Absent these impacts, the adjusted revenue goal would have been met in full. To provide an equitable outcome for all award participants, the Board approved the application of positive discretion for the PSOs to vest at 75 percent (without discretion would vest at 50 percent) and the PSUs will payout at 125 percent (without discretion would payout at 100 percent) based upon the EPS target having been exceeded, contingent upon the achievement of the share price hurdle. If the share price hurdle is not achieved it will result in a zero payout for PSUs regardless of performance. For Mr. Redd, 3,960 PSOs will vest and become exercisable on the vest date. Mr. Redd’s 1,725 PSUs with 125 percent discretion applied based on the December 31, 2020 closing share price on the NYSE and the year-end exchange rate of 1.2732 will result in an estimated payout of $951,781, if the share price hurdle is achieved. See Compensation Committee Discretion on page 45 for details on the use of discretion.

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Incentive plan awards – value vested or earned during the year

The table below shows the amount of incentive compensation that vested or was earned in 2020.

Executive	Option-based awards - value vested during the year ($)(1)	Share-based awards - value vested during the year ($)(2)	Non-equity incentive plan compensation - value earned during the year ($)
Keith Creel	6,409,932	16,089,967	3,442,359
Nadeem Velani	922,774	4,682,621	1,263,452
John Brooks	587,742	1,564,156	1,149,741
Mark Redd	413,684	1,497,334	827,327
Jeffrey Ellis	794,423	1,487,303	638,004

(1)

Option-based awards – value vested during the year. Includes the aggregate dollar value that would have been realized if the options were exercised on the date of vest. It is calculated as the difference between the closing price (on each of the stock option vest dates in 2020) and the exercise price, converted to Canadian dollars where applicable using the exchange rate on the vest date.

(2)

Share-based awards – value vested during the year. Includes DSUs that have vested during the year and are valued as of the vest date and converted to Canadian dollars where applicable, as well as the 2018 PSU value which vested at 200 percent on December 31, 2020. The 2018 PSU value realized on vesting is calculated by multiplying the number of shares acquired on vesting by $432.25, the average 30-day trading price of our shares prior to December 31, 2020 on the TSX for Mr. Velani and Mr. Ellis, and US$335.39 on the NYSE for Mr. Creel, Mr. Brooks and Mr. Redd, converted to Canadian dollars using the year-end exchange rate of $1.2732 and by multiplying that product by the achieved performance factor.

Option exercises and vested stock awards

The table below shows the options exercised and sold by the NEOs in 2020.

Executive	Number of options exercised and sold	Option exercise price ($)	Value realized ($)(1)
Keith Creel	25,413	150.99	6,030,244
	33,910	175.92	6,915,646
Nadeem Velani	2,310	126.34	721,002
	1,000	201.49	241,160
	1,820	168.84	495,375
John Brooks	2,345	97.70	790,911
	2,850	75.71	1,029,770
	1,900	119.18	596,498
	1,440	168.84	381,658
Mark Redd	2,801	150.99	427,260
	2,042	116.80	404,562
Jeffrey Ellis	900	165.74	174,294
	3,600	165.74	672,182

(1)

Based on the market price of shares less the option exercise price on the date of exercise. The values for exercised options granted on the NYSE were converted to Canadian dollars using the exchange rate on the exercise date.

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Equity compensation plan information

The table below shows the securities authorized for issuance under equity compensation plans at December 31, 2020. These include the issuance of securities upon exercise of options outstanding under the stock option plan and the director stock option plan.

The table also shows the remaining number of shares available for issuance and includes 340,000 shares under the director stock option plan. On July 21, 2003, the Board suspended any additional grants of options under the director stock option plan and there are no outstanding options under that plan.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by security holders	1,387,366	225.20	1,235,969
Equity compensation plans not approved by security holders	-	-	-
Total	1,387,366	225.20	1,235,969

See page 49 to read more about the stock option plan. You can also read about the two equity compensation plans in our audited consolidated financial statements for the year ended December 31, 2020, available on our website (investor.cpr.ca/financials), and on SEDAR (www.sedar.com) and EDGAR (www.sec.gov).

Employee Share Purchase Plan (ESPP)

CP’s ESPP is available to all employees and provides the opportunity to purchase shares on the open market through payroll deductions which aligns employees’ interests with those of shareholders. Employees may contribute between one percent and ten percent of their base salary to the ESPP every pay period. CP provides a 33 percent match on the first 6 percent of non-unionized and specified unionized employees’ contributions which vest at the end of the four consecutive quarters. Employees must remain participants of the ESPP at the time of vesting in order to receive the CP match.

As of December 31, 2020, approximately 53 percent of our employees participated in the ESPP.

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Retirement plans

Canadian pension plans

Mr. Creel, Mr. Velani and Mr. Ellis participated in our DC plan in 2020.

Participants contribute between 4 and 6 percent of their earnings depending on their age and years of service, and the Company contributes between 4 and 8 percent of earnings on a participant’s base salary and annual bonus. For executives, CP contributes an additional 6 percent contribution on base salary and annual bonus. Total contributions are limited to the maximum allowed under the Income Tax Act (Canada) ($27,830 for 2020).

Defined contribution plan

Executive	Accumulated value at start of year ($)	Compensatory ($)	Accumulated value at year end ($)
Keith Creel	2,041,957	523,827	2,801,563
Nadeem Velani	774,411	226,331	1,108,415
Jeffrey Ellis	454,091	125,011	633,286

Mr. Creel, Mr. Velani and Mr. Ellis also participate in the DC SERP, a non-registered plan that provides notional contributions in excess of the Income Tax Act (Canada) limits for the DC Plan at the same employer contribution in the DC Plan. Company contributions vest after two years of employment. Employees do not contribute to the DC SERP.

U.S. retirement plans

Our U.S. retirement program has five elements:

•	a qualified defined benefit pension plan which provides automatic employer contributions (closed plan);
•	a non-qualified defined benefit pension plan (closed plan) for certain employees whose compensation exceeds the U.S. Internal Revenue Code limits (US$230,000 for 2020);
•	a voluntary qualified 401(k) plan with employer match;
•	a qualified defined contribution plan which provides automatic employer contributions; and
•	a non-qualified defined contribution plan for certain employees whose compensation exceeds the U.S. Internal Revenue Code limit (US$285,000 for 2020).

CP pension plan for U.S. management employees (closed plan)

CP sponsors a defined benefit pension plan comprised of a Basic Defined Benefit Pension Plan (Basic DB Plan) and a Supplemental Pension for earnings in excess of the Internal Revenue Service (IRS) compensation limits in the Basic DB Plan, which provides retirement benefits in excess of the benefits payable from the Basic DB Plan. The benefit is based on age, service and a percentage of final average compensation.

The pension formula uses the final average monthly earnings and calculates a benefit of 0.5 percent up to the Tier 1 Railroad Retirement Board limit and 1.25 percent in excess of that limit, and multiplies that by the years of service to a maximum of 30 years. An unreduced pension is available for all employees under the Basic DB Plan and the Supplemental Pension Plan as early as age 62 with 30 years of service with the normal retirement benefit payable at age 65.

The table below summarizes Mr. Brooks’ participation in the Basic DB Plan and Supplemental Pension Plan in 2020. The values in the table have been converted to Canadian dollars using the 2020 average exchange rate of $1.3415.

	Years of credited service		Annual benefits payable		Opening present value of defined benefit obligation ($)	Compensatory change ($)	Non-compensatory change ($)	Closing present value of defined benefit obligation ($)
Executive	At December 31, 2019	At age 65	At year end ($)	At age 65 ($)
John Brooks	12.17	27.25	165,803	371,252	1,084,323	588,088	430,786	2,103,197

The closing present value of the defined benefit obligation is based on Mr. Brooks’ $165,803 accrued benefit assumed to be paid at 65. The present value was determined using a discount rate of 2.26 percent and mortality adjusted actuarial assumptions.

401(k) plan

Individuals can make pre-tax or post-tax (Roth) contributions to the 401(k) plan subject to limitations imposed by the IRS in the U.S. The Company provides a matching contribution of 50 percent on the first 6 percent of eligible earnings. All contributions vest immediately.

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U.S. salaried retirement income plan

The U.S. Salaried Retirement Income Plan is employer-funded with an annual contribution amount equal to 3.5 percent of eligible earnings, which include base salary and annual bonus. These earnings are subject to compensation limitations imposed by the IRS in the U.S. These amounts are included in the summary compensation table under All other compensation.

Supplemental defined contribution plan (U.S. DC SERP)

The U.S. DC SERP is an unfunded, non-qualified defined contribution plan that provides an additional company contribution equal to 6 percent of eligible earnings without regard to the limitations imposed by the IRS. In the U.S., eligible earnings include base salary and annual bonus. In addition, for earnings in excess of the limitations imposed by the U.S. Internal Revenue Code, an additional 3.5 percent contribution is made. Company contributions cliff vest at the end of three years.

Mr. Creel and Mr. Redd participated in the U.S. DC SERP in 2020. The table below shows the U.S. Salaried Retirement Income Plan and U.S. DC SERP account information as at December 31, 2020 and values have been converted to Canadian dollars using the 2020 average exchange rate of $1.3415.

Executive	Accumulated value at start of year ($)	Compensatory ($)	Accumulated value at year end ($)
Keith Creel	1,045,509	22,940	1,227,046
Mark Redd	246,286	93,038	415,177

About deferred compensation

Executive officers and members of senior management who have not met their share ownership requirement can choose to defer all or a portion of their short-term incentive or PSU grant as DSUs.

The short-term incentive DSUs are granted in the year the bonus is actually paid and may receive a 25 percent match. The deferred amount, including the match, cannot exceed the amount needed to meet the ownership requirement. The amount is converted to bonus DSUs using the average market price of a CP common share for the 10 trading days immediately before December 31 of the applicable performance year. The matching units vest after three years.

Eligible executives can elect to defer a portion of their PSU grant prior to start of the performance period. These performance DSUs are subject to the same performance and vesting conditions as the corresponding PSU grant. To align with the granting practice of the PSU plan, the elected amount converted to performance DSUs is based on the market closing price of a CP common share for the 30 trading days prior to the grant date. The performance DSUs may receive a 25 percent match upon vesting, three years from the grant date.

To defer any compensation, elections must be made by June 30th of the calendar year prior to the new fiscal year. Matching DSUs cannot exceed 20 percent of the executives total ownership requirement.

The table below shows the number of DSUs outstanding and their value based on our closing share price on December 31, 2020.

Executive	Unvested DSUs (#)	Vested DSUs (#)	Total Units (#)	Value as at December 31, 2020 ($)(1)
Keith Creel	0	32,153	32,153	14,192,611
Nadeem Velani	4,440	2,745	7,185	3,172,354
John Brooks	167	1,687	1,854	818,433
Mark Redd	991	1,185	2,176	960,459
Jeffrey Ellis	393	1,951	2,344	1,034,782

(1)

We valued the outstanding DSUs using $441.53, our closing share price on the TSX on December 31, 2020 for Mr. Velani and Mr. Ellis, and US$346.69, our closing share price on the NYSE and converted to Canadian dollars using a year-end exchange rate of $1.2732 for Mr. Creel, Mr. Brooks and Mr. Redd.

DSUs are redeemed for cash after the executive retires or leaves the Company, with: (i) Canadian-resident executives being entitled to elect a date of payment between the date that is six months following their departure from the Company and December 15th of the following calendar year, in compliance with Canadian tax rules; and (ii) U.S.-resident executives being paid six months after their departure from the Company, in compliance with U.S. tax regulations. We used the average market price of a share for the 10 trading days immediately before the payment date to calculate the amount, which the participant receives in a lump sum.

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Termination and change in control

Termination of employment

We have policies to cover different kinds of termination of employment.

Mr. Creel is covered under the terms of his employment agreement effective January 31, 2017, as amended December 18, 2018, that includes non-competition, non-solicitation and confidentiality restrictions. Mr. Ellis has a severance agreement for termination without cause. Mr. Velani, Mr. Brooks and Mr. Redd are subject to the same terms as all other employees for resignation, retirement, termination with cause, termination without cause and change in control. Mr. Velani, Mr. Brooks, Mr. Redd and Mr. Ellis signed non-competition, non-solicitation agreements in 2018, 2019 and 2020 that also had confidentiality restrictions.

	Resignation	Retirement	Termination with cause	Termination without cause	Change in control
Severance	None	None	None	Mr. Creel: 24 months of base salary Mr. Ellis: 12 months of salary Other NEOs: per legislative requirements	None
Short-term incentive	Forfeited	Award for current year is pro-rated to retirement date	Forfeited	Equal to the target award for severance period for Mr. Creel Other NEOs: award for current year is pro-rated to termination date as per plan	None
DSUs	Unvested DSUs are forfeited	Unvested DSUs are forfeited	Unvested DSUs are forfeited	Unvested DSUs are forfeited	Unvested units vest early if the holder is terminated following change in control
Performance share units	Forfeited

Award continues to vest based on performance factors and executive is entitled to receive the full value as long as they have worked for six months of the performance period, otherwise the award is forfeited

			Forfeited	Pro-rated based on active service within the performance period	Only vest if the executive is terminated following a change in control PSUs vest at target, pro-rated based on active service within the performance period
Stock options	Vested options are exercisable for 30 days or until the expiry date, whichever comes first Unvested options are forfeited Performance stock options are forfeited	Options continue to vest Award expires five years after the retirement date or the normal expiry date, whichever is earlier Performance stock options are forfeited	Forfeited	Vested options are exercisable for six months following termination as well as any options that vest during the six-month period Performance stock options are forfeited	Options only vest early if the option holder is terminated following the change in control Performance stock options are forfeited
Pension	No additional value	No additional value	No additional value	No additional value	No additional value
ESPP shares	Unvested shares are forfeited	Unvested shares vest	Unvested shares are forfeited	Unvested shares vest	Unvested shares vest
Benefits	End on resignation	Post-retirement life insurance of $50,000 and a health spending account based on years of service (same for all employees)	End on resignation	None	None
Perquisites	Any unused flex perquisite dollars are forfeited	Any unused flex perquisite dollars are forfeited	Any unused flex perquisite dollars are forfeited	Any unused flex perquisite dollars are forfeited	Any unused flex perquisite dollars are forfeited

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The table below shows the estimated incremental amounts that would be paid to Mr. Creel and Mr. Ellis, if their employment had been terminated without cause on December 31, 2020. There is no extra tax gross-up provision for any termination benefit.

		Severance payment

Name	Severance period (# of months)	Base pay ($)	Short-term incentive ($)	Additional retirement benefits ($)	Other benefits ($)(1)	Value of vesting of options and equity-based awards ($)(2)	Payable on termination without cause ($)
Keith Creel	24	3,039,160	3,798,950	—	48,418	18,797,782	25,684,311
Jeffrey Ellis	12	531,449	372,014	—	26,603	2,130,260	3,060,326
Total		3,570,609	4,170,964	—	75,021	20,928,042	28,744,637

(1)	Reflects the value of accelerated vesting of shares purchased under the ESPP for Mr. Creel and Mr. Ellis. Also includes the cost of group benefits for Mr. Ellis for the severance period.
(2)

Reflects the value of stock options and equity-based awards vesting within six months following termination in accordance with our stock option plan, and the pro-rated value as of the termination date of PSU awards. Mr. Creel’s calculation is based on US$346.69, our closing share price on the NYSE on December 31, 2020, converted to Canadian dollars using a year-end exchange rate of $1.2732. Mr. Ellis’ calculation is based on $441.53, our closing share price on the TSX on December 31, 2020.

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PART IV – CORPORATE GOVERNANCE

CP is one of Canada’s oldest and most recognizable companies. We were founded in 1881 to connect Canada. We take pride in our historic legacy, our role as a business leader, and our reputation for honesty, integrity and the faithful performance of our undertakings and obligations.

Our ability to maintain this reputation depends on our actions and the choices we make every day. We believe that good corporate governance practices are essential to effective management and the protection of CP’s investors, employees and other stakeholders.

Where to find it

Serving as a Director	86
Integrity	86
Share Ownership	87
Attendance	89
Skills and development	89
Director Engagement by Management	90

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GOVERNANCE AT CP

CP has a strong governance culture and we have adopted many leading policies and practices. As a U.S. and Canadian listed company, our corporate governance practices comply with or exceed the practices outlined by the Canadian securities Administrators (CSA) in National Policy 58-201 Corporate Governance Guidelines and the TSX, the SEC and the NYSE.

We regularly review our policies and practices and make changes as appropriate, so we stay at the forefront of good governance as standards and guidelines continue to evolve in Canada and the United States.

The Board and the Governance Committee are responsible for developing our approach to corporate governance. This includes annual reviews of the corporate governance principles and guidelines which were established by the Board, as well as the terms of reference for the Board and each of the four standing Board committees.

CP’s corporate governance principles and guidelines are available on our website at investor.cpr.ca/governance.

About the Board

The Board has ultimate authority to make decisions about CP, other than on matters that are specifically reserved for shareholders.

The Board is responsible for overseeing CP’s business, providing overall guidance and direction to management, our long-term strategic direction, succession plans for senior officers, risk oversight and ensuring that the long-term interests of shareholders are served.

Our governing documents state that the Board must have a minimum of five and a maximum of 20 directors. Shareholders elect directors for a term of one year at our annual meeting. The Board may also appoint directors between shareholder meetings if an increase in board size is warranted or to fill a vacancy.

Key governance documents

The Board has approved its terms of reference as well as those for each committee and the written position descriptions for the independent Board Chair, the committee chairs and CEO, and reviews them annually. These documents are available on our website at investor.cpr.ca/governance.

The Board is dedicated to maintaining the highest standards of corporate governance and nurturing a culture of strong business ethics and governance throughout the organization. It operates independently to ensure proper stewardship and sound decision-making. The Board is qualified with the right mix of relevant skills and experience, including transportation industry knowledge, financial and accounting literacy, strategic planning, human resources, executive compensation and risk management – all of which are critical to understanding and addressing the business challenges facing CP. The Board is also diverse by gender, age, cultural heritage and ethnicity and geography to generate different perspectives and opinions for healthy discussion and debate. The Board is composed of five women and six men, one of whom is from a visible minority community. Six of our directors are Canadians and five are Americans. The Canadian directors reside in British Columbia, Alberta, Ontario and Québec. The American directors reside in Missouri, Illinois and Florida. One of the directors, the President and CEO, is a military veteran.

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The Board has terms of reference to assist it in exercising its powers and fulfilling its duties. Each Board committee also has terms of reference to assist it in carrying out its duties and responsibilities. The Board’s terms of reference are included at part VIII to this proxy circular. The committees’ terms of reference can be found on our website at investor.cpr.ca/governance.

Structure

The Board represents the interests of the Company, shareholders and other stakeholders and has four standing committees to assist it in fulfilling its duties and responsibilities.

Each committee is made up of only independent directors.

Committee membership is reviewed annually after directors are elected at the annual shareholder meeting and on an as-needed basis through the year. For additional information on what our committees did in 2020, see the committee reports beginning on page 29.

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The table below sets out committee membership as at March 16, 2021:

Mr. Creel is not a member of any Board committees because he is President and CEO and therefore not independent.

Directors are invited to attend meetings of the other committees on which they do not sit. Regularly scheduled committee meetings take place during the same days as Board meetings. Meetings are scheduled sequentially to allow for attendance by all directors, including those who are not committee members. In 2020, directors attended all meetings of the committees on which they sit. Non-member directors also attended all regularly scheduled committee meetings for those committee meetings which were held in conjunction with Board meetings in January, April, July and October. In addition to regularly scheduled meetings, the Board and the Board’s committees hold additional meetings as may be required to fulfill their mandates.

In 2020, the Board held meetings in January, February, March, April, July, September, October and December.

Independence

The Board has adopted standards for director independence based on the criteria of the NYSE, SEC and CSA.

The Board reviews director independence continually and annually using director questionnaires as well as by reviewing updated biographical information, meeting with directors individually, and conducting a comprehensive assessment of all business and other relationships and interests of each director with respect to CP and our subsidiaries. In 2020 and 2021, the Board confirmed that each director, except for Mr. Creel, is independent in accordance with the standards for independence established by the NYSE and the CSA. Mr. Creel is not independent because of his position as President and CEO.

The Board has also confirmed that each member of the Audit and Finance Committee meets the additional independence standards for audit committee members under Section 10A(m)(3) and Rule 10A-3(b)(1) of the Exchange Act, and Section 1.5 of National Instrument 52-110 Audit Committees. In addition, three of the five members of the currently constituted Audit and Finance Committee meet the definition of Audit Committee financial expert, as defined by the SEC.

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Independent Board Chair

The Board Chair and President and Chief Executive Officer are separate roles at CP. Our current Chair of the Board, Isabelle Courville, is an independent director and has served as our Chair since May 7, 2019. Ms. Courville has been a director of CP since May 1, 2013.

The Chair of the Board presides at Board meetings and our shareholder meetings. The Chair also serves as an advisor to the CEO and other members of senior management.

We have a formal written mandate that sets out the key responsibilities of the Chair of the Board, which includes, among other things:

A copy of the position description is available on our website at investor.cpr.ca/governance.

In camera and executive sessions

The independent members of the Board meet in camera, without management and non-independent members of the Board present, at each Board meeting, and had a total of nine of such meetings in 2020. Additionally, at each regularly scheduled meeting, the Board holds two in camera executive sessions; one that includes the President and CEO and one with only independent directors. The Audit and Finance Committee and the Compensation Committee include at least one in camera session of independent directors at the beginning and/or end of each meeting. The Governance Committee also meets in camera from time to time. Time is also available at each meeting of the other standing committees of the Board to meet in camera. At each in camera session, the Chair of the Board or the Chair of the applicable committee presides over the executive session.

Independent advice

According to their terms of reference, the Board and each committee can each retain additional independent financial, legal, compensation and other advisors. In 2020, an independent consultant met with members of the Board and engaged in individual interviews with each director. Interviews were also conducted with management who participate in Board meetings. The Board evaluations included peer evaluations and all findings were presented to directors by the Chair of the Board and the Chair of the Governance Committee.

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Diversity

Diversity, together with accountability and pride, are CP’s corporate values, and diversity and inclusion is a priority focus area for CP. We believe our different backgrounds, experiences and perspectives lead to innovation and creativity. Our diversity & inclusion team, with support from senior leadership, is responsible for developing programs and initiatives to achieve our diversity commitments. We are continually working on programs and opportunities to ensure we are attracting, retaining and developing the best people and skill sets for CP. We are doing this by working collaboratively with our employees, communities along our rail network and with partner organizations. CP is also committed to making a material improvement through its Diversity Commitment in the representation of women, Black, Indigenous and people of colour (BIPOC) throughout all levels of the organization, including in management, and has adopted a written diversity and inclusion policy for our employees. CP’s diversity and inclusion policy sets out CP’s commitment to identifying, hiring and promoting members of “designated groups” (being women, Indigenous peoples, persons with disabilities and members of visible minorities, within the meaning set forth in the Employment Equity Act (Canada)) to positions throughout the organization. In addition to an employee diversity and inclusion policy, CP’s Board of Directors has also adopted a Board diversity policy in 2020.

In 2020, we published CP’s Diversity Commitment. Our commitment includes a focus on recruiting employees who are Black, Indigenous, and people of colour as well as women at all levels and in all professions through targeted outreach and partnerships. Additionally, we will grow and develop employees from these groups and make material improvements in our representation of women and BIPOC to senior leadership roles. This commitment reaffirms the efforts we have made and will continue to make in our journey to becoming a more diverse and inclusive company – a company that our employees and those who we do business with are proud to be a part of.

Board diversity

CP is a founding member of the Canadian Board Diversity Council, an organization dedicated to advancing diversity on Canadian Boards. We are also a member of the 30% Club, a leading international organization created with the aim of developing a diverse pool of talent for all businesses through efforts of members who are committed to better gender balance at the Board and other levels of the organization.

Under our Board diversity policy, recommendation of directors for nomination or appointment to the Board will be made based on balance of skills, background, experience and knowledge, taking into account diversity considerations, such as gender, age, geographical representation from the regions in which we operate, cultural heritage (including Aboriginal peoples and members of visible minorities) and different abilities (including persons with disabilities). We will strive to use, to their fullest potential, CP’s network of relationships in addition to third-party organizations that help identify diverse candidates joining the Board. We will periodically review recruitment and selection protocols to ensure diversity remains an important component of our Board.

Diversity at CP

We are committed to increasing diversity throughout the organization and on our Board, and recognize diversity as a key CP foundation.

Women currently represent 45 percent of our Board members and two of four of our Board committees – the Audit and Finance Committee and the Corporate Governance and Nominating Committee – are chaired by women. A third committee, Risk and Sustainability, is chaired by a man who is a visible minority.

You can find a copy of our diversity policy on our website (investor.cpr.ca/governance).

CP is a proud member of the WXN Diversity Council

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The Governance Committee is committed to reviewing the Board’s diversity policy periodically to assess the Company’s progress against the policy’s objectives in order to ensure that it is being effectively implemented. This review will enable the Governance Committee to assess the effectiveness of the Board diversity policy.

We are proud of the current level of representation of members of designated groups on our Board and believe the Governance Committee and the Board are successfully addressing diversity. While the Board diversity policy does not establish fixed targets regarding the representation of members of designated groups, our current Board composition includes five women (including the Chair of the Board and half of our committee chairs). While we have no Board members who are of Indigenous descent or members who are disabled, Gordon Trafton who is the current chair of our Risk and Sustainability Committee, is a member of a visible minority group. Accordingly, six of the 11 director nominees or 54.5 percent of CP’s Board are members of designated groups. See page 89 for an overview of the Board’s skills and experience. The Board is also geographically diverse, being composed of six Canadians, representing 55 percent of our Board and five Americans, representing 45 percent of our Board. One of our directors, the President and CEO, is a military veteran.

Leadership diversity

Diversity is one of our values and we continue to work collaboratively with our employees, communities along our network and partner organizations in Canada and the U.S. to progress and support CP’s commitment toward a more representative and inclusive workplace. Further, in an effort to increase the transparency associated with our focus on diversity, the Company took the following steps in 2020: in addition to our diversity and inclusion policy and our Diversity Commitment, we published a new sustainability report containing expanded diversity and workforce disclosure; we also participated in the Workforce Disclosure Initiative for the second consecutive year; and, in early 2021 we launched a diversity and inclusion survey for employees.

Our diversity and employment equity initiatives encourage the advancement of women and others with diverse backgrounds throughout the organization. This program is designed to remove barriers at all levels of the workplace that can impede or prevent the inclusion of qualified individuals from designated groups and others from being considered for positions. These initiatives are comprehensive and meet the requirements under the Employment Equity Act (Canada).

Recent Recognitions

CP was recently recognized by Canada’s Top 100 Employers as one of Alberta’s Top 70 Employers for 2021, and one of Canada’s Best Diversity Employers for 2021. CP was also named a top 10 (fourth overall) Military Friendly® employer in the United States for 2020 and again in 2021. Military Friendly® is the standard that measures an organization’s commitment, effort and success in creating a sustainable and meaningful benefit for the military community that includes people in active duty, reserve, guard, veterans and military spouses. CP encourages veterans to pursue a career in the railway industry. In 2020, 8.1 percent of CP’s total hires were military service members.

Our employee diversity and inclusion policy does not establish any specific quotas or targets regarding the representation of designated groups or visible minorities in senior management positions, including executive officers (as that term is defined in applicable Canadian and U.S. securities laws) as we are making significant progress on our various diversity initiatives described above. Currently, none of our executive officers are women, disabled persons or of Indigenous descent. In the ranks of our Company Officers(1), two are women, three men are visible minorities, and one man self-identifies as member of an Indigenous community. In addition, we continue to identify and develop women and members of other designated groups for higher level positions. At the rank of general manager and higher, women represent 18.5 percent of this employee group; visible minorities represent 14.1 percent of this group and persons with disabilities represent 6.5 percent of this group.(2)

(1)	Company officers are defined as Vice-President and above at CP.
(2)	As of November 30, 2020.

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The number of employees from diverse groups at the rank of general manager and up has increased year over year from 27.6 percent in 2019 to 30.4 percent in 2020.(1)

Diversity Councils

In 2020, CP established three Diversity Councils: Racial Diversity Council, Gender and 2SLGBTQ+ Diversity Council and Indigenous Diversity Council. Each of these councils is led by a senior leader of the Company acting as the Council chair. Each council represents a diverse group of employees from various levels of the Company and across our property in U.S. and Canada. Their intent is to work with leadership to ensure we consider diversity and inclusion when making decisions, provide feedback on corporate direction, originate innovative ideas for promoting diversity and inclusion and supporting initiatives that relate to each council’s area of focus.

At the the launch of our Councils, we held Diversity & Education Sessions with all of our Senior Leaders and other leaders and employees. The intent of these sessions was to ground leaders in the basic understanding of diversity and inclusion, changing workforce demographics, the business case for diversity and inclusion and more importantly fostering discussion about unconscious biases and encouraging leaders to become more inclusive.

CP Diversity Council Chairs

Joan Hardy Vice-President Sales & Marketing, Grain and Fertilizer Chair of the Gender and 2SLGBTQ+ Diversity Council	Jeff Ellis Chief Legal Officer and Corporate Secretary Chair of the Indigenous Diversity Council	Tracy Miller Senior Vice-President Operations, Southern & Eastern Regions Chair of the Racial Diversity Council

Mr. Creel and Mr. Chad Rolstad, Vice-President Human Resources and Chief Culture Officer, continue to lead our efforts to increase diversity at the executive level and throughout the organization. With the increasing number of women, visible minorities and people with disabilities in management, we are confident that our diversity and inclusion policy, our Diversity Commitment, the diversity and employment equity program and our succession planning efforts will lead to more diversity in executive positions. We are also introducing new programs and tools to strengthen leadership and accountability, improve retention and outreach, and support the recruitment of other individuals from diverse designated groups.

(1)

These percentages represent overall employee diversity, from designated groups as that term is used in the Employment Equity Act, (Canada). Further if an employee fits in two diversity categories (e.g. a woman of visible minority status), for the purposes of determining the percentage of the workforce that is diverse, she is counted once.

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Indigenous Affiliations

CP is a patron member of the Canadian Council for Aboriginal Business and a committed member of the Progressive Aboriginal Relations program. This program provides Indigenous communities with assurance that its member companies are good business partners, Indigenous-friendly employers and committed to prosperity in Indigenous communities. CP is proud to support Indigenous Youth through partnership with Indspire. Indspire is a Canadian Indigenous registered charity that invests in the education of First Nations, Inuit and Métis youth for the long-term benefit of these individuals, their families and communities. In 2020, CP actively participated in Indspire’s Soaring Youth Event and recently donated $25,000 to support its Building Brighter Futures scholarship program.

In addition, we have partnerships with various organizations including Women Building Futures, the Women’s Executive Network, the League of Railway Women, Catalyst and Women on Track, an internal support network for female employees at CP. Women on Track events bring together women and men at all levels of management within CP to hear guest speakers, participate in panel discussions and participate in networking opportunities in a collaborative and inclusive environment.

CP is proud to be a member of the following organizations focusing on gender equity, diversity and inclusion:

You can read more about leadership development and succession planning on page 81 and our diversity initiatives on our website at sustainability.cpr.ca.

Serving on other Boards

Members of our Board must be able to commit the necessary time and energy to fulfill their duties and responsibilities to the Board and the committees on which they serve.

When we recruit new director candidates, we make sure potential candidates understand the scope of responsibilities and the time commitment required, and we review the other boards they sit on as part of the vetting process.

We consider an outside board to be any board of directors of a public company other than Canadian Pacific Railway Limited or Canadian Pacific Railway Company, our wholly-owned subsidiary.

Overboarding

The Board considers a director to be ‘overboarded’ if the time commitments required by sitting on other company boards affects their ability to meet their commitments to the CP Board. It also considers the guidelines of proxy advisory firms in Canada and the United States. The Board will closely review any circumstances where a director or director candidate would sit on more than four public company boards. CP’s current policy is that directors can sit on no more than five public company boards (including CP).

The Board considers overboarding on a case by case basis:

•	the Chair of the Board and chair of the Governance Committee review potential overboarding before a director can accept another public company directorship; and
•

the Governance Committee reviews the public company directorships of all potential directors, and reviews every director’s Board memberships as part of the nomination process every year. None of our nominated directors are considered to be overboarded.

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Audit and Finance Committee members

A member of the Audit and Finance Committee cannot serve on the audit committees of more than three public companies (including CP), unless the Board determines it will not affect the director’s ability to be an effective member of CP’s Audit and Finance Committee. None of the members of our Audit and Finance Committee currently serve on more than three public company audit committees.

Interlocks

Mr. Monser and Mr. Paull serve as directors on the board of Air Products & Chemicals Inc. The Board and the Governance Committee are aware of the interlocking nature of these positions and have satisfied themselves that this does not pose any concerns over the independence of these directors because Air Products & Chemicals Inc. is not a competitor of CP.

Key responsibilities

Strategic planning

The Board oversees the development, execution and fulfillment of our strategic goals, which are set out in a multi-year strategic plan.

The Board sets aside one meeting each year, typically in the fall, for a strategic planning session with management. The strategic planning meeting also includes, in many cases, site visits. Due to the ongoing COVID-19 pandemic, and in the interest of director and management safety, the majority of site visits were suspended in 2020.

Management develops the strategic plan, which includes their proposed strategy, plans and objectives to support continuous improvement in our operating performance.

The Board reviews the strategic plan and discusses various aspects of the strategy, plans and objectives, including key issues, assumptions, risks and opportunities. The Board also considers our key priorities and the overall risk impact of the strategic plan, and reviews and approves the financial objectives including significant allocations of capital, before approving the strategic plan.

The Board oversees the implementation of the strategic plan and monitors our performance against our objectives and receives updates from management at each regular meeting of the Board.

Leadership development and succession planning

The Compensation Committee and the Board are involved in the succession planning process.

This involves reviewing the depth and diversity of succession pools for the CEO, CFO, senior operations executive and other key leadership roles, including contingency plans in case there is an unexpected turn of events. It also includes reviewing leadership and development strategies, succession plans and development programs for senior talent at least once a year.

The Board provides opportunities for directors to get to know employees who have been identified as succession candidates. These employees make presentations to the Board and are invited to functions where they can interact with the directors more informally.

The Compensation Committee reviews, reports on and, where appropriate, provides recommendations to the Board on incentive compensation plans, performance objectives for senior officers and succession planning.

Risk oversight

The Board, with the assistance of the Risk and Sustainability Committee and its other committees, has overall responsibility for risk oversight.

This includes overseeing risks specifically related to our business operations, health, safety, security and the environment, including those risks relating to the implementation of business plans and opportunities, rail plans and disaster planning. This also includes reviewing and discussing key issues, assumptions, risks, opportunities and strategies related to the development and implementation of our operations.

Unwavering commitment to safety

CP has long been an industry leader in rail safety and we have been steadfast in our commitment to the health, safety and security of our employees and the communities we serve.

The Risk and Sustainability Committee is responsible for overseeing safety-related matters.

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All four committees have a role in risk oversight, as set out below:

Committee	Risk oversight responsibility	Specific risk oversight

Audit and Finance	Oversees financial risks and contingent exposure that may have a material impact on the Company.	Monitors risks that may have a material effect on financial disclosure, including internal controls over financial reporting, Sarbanes-Oxley Act compliance and disclosure controls and procedures. Monitors our whistleblower regime.

Compensation	Oversees risks related to our compensation, succession and human resources strategies with the goal of preventing excessive or undue risk-taking.	Oversees risks relating to compensation, talent management, succession, labour relations, and the Company’s health, morale and employee attitudes.

Governance	Monitors the oversight of corporate governance risk and Board composition.

Oversees compliance with corporate governance requirements, legal and regulatory requirements and best practices.

Oversees the process to determine the competencies and personal qualities required for new directors to add value to CP.

Risk and Sustainability	Oversees strategic and integrated risk practices, the robustness of safety and environmental processes and systems and the long-term sustainability model for the conduct of our business.

Reviews our strategic policies, practices and procedures, and management’s identification of our strategic risks and implementation of appropriate strategies to manage or mitigate such risks.

Reviews the Company’s program to obtain appropriate insurance to mitigate or transfer risks.

Reviews and monitors the Company’s cyber risk exposures and management’s implementation of appropriate strategies to manage such risks.

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Director compensation

Our director compensation program shares the same objective as our executive compensation program: to attract and retain qualified directors and to align the interests of directors and shareholders.

Flat fee retainer

We pay directors a flat fee retainer, which reflects the director’s ongoing oversight and responsibilities throughout the year and attendance at Board and committee meetings.

Directors receive 100 percent of their annual retainer in DDSUs until they have met their share ownership requirements. After that they must receive at least 50 percent of their retainer in DDSUs, and can receive the balance in cash. Directors must make their election before the beginning of each calendar year.

Directors must meet their share ownership requirements within five years of joining the Board, and must hold their DDSUs for one year after they retire from the Board.

The table below shows the flat fee retainers for 2020. In 2020, Canadian directors’ fees were converted to Canadian dollars and the number of DDSUs received was based on the trading price of our shares on the TSX. U.S. directors were paid in U.S. dollars and the number of DDSUs they received was based on the trading price of our shares on the NYSE.

Aligning director and shareholder interests

Directors receive their annual

retainer in deferred share units so they have an ongoing stake in our future success, aligning their interests with those of our shareholders.

About DDSUs

DDSUs are granted to directors under the director deferred share unit plan. Only non-employee directors participate in the plan.

A DDSU is a bookkeeping entry that has the same value as one CP common share. DDSUs earn additional units as dividend equivalents at the same rate as dividends paid on our shares. DDSUs vest immediately. The DDSU Plan was amended effective in April 2020 to allow for directors to elect to receive their DDSUs in cash after leaving the Board instead of waiting for a six or twelve month period. These changes to the DDSU plans are subject to tax rules in the country of the director’s residence and in the case of U.S. directors, this election is only possible on DDSUs awarded after April 2020.

Annual Retainer
Board Chair retainer	US$395,000
Director retainer	US$200,000
Committee chair retainer	US$30,000

We reimburse directors for travel and out-of-pocket expenses related to attending their Board and committee meetings and other business on behalf of CP.

Mr. Creel does not receive any director compensation because he is compensated in his role as President and CEO.

Benchmarking

We did not make any changes to our comparator group in 2020. The comparator group was extensively reviewed and updated in 2018. Our comparator group consists of companies we compete with for talent. It includes six Class 1 Railroad peers as well as 11 capital-intensive Canadian companies. For certain positions within the organization, we apply a heavier weighting to Class 1 Railroad peers; however, we consistently review alignment and compensation practices against the whole group.

The 2020 compensation comparator group can be seen on page 34.

Independent advice

The Governance Committee may engage an independent consultant with respect to director compensation. The Governance Committee makes its own decisions, which may reflect factors and considerations other than the information and recommendations provided by its external consultant. The Governance Committee did not retain a compensation consultant in 2020 with respect to director compensation. The Governance Committee did not make changes to its Compensation in 2020.

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Board assessment and evaluation

The Board has a comprehensive annual Board assessment and evaluation process that includes a review of individual directors (including peer reviews), review of each of the Board’s committee mandates, committee chairs, the Board Chair and the overall functioning of the Board. The Governance Committee oversees the assessment and may retain an independent advisor to facilitate the process. In 2020, an independent advisor and evaluator assisted the Governance Committee and the Board with its evaluation process of directors and overall assessment of the Board.

The Board assessment process has several components:

Goal setting	+	Director interviews	+	Independent advisor	+	Committee meetings	+	Committee monitoring

The Governance Committee prepares goals relating to corporate governance, strategic planning, Board succession, shareholder engagement and director education and provides recommendations to the Board. The Chair of the Board solicits comments from individual directors and a final set of annual objectives are approved.

The Chair of the Board and Chair of the Governance Committee privately discuss individual performance with each director. The Chair of the Governance Committee discussed the performance of the Chair of the Board with each director. The directors also engaged in peer reviews as part of this process.

In 2020 an independent advisor assisted with the Board’s evaluation process. The advisor met with individual directors as well as senior members of management who interact regularly with the Board.

After these interviews, the Governance Committee and Chair of the Board met the advisor to review her recommendations and discussed specific Board actions regarding director, committee and Board performance.

The Governance Committee monitors the Board’s performance and progress on any suggestions and recommendations that have been made by the independent Board evaluator.

The Board and committee chairs take into consideration the overall results and suggestions to improve the functioning of the Board and its committees. In early 2020, prior to pandemic restrictions, an independent board evaluator conducted director assessments, including hour-long, one-on-one in-person interviews with all directors in senior management who interact regularly with the Board. Senior management, including the Corporate Secretary, the CFO and the CEO met with the independent advisor. The evaluator then met with the Chair of the Governance Committee and Chair of the Board to discuss the responses. Her report was subsequently shared with the Board.

Board succession

The Board has gone through significant refreshment over the last several years, initially to support the turnaround of the Company and more recently to support our growth strategy. The current Board represents a mix of railroading experience, finance, energy, financial services, transportation, regulatory experience (including railway regulatory experience), heavy industry, corporate leadership, not for profit sector and other Board experience.

Term limits and retirement

The Board does not have term limits and eliminated the mandatory retirement age for directors in November 2013. The Board has decided instead to retain the discretion to review the tenure of a Committee Chair after five years and review a director’s tenure at age 75.

Currently, the average age of our directors is 62 and average tenure is just under five years with most of the directors having served on our Board from two to five years.

The Board balances the need for experienced directors who are familiar with our business, with new directors who bring fresh perspectives and well considered questions that allow the Board to assess management and its recommendations. The Board uses a comprehensive assessment process for evaluating the performance, skills and contribution of each director annually, and does an ongoing assessment of the outside activities of each director to ensure that each director continues to meet the standards and requirements of the Board. The Board believes that this is the preferable route to Board refreshment.

Majority voting policy

Our corporate governance principles and guidelines outline the majority voting policy that requires a nominee who does not receive at least a majority for votes in an uncontested election to immediately offer their resignation to the Board.

The Board will review the matter and announce their decision within 90 days of the certification of the shareholder vote. The Board will accept the resignation other than in exceptional circumstances.

You can read about majority voting in our corporate governance principles and guidelines on our website (investor.cpr.ca/governance).

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Board Chair

The Board Chair is appointed on an annual basis after the election of directors at the annual shareholders meeting. A recommendation to the independent members of the Board is made by the Governance Committee, taking into account factors such as the current needs of CP, the tenure of the current Board Chair, the results of the past year’s director assessments and consultations with the independent directors. The Board Chair will recuse herself from discussions relating to her appointment and the appointment is overseen by the Chair of the Governance Committee. In 2020, the Governance Committee went through this process in identifying Isabelle Courville as the Chair and recommending her appointment, which the Board accepted. 2020 was Ms. Courville’s first full year serving as Board Chair.

Nominating directors

The Governance Committee reviews the composition of the Board every year to ensure it is diverse, including with respect to representing the designated groups and that it best represents the of skills and experience to provide strong stewardship. It uses a skills matrix to monitor the Board’s skills and expertise and to identify any gaps.

The Board determines how many new directors should be added to the Board and establishes the search criteria, which takes several factors into consideration:

•	the necessary competencies and skills the Board should possess
•	the competencies, skills and personal and other diverse qualities of existing directors
•	the competencies, skills and personal and other diverse qualities we seek in new directors in light of opportunities and risks we face
•	the size of the Board to facilitate effective decision-making
•	the board diversity policy, including considering women and applicants from visible minority, disability and Indigenous communities

The Governance Committee identifies potential nominees based on the above criteria, and proposes director candidates to be nominated for election or appointed to the Board. The Governance Committee may use an external search firm or consultant to supplement the process and also considers any recommendations from shareholders.

See page 89 for the skills matrix of the current Board.

Advance notice of director nominations

At our annual meeting of shareholders on May 14, 2015, shareholders confirmed By-Law No. 2 (Advance Notice By-Law), which sets out the framework for advance notice of nominations of directors by shareholders.

If a shareholder plans to nominate someone for election, other than under a shareholder proposal, nominations must comply with the procedures set out in the Advance Notice By-Law, which includes sending us a notice in writing by March 22, 2021 with the information required about each proposed nominee. A copy of the Advance Notice By-Law was filed on SEDAR and EDGAR on Form 6-K on March 13, 2015, and is posted on our website at investor.cpr.ca/governance.

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SERVING AS A DIRECTOR

We expect our directors to act ethically and responsibly, and always in the best interests of CP.

Integrity

CP has a culture of ethical business conduct, high business standards, integrity and respect – and that starts with the Board.

Code of business ethics and business ethics reporting policy

Our code of business ethics (the Code) sets out our expectations for conduct. It covers confidentiality, protecting our assets, avoiding conflicts of interest, fair dealing with third parties, compliance with applicable laws, rules and regulations, as well as reporting any illegal or unethical behaviour, among other things. The Code applies to everyone at CP and our subsidiaries: directors, officers, employees (unionized and non-unionized) and contractors who do work for us.

Directors, officers and non-union employees must sign an acknowledgment every year that they have read, understood and agree to comply with the Code. Unionized employees are provided with a copy of the Code every three years. Unionized employees were mailed a copy of the Code in 2019. Directors must also confirm annually that they have complied with the Code. The Code is part of the terms and conditions of employment for non-union employees, and contractors must agree to follow principles of standards of business conduct consistent with those set out in our Code as part of the terms of engagement.

Monitoring compliance and updating the Code

The Governance Committee is responsible for monitoring compliance with the Code, reviewing it periodically and recommending changes as appropriate, and promptly disclosing any aspects of the Code that have been waived. The Audit and Finance Committee ensures compliance with the Code. In 2019, 100 percent of non-union employees completed their annual certification of compliance with the Code. For 2020, we modernized our code of ethics training process to enhance employee understanding and have once again reached 100 percent completion.

We also have a supplemental code of ethics for the CEO and other senior financial officers (including the CFO, the Vice-President of Financial Planning and Accounting and the Assistant Vice-President and Controller) which sets out our longstanding principles of conduct for these senior roles. We also have a business ethics reporting policy that outlines the processes CP has established for CP personnel and others to report concerns regarding conduct within CP, including questionable management and/or corporate practices, the potential violation of any applicable law, or a potential violation of the Code.

The latest version of the Code and the business ethics reporting policy is posted on our website (investor.cpr.ca/governance). Only the Board or Governance Committee (Audit and Finance Committee in the case of the CEO and senior financial officers) can waive an aspect of the Code. Any waivers are posted on our website. No waivers were requested or granted in 2020.

Insider trading and disclosure policies

Our disclosure and insider trading/reporting policy reflects our commitment to providing timely, factual and accurate communications to the investing public and includes guidelines on how we interact with analysts and the public to avoid selective disclosure. Our disclosure and insider trading/reporting policy is updated annually or more frequently if required and is compliant with applicable U.S. and Canadian regulatory requirements.

We also have a Disclosure Policy Committee, which is made up of our CFO, Chief Legal Officer and Senior Vice-President and Chief Risk Officer. The Disclosure Policy Committee reports to the Board. The Disclosure Policy Committee is responsible for overseeing and monitoring disclosure matters generally and implementing additional policies as appropriate. It also reviews all of the Company’s main disclosure documents, which are also approved by one or more Board committees, as applicable, before they are submitted to the Board for its review and approval. The Disclosure Policy Committee, under the direction of the CEO and EVP and CFO, also oversees our disclosure controls and procedures and provides quarterly reports to the Audit and Finance Committee. A copy of our disclosure and insider trading/reporting policy is posted on our website at investor.cpr.ca/governance.

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Related party transactions

Directors, officers and employees are required to report any related party transactions to comply with the Code. CP considers its related party transactions obligation seriously and reviews related party transactions for all employees at the level of General Manager and above. Our accounting and legal departments work together to review any related party transactions reported by officers and employees. Our internal audit department validates the work done.

In 2020, there were no transactions between CP and a related person as described in Item 404 of Regulation S-K, which defines a related person as:

•	a director, nominated director or executive officer of CP,
•	an immediate family member of a director, nominated director or executive officer, or
•	someone who beneficially owns more than five percent of our shares or a member of their immediate family.

Any director who has a material interest in a transaction or agreement involving CP must disclose the interest to the CEO and the Chair of the Board immediately, and does not participate in any discussions or votes on the matter.

The Board reviews related party transactions when it does its annual review of director independence.

Share ownership

We require our independent directors to hold equity in CP so they have a stake in our future success and their interests are aligned with those of our shareholders. They must hold five times their annual retainer ($1,273,200 at December 31, 2020 based on an exchange rate of $1.2732) in common shares or DDSUs within five years of joining the Board. The Chair of the Board is required to hold five times his or her annual retainer ($2,514,570 at December 31, 2020 based on an exchange rate of $1.2732) in common shares or DDSUs within five years of his or her appointment as Board Chair.

Any common shares a director owns directly or indirectly outside of their director compensation also count towards their ownership requirement.

Director Share Ownership

Seventy percent of the independent directors have reached their required ownership levels. Our newest directors joined the board at the end of 2018 or mid-2019 and are expected to reach ownership targets by December 2023 and July 2024 respectively.

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The table below sets out each independent director’s share ownership for the last two years and the total value of their holdings at the end of 2020 calculated as described below.

Director	Year	Shares (#)	DDSUs (#)	Total shares and DDSUs (#)	Total value of shares and DDSUs(1) ($)	Current holdings (as a multiple of the ownership requirement)(2) (x)	Minimum requirement ($)	Amount needed to meet the ownership requirement ($)	Meets ownership requirement
John Baird	2020	-	6,099	6,099	2,692,891	2.12	1,273,200		Yes
	2019	-	5,289	5,289	1,750,818	1.35
	Change	-	810	810	942,073	0.77
Isabelle Courville	2020	900	10,136	11,036	4,872,725	1.94	2,514,570		Yes
	2019	900	8,555	9,455	3,129,889	1.22
	Change	-	1,581	1,581	1,742,836	0.72
Jill Denham	2020	-	4,297	4,297	1,897,254	1.49	1,273,200		Yes
	2019	-	3,505	3,505	1,160,260	0.89
	Change	-	792	792	736,994	0.60
Edward Hamberger	2020	-	1,147	1,147	506,292	0.40	1,273,200	766,908	No – to be met by July 2024
	2019	-	383	383	126,822	0.10
	Change	-	764	764	379,470	0.30
Rebecca MacDonald	2020	-	12,698	12,698	5,606,547	4.40	1,273,200		Yes
	2019		11,712	11,712	3,877,023	2.99
	Change	-	986	986	1,729,524	1.41
Edward Monser	2020	-	1,692	1,692	746,858	0.59	1,273,200	526,342	No – to be met by Dec 2023
	2019	-	923	923	305,632	0.24
	Change	-	769	769	441,226	0.35
Matthew Paull	2020	3,000	6,631	9,631	3,126,245	2.46	1,273,200		Yes
	2019	3,000	5,702	8,702	2,881,485	2.22
	Change	-	929	929	244,760	0.24
Jane Peverett	2020	-	4,464	4,464	1,970,990	1.55	1,273,200		Yes
	2019	-	3,557	3,557	1,177,474	0.91
	Change	-	907	907	793,516	0.64
Andrea Robertson	2020	-	1,143	1,143	504,669	0.40	1,273,200	768,531	No – to be met by July 2024
	2019	-	381	381	126,122	0.10
	Change	-	762	762	378,547	0.30
Gordon Trafton	2020	-	4,422	4,422	1,951,896	1.53	1,273,200		Yes
	2019	-	3,513	3,513	1,163,256	0.90
	Change	-	909	909	788,640	0.63

(1)	We use our closing share price to value their shareholdings:
•

for 2019, we used the closing price of our shares on December 31, 2019 on the TSX ($331.03) and the NYSE (US$254.95), which was converted to Canadian dollars using the year-end exchange rate of $1.2988.

•

for 2020, we used the closing price of our shares on December 31, 2020 on the TSX ($441.53) and the NYSE (US$346.69), which was converted to Canadian dollars using the year-end exchange rate of $1.2732.

(2)	We use our closing share price to value their DDSUs:
•

for 2019, we used the closing price of our shares on December 31, 2019 on the TSX ($331.03) and the NYSE (US$254.95), which was converted to Canadian dollars using the year-end exchange rate of $1.2988.

•

for 2020, we used the closing price of our shares on December 31, 2020 on the TSX ($441.53) and the NYSE (US$346.69), which was converted to Canadian dollars using the year-end exchange rate of $1.2732.

See page 35 for details about Mr. Creel’s ownership level which is calculated to February 26, 2021.

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Attendance

Each director is expected to attend every Board meeting, each of their committee meetings and the annual meeting of shareholders. CP’s directors attended 100 percent of our Board and committee meetings for 2020. You can find the 2020 attendance record for each nominated director on page 19. All directors are invited to and typically attend meetings of the other committees. Committee meetings are scheduled sequentially to allow attendance from other directors.

Skills and development

Skills matrix

The Governance Committee maintains a skills matrix to monitor the Board’s skills and expertise and to identify any gaps. The committee updates the skills matrix annually and also uses it for recruiting potential director candidates. Below is the skills matrix for our director nominees.

All members of the Audit and Finance Committee completed a financial literacy and financial expertise questionnaire. On the basis of the responses, the Audit and Finance Committee and Board determined which members of the Audit and Finance Committee have the experience to be designated as ‘audit committee financial experts’ as defined by the SEC. Directors designated as ‘audit committee financial experts’ have also agreed to be so designated.

Director development

The Board believes in the importance of orientation for new directors and continuing education for all directors to provide a strong foundation for informed decision-making. One of its priorities is making sure that all directors understand the business of CP and the railway industry.

Orientation

We provide orientation for director candidates and those who are newly elected or appointed to the Board.

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Director candidates receive background information on the role of the Board and committees, the nature of the rail industry and our business and operations. We also provide copies of the Board and committee schedules to give a broad understanding of the scope of responsibilities and commitments as a CP director. All current directors are members of the Institute of Corporate Directors (Canada).

New directors attend a formal orientation session at one of our operations facilities for a detailed program on the fundamentals of railway operations. They also have an opportunity to interact with management, particularly in areas that relate specifically to the committees the new director serves on. During our last orientation session which took place in June 2019, director nominees were provided a comprehensive tour of CP’s Calgary E. Hunter Harrison Campus which included visits to both CP’s conductor and training simulator as well as CP’s operations centre. Directors also met with senior management personnel and were provided with hands-on training for CP’s electronic board portal.

Continuing education

Our continuing education program consists of site visits and education sessions. We also provide directors with key governance documents, policies and procedures. In addition, Board education sessions keep directors up to date with the necessary information to carry out their duties.

Site visits – COVID-19 was declared a worldwide pandemic by the World Health Organization in March 2020. Due to its capacity to transmit from person-to-person, CP exercised tremendous caution and awareness of the potential continuing impacts of the pandemic and limited in-person site visits in 2020.

Education sessions – Directors participate in a variety of education sessions about CP and the railway industry. Other participants include management and external advisors who make presentations on topical issues in preparation for key business decisions during strategic planning meetings and in response to director requests. During 2020, CP explored alternative ways in continuing with education sessions through virtual platforms, to conform with social distancing restrictions as they related to COVID-19. The table below lists the education sessions that we provided to our directors in 2020. The majority of education sessions in 2020 were virtual.

Topic	Presented by	Presented to
Panel Discussion on Present Day ESG Issues	Kingsdale Advisors and Ernst & Young	All directors
Presentation on ESG Governance	Environmental Resource Management (ERM)	All directors
Speaker Presentation on Diversity and Inclusion	Trevor Mayoh, Diversity, Inclusion & Behaviour Consultant	All directors
Presentation on Cybersecurity	CP Chief Information Officer & CP Risk Team	All directors
Sustainability—an IR Perspective	CP Investor Relations & Risk Team	All directors
IHS Energy Virtual Presentation	Dr. Daniel Yergin, Vice Chairman of IHSMarkit and Chairman of CERAWeek	All directors
Tour of CP Yard at St. Paul, Minnesota and Minneapolis Operations Center	CP Operations Team	Edward Hamberger and Matthew Paull

Director engagement by management

The Board receives a report from the CEO, CFO, Chief Risk Officer, Chief Marketing Officer and Chief Legal Officer at each of its Board meetings. Management updates the Board on CP’s operations, marketing, finance, legal and risk matters. These sessions allow the Board to interact with management on a continuing basis and to ask questions and/or seek further clarification and education on the Company’s operations, business, strategy, finance and risk.

The Board also receives regular reports and presentations from the senior executives about the regulatory and business environment. Board members are given a copy of CP’s Investor Fact Book, quarterly analyst reports, a daily media scan which covers important news and developments about CP and the rail industry in general and subscriptions to key rail industry publications. We also encourage directors to attend external events that are relevant to their role on the Board and pay the cost of attending these sessions.

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In addition, at every scheduled in-person Board meeting, the Board members have the opportunity to meet with the CEO and other senior executives in an informal setting, learn more about CP’s business and strategic direction and strengthen the collegial working relationship between management and the Board.

Key Governance Documents

CP’s Key governance documents are maintained on the Board’s electronic portal. The key governance documents are reviewed regularly and, if necessary, updated and include copies of the Board and committee terms of reference, our Board Chair and Committee Chair mandates, an organizational chart outlining our structure and subsidiaries, a current list of directors and officers, information about directors’ and officers’ liability insurance, our corporate governance principles and guidelines, the Code, our business ethics reporting policy and code of ethics for CEO and senior financial officers. In addition, CP keeps copies of its committee terms of reference, position descriptions, corporate governance principles and guidelines, the Code and the business ethics reporting policy online on our website at investor.cpr.ca/governance.

Standard procedures

CP provides the Board with access to a centralized electronic Board portal that assists the Board in managing board responsibilities in a timely, efficient manner and secure environment. CP utilizes this system to easily manage the following:

centralized communication and collaborative platform	secure environment for board and senior management	easy access to comprehensive Board and Committee information

provide updates from the CEO and senior management	detailed Board and Committee meeting schedules and agendas	ongoing communication on Company and industry developments

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PART V – ENVIRONMENTAL, SOCIAL AND GOVERNANCE

Sustainably Driven – sustainability at CP

Sustainability at CP is rooted in a long standing legacy of building for the future. We recognize that integrating sustainability into our business processes is imperative to future growth and long-term success as an organization. As one of North America’s top-performing railways, we continue to innovate and advance practices to meet the evolving needs of all CP’s stakeholders, including employees, customers, shareholders, suppliers, communities and society.

Acknowledging the importance of sustainability to our business and to our stakeholders, CP has established a clear governance structure to effectively communicate and respond to emerging ESG topics, while proactively implementing our sustainability commitments and practices into our business. The Risk and Sustainability Committee of the Board of Directors, established in 2019, has responsibility for the monitoring, measurement and oversight of CP’s key risks, strategies and sustainability topics. The Risk and Sustainability Committee reviews performance against short-term and long-term sustainability objectives and results of stakeholder engagement to ensure alignment with CP’s strategic planning. CP’s cross-functional management Sustainability Steering Committee engages directly with subject matter experts across the business and guides decisions on sustainability tasks, programs and priorities.

Sustainably Driven (sustainability.cpr.ca) provides a detailed review of CP’s performance and public reporting practices. CP follows best reporting practices for sustainability disclosure, preparing annual sustainability disclosures in accordance with the Global Reporting Initiative Standards and aligned with the Sustainability Accounting Standards Board Rail Transportation Framework.

In 2018, CP conducted its first materiality assessment, engaging diverse stakeholders and evaluating the most significant environmental, social and governance topics impacting our business. The material topics form the basis for our three core commitments to sustainability: safety, operational excellence and social impact. CP’s sustainability website (sustainability.cpr.ca) is structured around these topics and provides detailed information, goals and results for each material topic. We cannot provide superior service or benefit our communities and the economy without ensuring the safety of all stakeholders, maintaining operational excellence throughout our network and understanding and managing the social impact of our work.

CP regularly engages with its stakeholders, including shareholders, employees, suppliers, customers and the communities in which we operate. CP actively considers all of these views in our overall sustainability principles and practices. Information on each of CP’s material sustainability topics is available through sustainability.cpr.ca, while select highlights are provided below.

Safety

Safety is foundational to everything we do, and as such, we strive to never prioritize business objectives above safety. Safeguarding our people and communities contributes to long-term sustainable growth and success.

Our goal is to be the safest railway in North America as we continue to improve in all areas of safety. In 2020, we achieved our lowest ever Federal Railroad Administration (FRA)-reportable rates for both personal injuries and train accidents. FRA-reportable personal injuries were down 22 percent from 2019 with a frequency of 1.11, and FRA-reportable train accident frequency improved by 9 percent from the previous year to 0.96.

CP accelerated key safety initiatives in 2020, including the use of the train inspection portal to improve the ability to detect train defects, the use of cold wheel technology to evaluate air brake efficacy on grades and innovation in broken rail detection in territory that is not under signalized traffic control.

Climate Change

In July 2020, CP issued its first Climate Statement, formalizing CP’s ongoing commitment to take action and meet the challenge of Climate Change. We believe transportation of freight by rail will continue to play an integral role in the low-carbon future for North America, and CP is transitioning to be a leader in this transformation. To build on this commitment to address climate impacts, CP has:

•

Committed to aligning our practices with recognized initiatives that bring governments, sectors and companies together, such as the Pan-Canadian Framework on Clean Growth and Climate Change (PCFCGCC) and the resulting Greenhouse Gas

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Pollution Pricing Act (Canada), to the extent that they apply to CP’s operations, as well as the Task Force on Climate-related Financial Disclosures (TCFD).
•

Committed to setting a science based target to guide our climate action and reduce our emissions in line with the Paris Agreement and the PCFCGCC, which seek to limit global temperature rise to well below 2°C above pre-industrial levels.

•

Released our 2019 Sustainability Data Supplement, representing the first time CP has been able to report the full Scope 3 greenhouse gas (GHG) emissions, an important step to understanding the broader climate impact of CP’s business.

•	Conducted a comprehensive scenario analysis to understand the full range of possible impacts to our business and align with the recommendations of the TCFD.

Building off these foundational actions, CP is creating a comprehensive and enduring climate change strategy. The climate strategy will consider the unique considerations of our operations, be informed by scenario analysis, establish science-based emissions reductions targets and further align CP with TCFD recommendations. This strategy will leverage CP’s proven management team and leading governance practices to articulate the key elements of how CP will mitigate the risks posed by climate change and pursue the opportunities in the transition to a low carbon economy while significantly reducing our GHG emissions.

As a long-term strategy consistent with the time horizons of the Paris Agreement, we expect progress to vary from year to year. While committed to long-term objectives, CP recognizes we must continue to curtail emissions action in the short-term. We remain focused on reducing operational energy use and emissions, resulting in a 44 percent improvement in locomotive fleet fuel efficiency and avoiding 33.5 million metric tonnes of greenhouse gas emissions since 1990. CP also initiated two key emissions reductions project in 2020:

Solar energy farm

CP began the installation of a solar energy farm at its corporate headquarters in Calgary, expected to generate up to five megawatts of electricity while avoiding an estimated 2,600 tonnes of carbon emissions annually. The project will provide 500 covered parking stalls for employees and generate more power than is consumed annually at CP’s main headquarters building.

Hydrogen locomotive project

CP has initiated a hydrogen locomotive project, a pilot project retrofitting an out-of-service locomotive with a zero-emissions fuel cell to test the feasibility of hydrogen technology in freight rail operations. This project demonstrates CP’s commitment to sustainability and is an instrumental next step in investing in CP’s low carbon future.

As we progress our climate change strategy, we are committed to transparency and continued reporting on our progress through CDP and other ESG disclosures. CP was recognized as a top ESG performing company, ranking first among North American Class 1 railways assessed worldwide. Our CDP ranking for climate change in 2020 was an A- and we entered the Dow Jones Sustainability Index (DJSI) as of November 2020.

Social Impact

As a responsible corporate citizen, CP believes that we must focus on not only our economic impact but on the ways in which we contribute to society. We recognize that our success is directly linked to building positive relationships with all our stakeholders. Through our focus on CP’s social impact, we aim to establish a culture of integrity, inclusion and respect within our workforce; develop our people to become CP leaders; expand and strengthen relationships with Indigenous communities along our network; and continue to advance our community investment initiatives, which are an important part of our corporate strategy.

In 2020, CP continued to invest in the communities in which it operates:

•

In response to the COVID-19 pandemic, CP has continued to support those in need through donations of $1 million to four North American charities working on the front lines to help people impacted by COVID-19.

•

In April 2020, CP matched employee donations dollar-for-dollar to 14 non-profits that are treating those who are sick, providing food for those in need, or providing disaster-relief support in the communities in which CP operates.

•

To further CP’s commitment to social justice initiatives, CP contributed US$1 million to the Lake Street Council, East Side Neighborhood Services and Equal Justice Initiative in Minneapolis, headquarters to our U.S. operations.

•

CP ran its Holiday Train for the 22nd consecutive year – this year on a virtual only basis due to the pandemic – donating $1.24 million to 201 food banks in communities that ordinarily hosted in-person Holiday Train events.

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CP furthered its commitment to social impact by implementing or updating corporate policies related to sustainability, including our code of business ethics, business ethics reporting policy and the following newly adopted polices: Human Rights Policy, Supplier Code of Conduct, Customer Information Protection Policy, Diversity and Inclusion Policy, Environmental Policy and an Information Security Policy. CP also advanced its commitment to diversity and inclusion by promoting and supporting three new diversity councils focused on Indigenous, racial and gender diversity. The Corporate Governance and Nominating Committee of the Board monitors our diversity commitments to assess their effectiveness.

Sustainably Driven

We recognize that integrating sustainability into our business processes is imperative to future growth and long-term success as an organization. The evolution of Sustainably Driven is an iterative process, and we look forward to continuing to expand and strengthen all aspects of our sustainability management approach during the coming years. We remain committed to promoting positive change both within CP and beyond. As CP continues on our sustainability journey, we are committed to:

•	Continued improvement in the way we embed sustainability practices in CP’s day-to-day operations.
•	Frequent engagement with our internal and external stakeholders in relation to our sustainability performance, in order to highlight achievements and identify areas for development.
•	Improved disclosure of key ESG metrics to document and clarify our performance.
•	Evaluating opportunities to align with recognized sustainability initiatives such as the UN Global Compact, UN Sustainable Development Goals and the TCFD.
•	Educating and continuing to inform our employees of CP’s sustainability commitments so that these principles and practices are embraced across all levels of our organization.
•

Advancing our commitment to diversity and inclusion by working collaboratively with our employees, communities along our network and partner organizations towards a more representative and inclusive workplace.

•

Operationalizing corporate policies and commitments, including our Code of Business Ethics, Human Rights Policy, Customer Information Protection Policy, Diversity and Inclusion Policy, Information Security Policy, Environmental Policy and Supplier Code of Conduct Policy.

CP continues to refine our goals and objectives as we work with our employees, business partners, communities and other stakeholders to align our sustainability commitments and practices. You can read more about sustainability at CP, including sustainability reports, metrics, policy statements and related materials on our sustainability website (sustainability.cpr.ca).

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PART VI – DELIVERY OF MEETING MATERIALS AND VOTING INFORMATION

This section provides important information about how to vote your shares.

Notice and Access

In our continuing effort to reduce environmental impacts and increase sustainability, we have adopted the “notice-and-access” procedures permitted under applicable Canadian securities laws and pursuant to exemptions from the sending of financial statements and proxy solicitation requirements granted by the Director of Corporations Canada for distribution of the proxy circular and meeting materials to both registered and non-registered (beneficial) shareholders. Under the notice-and-access procedures, instead of sending paper copies of the proxy circular and meeting materials, shareholders who held shares as of February 26, 2021, the record date for the Meeting, will be able to access and review these materials online.

Shareholders will receive a package in the mail with a notice explaining how to access this proxy circular electronically and how to request a paper copy. A form of proxy for registered shareholders or a voting instruction form for non-registered (beneficial) shareholders will be included with the notice with instructions on how to vote your shares. The principal benefit of the notice and access procedures is that it reduces costs and the environmental impact of producing and distributing large quantities of paper documents that are ultimately discarded.

How to access the proxy circular electronically

This proxy circular and other relevant materials are available on envisionreports.com/CanadianPacific2021.

You can also view the proxy circular on our website (investor.cpr.ca) on SEDAR (www.sedar.com) and on the SEC’s website (www.sec.gov) through EDGAR.

How to request a paper copy of this proxy circular and meeting materials

You may request paper copies of this proxy circular and our 2020 annual report at no cost up to one year from the date that this proxy circular was filed on SEDAR. In order to receive a paper copy before the date of the Meeting, your request should be received at least 10 business days prior to the date of the Meeting.

Registered shareholders may request paper copies of this proxy circular and our 2020 annual report by calling Computershare toll-free at 1-866-962-0498 or direct, from outside of North America at (514) 982-8716 and entering your Control Number as indicated on your form of proxy.

Non-registered shareholders may request paper copies of this proxy circular and our 2020 annual report by visiting www.proxyvote.com or by calling 1-877-907-7643 (toll free in Canada and the United States) and entering the control number located on the voting instruction form provided to you and following the instructions. If you are calling from outside Canada or the United States, or you do not have a 16-digit control number, you can call (English) 1-303-562-9305 or (French) 1-303-562-9306 to request a paper copy of the meeting materials/circular.

If you request a paper copy of this proxy circular, you will not receive a new form of proxy or voting instructions form, so you should keep the original form sent to you in order to vote at the Meeting.

Following the meeting, you may request paper copies of the meeting materials by calling Broadridge at 1-877-907-7643 within North America, or direct, from outside of North America at (303) 562-9305 (English) and (303) 562-9306 (French).

Questions?

If you have any questions about Notice-and Access, please call 1-844-916-0609 or from outside North America 1-303-562-9305 for service in English. For service in French, please call 1-844-973-0593 or from outside North America 1-303-562-9306.

Who can vote?

If you held shares of CP as at the close of business on February 26, 2021 (record date), you are entitled to receive notice of and vote your shares at our Meeting on April 21, 2021, or at a reconvened meeting if the Meeting is postponed or adjourned. Each share carries one vote on each item to be voted on at the Meeting. As of the record date, there were 133,298,936 shares issued and outstanding.

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How do I participate in the Meeting?

Out of concern for the safety of our management, employees and shareholders in light of the COVID-19 pandemic, we are holding the Meeting in a virtual only format that will be conducted via live webcast online. Shareholders will not be able to attend the Meeting in person.

Participating in the Meeting online allows registered shareholders and duly appointed proxyholders, including non-registered (beneficial) shareholders who have appointed themselves or another person as a proxyholder, to participate at the Meeting and ask questions, all in real time. Registered shareholders and duly appointed proxyholders can vote at the appropriate time during the Meeting.

Guests, including non-registered beneficial shareholders who have not duly appointed themselves or another person as a proxyholder, can log in to the Meeting as set out below. Guests will be able to listen to the Meeting but cannot vote or ask questions. To access the Meeting, follow the instructions below, as applicable to you:

•	Log in online at https://web.lumiagm.com/461821968.
•	Click “Join” and then enter your Control Number (see below) and Password “CPR2021” (note the password is case sensitive); OR
•	Click “Guest” and then complete the online form.

In order to find the Control Number to access the Meeting:

•	Registered shareholders: The control number located on the form of proxy or in the email notification you received is your Control Number.
•

Proxyholders: Duly appointed proxy holders, including non-registered (beneficial) shareholders that have appointed themselves or another person as a proxyholder, will receive the Control Number from Computershare by e-mail after the proxy voting deadline has passed.

We recommend that you log in at least one hour before the start time of the Meeting. It is important to ensure you are connected to the internet at all times if you participate in the Meeting online in order to vote when balloting commences. You are responsible for ensuring internet connectivity for the duration of the Meeting.

For additional details and instructions on accessing the Meeting online from your tablet, smartphone or computer, see the Virtual AGM User Guide accompanying the meeting materials.

Shareholders with questions regarding the virtual meeting portal or requiring assistance accessing the meeting website may visit the website www.lumiglobal.com/faq for additional information.

How to vote?

You can vote by proxy ahead of the Meeting using all of the voting channels that have been available in the past; this has not changed. Only voting at the Meeting has changed.

You can vote online during the Meeting by following the instructions below. The voting process is different for registered or non-registered (beneficial) shareholders:

•

you are a registered shareholder if your name appears on your share certificate or a DRS statement registered in your name. Registered shareholders may vote at the Meeting by completing a ballot online during the Meeting.

•

you are a non-registered (beneficial) shareholder if your shares are registered in the name of your nominee (trustee, financial institution or securities broker). Non-registered (beneficial) shareholders must appoint themselves as proxyholder in order to vote at the Meeting. This is because CP and its transfer agent do not have a record of the non-registered shareholders, and, as a result, will have no knowledge of your shareholdings or entitlement to vote unless you appoint yourself as proxyholder. See the instructions in the table below. If you are a non-registered (beneficial) shareholder and do not appoint yourself as proxyholder, you will still be able to participate as a guest.

Canadian nominees (and their agents or nominees) can only vote your shares if they have received your voting instructions. U.S. brokers and their agents or nominees, however, can vote your shares to appoint the auditor, but are prohibited from voting your shares to elect directors or participate in the advisory vote on executive pay without your voting instructions.

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PROXY CIRCULAR PART VI – DELIVERY OF MEETING MATERIALS AND VOTING INFORMATION

Voting by proxy

Voting by proxy means you appoint someone to be your proxyholder to attend the Meeting and vote your shares for you. Your proxyholder must vote or withhold your shares according to your instructions.

You can appoint a CP representative to be your proxyholder, or you can appoint someone else. This person does not need to be a shareholder and must be properly appointed to be able to participate as a proxyholder. Simply print the name of the person you would like to appoint in the space provided on the proxy form. Make sure they understand that you have appointed them and that they must participate in the Meeting and vote your shares for you in order for your vote to be counted.

If you appoint a CP representative to act as your proxyholder and you do not provide specific voting instructions, they will vote:

FOR the appointment of Deloitte LLP as our auditor

FOR the advisory resolution to approve CP’s compensation of the NEOs

FOR each nominated director

FOR the Share Split Resolution

FOR the shareholder proposal on climate change attached to the proxy circular

Please register for electronic delivery of shareholder materials

Shareholders who have already signed up for electronic delivery of our annual report will continue to receive it by email. If you have not signed up for electronic delivery, please refer to the instructions below:

Registered Shareholders – If your shares are registered directly in your name with our transfer agent Computershare Investor Services Inc., please register for electronic delivery at www.investorcentre.com/cp using your personalized Holder Account Number which can be found on either the separate election form or the form of proxy.

Non-registered (beneficial) shareholders – If you hold shares in a brokerage account or through another financial intermediary such as a bank or trust company, please register for electronic delivery at www.proxyvote.com (provided your institution participates in the Electronic Delivery program) using your personalized Enrolment Number which can be found on the right hand side of the mailing sheet or the voting instruction form.

We are not sending notice of the Meeting or meeting materials directly to non-objecting beneficial owners (NOBOs). Instead, we have distributed meeting materials to intermediaries for onward distribution to non-registered shareholders. Intermediaries are required to forward these materials along with a voting instruction form to all NOBOs for whom they hold shares unless the NOBO has waived the right to receive them. We do not pay for intermediaries to deliver meeting materials to objecting beneficial owners (OBOs). OBOs will not receive meeting materials unless their intermediary assumes the costs of delivery.

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The table below provides details about the voting process for registered and beneficial shareholders.

	Registered shareholders	Non-registered (beneficial) shareholders

	Your package includes a proxy form	Your package includes a voting instruction form or a proxy form restricted to the number of shares you own and executed by your nominee

Vote your shares by proxy

You can vote by phone, mobile device or on the internet, 24 hours a day, seven days a week at www.investorvote.com. You will need your control number (found on your form of proxy).

Or complete the enclosed proxy form, sign and date it and mail it in the envelope provided.

You or your authorized attorney must sign the proxy for it to be valid. If the shares are held by a corporation, the form must be signed by an authorized officer or representative.

Note:

•  To appoint someone other than the CP representatives to be your proxyholder and vote your shares at the Meeting, you may do so by mail or on the internet only.

Your form explains the methods for voting. Carefully follow the instructions provided by your nominee because each nominee has its own procedures. Make sure you allow enough time for your nominee to receive the voting instructions if you’re mailing the form.

You may also be contacted by Kingsdale if we decide to use the Broadridge QuickVote™ service, which allows non-registered shareholders to give their voting instructions to Kingsdale over the phone. Kingsdale enters the information and Broadridge tabulates the results of all voting instructions and provides them to Computershare in advance of the Meeting.

If you participate in our ESPP, your shares are held in a custodial account until withdrawn according to the terms of the plan. You either received a voting information form or details about how you can access the materials electronically. Make sure you submit your voting instructions by the deadline so Computershare can vote your shares for you.

Vote your shares online during the Meeting	Your Control Number for the Meeting will be located on the proxy form or received via email. Follow the instructions above to access the Meeting and cast your ballot online during the designated time.

If you wish to vote online during the Meeting, you must appoint yourself as your proxyholder.

To appoint yourself as proxyholder, print your name in the space provided on the proxy or voting instruction form sent to you and follow the instructions provided by your intermediary

before the deadline provided.

Follow the instructions above to access the

Meeting and cast your ballot online during the

designated time. You will receive the Control

Number for the Meeting from Computershare

by email after the proxy voting deadline has

passed.

If another matter is properly brought before the Meeting, your proxyholder has discretionary authority to vote on the item as they see fit. As of the date of this proxy circular, management is not aware of an amendment, variation or other matter that may be brought before the Meeting.

Voting Deadline

To be effective, your proxy must be received before 9:00 a.m. (Mountain Daylight Time) on Tuesday, April 20, 2021 or not less than 24 hours (excluding Saturdays, Sundays and holidays) prior to the time fixed for holding any adjournment of the Meeting. The time limit for the deposit of proxies may be waived or extended by the Chair of the Meeting at his or her discretion without notice.

CP reminds shareholders that only the most recently dated voting instructions will be counted and any prior dated instructions will be disregarded.

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Tabulating the votes

As our registrar, Computershare will count and tabulate the proxies for us. They will keep the individual shareholder votes confidential, except if there are proxies that have comments that are clearly intended for management or to meet legal requirements.

Changing your vote

You can revoke your proxy at any time, by voting again on the internet or by phone, by submitting a new completed proxy form or voting information form not less than 24 hours prior to the time fixed for holding the Meeting, or in accordance with the following instructions:

If you are a beneficial shareholder and you are submitting a new voting instruction form, make sure you allow enough time for the new form to be delivered to your nominee and for them to act on your instructions. If you have any questions, please contact your nominee directly.

Registered holders can also revoke their previous instructions by sending a notice in writing from themselves or their authorized attorney (or a duly authorized officer or attorney if the shareholder is a corporation) to the Office of the Corporate Secretary, Canadian Pacific, 7550 Ogden Dale Road S.E., Calgary, Alberta T2C 4X9 at any time before 9:00 a.m. (Mountain Daylight Time) on Tuesday, April 20, 2021 or 24 hours (excluding Saturdays, Sundays and holidays) prior to the time fixed for the holding of any adjournment of the Meeting. If you have followed the process for participating in and voting at the Meeting online, casting your vote online during the Meeting will revoke your previous proxy.

Registrar and transfer agent

You can contact Computershare, our registrar and transfer agent, by telephone, on the internet or by mail:

Call	1.877.4CP-RAIL / 1.877.427.7245 (within Canada and the United States) from 8:30 a.m. to 8 p.m. Eastern, or 1.514.982.7555 (international direct dial)
Go to www.investorcentre.com/cp
Send your letter to Computershare, 100 University Ave., 8th Floor, Toronto, Ontario M5J 2Y1

Questions on how to vote?

Contact Kingsdale Advisors, our strategic shareholder advisor and proxy solicitation agent:

Call	1.866.879.7649 (call toll free in North America) 416.867.2272 (collect calls outside North America and for banks, brokers)
Email	contactus@kingsdaleadvisors.com

Or you can write to them at:

Kingsdale Advisors

The Exchange Tower

130 King Street West, Suite 2950

P.O. Box 361

Toronto, Ontario M5X 1E2

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PART VII – OTHER INFORMATION

Internal controls and certification

The Board and Audit and Finance Committee oversee the integrity of our internal control and management information systems and those of our subsidiaries.

The systems have been designed by the CEO, CFO and Vice-President, Financial Planning and Accounting, and are reviewed regularly by them as well as the internal audit department and our external auditor.

Each senior officer is required to review the operation of the key internal controls in their area of responsibility every quarter, report any changes to the Office of the Controller, and confirm the effectiveness of the controls in writing.

In accordance with the requirements of Section 404 of the Sarbanes-Oxley Act, management has assessed the effectiveness of the internal controls over financial reporting in accordance with the criteria set out by the Committee of Sponsoring Organizations of the Treadway Commission in Internal Control – Integrated Framework (2013). Management has determined that we have maintained effective control over financial reporting as of December 31, 2020 and reported its findings to the Audit and Finance Committee.

The CEO and CFO certify annually and quarterly that they are responsible for establishing and maintaining disclosure controls and procedures and internal control over financial reporting for CP and CPRC. We have filed the certifications with the SEC as an exhibit to our 2020 annual report on Form 10-K and file them as an exhibit to our quarterly reports on Form 10-Q. We are an issuer listed in Canada and the United States, and we meet the Canadian requirements by filing these certifications annually and quarterly.

Senior management and our Disclosure Policy Committee review the financial statements and other financial disclosure prior to the review and approval by the Audit and Finance Committee and the Board and prior to being filed with the regulators. The CEO and CFO also certify that this information does not contain any untrue statements of material fact, or omit to state a material fact, and that the financial statements and other financial information included in the annual and quarterly filings fairly present, in all material respects, our financial condition, results of our operations and cash flows.

Pre-approval of audit services and fees

The Audit and Finance Committee has a written policy for pre-approving audit and non-audit services by the external auditor and their fees, in accordance with the applicable laws and requirements of stock exchanges and securities regulatory authorities.

The policy sets out the following governance procedures:

•	The Audit and Finance Committee pre-approves the terms of the annual engagement of the external auditor.
•	The Audit and Finance Committee is responsible for pre-approving annual audit and non-audit services, as well as preapproving the external auditor’s compensation for audit and non-audit services.
•

The Vice-President, Financial Planning and Accounting submits reports at least quarterly to the Audit and Finance Committee listing the services that were performed or planned to be performed by the external auditor.

•

Any additional services to be provided by the external auditor that were not included in the list of pre-approved services or exceed the budgeted amount by more than 10 percent must each be pre-approved by the Audit and Finance Committee or the committee chair. The committee chair must report any additional pre-approvals at the next committee meeting.

•	The Audit and Finance Committee reviews the policy as necessary to make sure it continues to reflect our needs.
•	Our chief internal auditor monitors compliance with the policy.

The Audit and Finance Committee or committee chair must be satisfied that any services it pre-approves will not compromise the independence of the external auditor. The committee pre-approved all services performed by the external auditor in 2020, in accordance with the policy.

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Loans to directors and officers

As at the date of this proxy statement, there were no loans outstanding to any directors or executive officers or any of their associates. This includes guarantees, support agreements, letters of credit or other similar arrangements or understandings provided by CP or any of our subsidiaries.

Directors’ and officers’ insurance

CP has liability insurance to protect its directors, officers (and employees in certain circumstances) and subsidiaries, from losses they may incur as a result of wrongful acts actually, or allegedly committed or attempted in, the course of their acting for CP. The insurance coverage has a limit of US$300,000,000.

About non-GAAP measures

CP presents non-GAAP measures to provide a basis for evaluating underlying earnings trends in the Company’s business that can be compared with the results of operations in prior periods. In addition, these non-GAAP measures facilitate a multi-period assessment of long-term profitability, allowing management and other external users of the Company’s consolidated financial information to compare profitability on a long-term basis, including assessing future profitability, with that of the Company’s peers.

These non-GAAP measures have no standardized meaning and are not defined by GAAP and therefore may not be comparable to similar measures presented by other companies. The presentation of these non-GAAP measures is not intended to be considered in isolation from, as a substitute for, or as superior to the financial information presented in accordance with GAAP.

CP uses Adjusted income, Adjusted diluted earnings per share, Adjusted operating income and Adjusted operating ratio to evaluate the Company’s operating performance and for planning and forecasting future business operations and future profitability. Adjusted income is calculated as Net income reported on a GAAP basis adjusted for significant items. Adjusted diluted earnings per share is calculated using Adjusted income, divided by the weighted-average diluted number of the Company’s shares outstanding during the period as determined in accordance with GAAP. Adjusted operating income is calculated as Operating income reported on a GAAP basis adjusted for significant items. Adjusted operating ratio also excludes those significant items that are reported within Operating income. These Non-GAAP measures provide meaningful supplemental information regarding operating results because they exclude certain significant items that are not considered indicative of future financial trends either by nature or amount. As a result, these items are excluded for management assessment of operational performance, allocation of resources and preparation of annual budgets. These significant items may include, but are not limited to, restructuring and asset impairment charges, individually significant gains and losses from sales of assets, the foreign exchange impact of translating the Company’s debt and lease liabilities (including borrowings under the credit facility), discrete tax items, changes in income tax rates, changes to an uncertain tax item, and certain items outside the control of management. These items may not be non-recurring. However, excluding these significant items from GAAP results allows for a consistent understanding of the Company’s consolidated financial performance when performing a multi-period assessment including assessing the likelihood of future results. Accordingly, these Non-GAAP financial measures may provide insight to investors and other external users of the Company’s consolidated financial information.

Adjusted ROIC is calculated as Adjusted return divided by Adjusted average invested capital. Adjusted return is defined as Net income adjusted for interest expense, tax effected at the Company’s adjusted annualized effective tax rate, and significant items in the Company’s Consolidated Financial Statements, tax effected at the applicable tax rate. Adjusted average invested capital is defined as the sum of total Shareholders’ equity, Long-term debt, and Long-term debt maturing within one year, as presented in the Company’s Consolidated Financial Statements, each averaged between the beginning and ending balance over a rolling 12-month period, adjusted for the impact of significant items, tax effected at the applicable tax rate, on closing balances as part of this average. Adjusted ROIC excludes significant items reported in the Company’s Consolidated Financial Statements, as these significant items are not considered indicative of future financial trends either by nature or amount, and excludes interest expense, net of tax, to incorporate returns on the Company’s overall capitalization. Adjusted ROIC is a performance measure that measures how productively the Company uses its long-term capital investments, representing critical indicators of good operating and investment decisions made by management, and is an important performance criteria in determining certain elements of the Company’s long-term incentive plan.

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For more information about financial measures that are not defined by GAAP, including reconciliations to the closest comparable GAAP measure, see Non-GAAP Measures in our Management Discussion & Analysis (MD&A) for the year ended December 31, 2020. You can find our MD&A in our 2020 annual report on our website (investor.cpr.ca/financials), on SEDAR (www.sedar.com) and on EDGAR (www.sec.gov).

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC and the securities commissions or similar regulatory authorities in Canada, and the exhibits filed with the report, are available on the Company’s website at investor.cpr.ca/financials, on SEDAR at www.sedar.com and on EDGAR at www.sec.gov. Financial information relating to the Company is included in the Company’s Audited Consolidated Financial Statements for the fiscal year ended December 31, 2020, and the related Management’s Discussion and Analysis is contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020. Information on or connected to our website, even if referred to in this proxy circular, is not part of this proxy circular.

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PART VIII – BOARD TERMS OF REFERENCE

Canadian pacific railway limited and canadian pacific railway company

Board of directors terms of reference

The Term “Corporation” herein shall refer to each of Canadian Pacific Railway Limited (“CPRL”) and Canadian Pacific Railway Company (“CPRC”), and the terms “Board”, “Directors” and “Board of Directors” shall refer to the Board, Directors or Board of Directors of CPRL or CPRC, as applicable.

A.	Board of Directors and Procedures

1.	Purpose

The Canada Business Corporations Act (“CBCA”) provides that the Board of Directors (“Board”) shall manage, or supervise the management of, the business and affairs of the Corporation subject to any unanimous shareholder agreement, and further that every Director and officer shall: act honestly and in good faith with a view to the best interests of the Corporation; and exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

As the Board has overall plenary power, these Terms of Reference are intended not to limit the powers of the Board but to assist the Board in the exercise of its powers and the fulfillment of its duties.

2.	Composition of the Board of Directors

The members of the Boards of both CPRL and CPRC shall be identical. The election of Directors is by the shareholders; however, it is a policy of the Board that a substantial majority of the Directors shall meet all applicable standards with respect to being independent and unrelated to the Corporation, set forth in applicable securities laws, Canadian Securities Administrators’ policies and the rules of any stock exchange on which the Corporation’s securities are listed for trading (the “Independent Directors”). Determinations as to whether a particular Director satisfies the requirements for Board membership shall be affirmatively made by the full Board based on a broad consideration of all relevant facts and circumstances required or permitted to be considered under applicable laws, policies or rules.

3.	Election of Directors

The Board shall propose, upon recommendation by its Corporate Governance and Nominating Committee (the “CGNC”), nominees to the Board for election by shareholders at the Corporation’s annual meeting of shareholders.

4.	Appointment of Board Chair

The Board shall appoint a Chair, who shall meet the independence requirements set forth in paragraph 2 of these Terms of Reference and shall not be an officer of the Corporation or any of its affiliates.

5.	Meetings of Independent Directors

The independent Directors on the Board shall have an in camera session at each regularly scheduled meeting of the Board without management participation. The independent Directors shall designate, and the Corporation shall disclose in the Corporation’s management proxy circular the name of, the Director who will preside at such executive sessions.

6.	Attendance of Others at Board Meetings

At the invitation of the Chair of the Board, individuals who are not Directors may attend any meeting of the Board.

7.	Directors’ Duties

Each Director is expected to attend each meeting of the Board and the Board committees of which he or she is a member. Information relevant to the Board’s or a committee’s consideration of matters to be discussed at a meeting will, whenever possible, be distributed to Directors sufficiently in advance of the meeting date to permit Directors to prepare for a discussion of such matters. Sensitive subject matters may be discussed at meetings of the Board or relevant committee without written materials being distributed to Directors. Directors may consider the interests of constituencies such as employees, customers, suppliers and the public at large in determining the long and short-term interests of the Corporation and its shareholders.

Each Director is expected to maintain or enhance his or her skills and abilities as a director, including skills and abilities related to his or her duties on Board committees.

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8.	Remuneration of Directors

Except for Directors who are also officers of the Corporation, no Director shall receive from the Corporation any compensation other than the fees to which he or she is entitled as a Director of the Corporation or a member of a committee of the Board. Directors who are also officers of the Corporation shall not be entitled to receive any Directors’ fees or other compensation in respect of their duties as Directors of the Corporation.

9.	Use of Outside Legal, Accounting or Other Advisors

Individual members of the Board may engage outside, legal, accounting or other advisors, at the expense of the Corporation, to obtain advice and assistance in respect of matters relating to their duties, responsibilities and powers as Directors, provided such engagement is first approved by the CGNC.

B.	Mandate

10.    Management is responsible for the management of the Corporation. The Board is responsible for the stewardship of the Corporation and for monitoring the actions of, and providing overall supervision of, and guidance and direction to, management.

In fulfilling its mandate, the Board shall, among other things:

Committees and Committee Terms of Reference

(a)

establish an Audit and Finance Committee, a Management Resources and Compensation Committee (the “MRCC”), a Risk and Sustainability Committee (the “RSC”) and the CGNC, each comprised entirely of independent Directors, and may establish such other committees as it deems necessary or desirable, to assist it in the fulfillment of its duties and responsibilities, with such terms of reference as the Board may determine, and may delegate from time to time to such committees or other persons any of the Board’s responsibilities that lawfully may be delegated. The Board shall determine whether Directors satisfy the requirements for membership on each such committee;

(b)	consider recommendations of the CGNC from time to time regarding the composition and terms of reference of the committees of the Board;

Corporate Governance

(c)

consider recommendations of the CGNC regarding the Corporation’s approach to governance issues and the adoption of corporate governance principles and guidelines for the Corporation, as well as the disclosure thereof in the Corporation’s annual report or management proxy circular;

(d)	consider recommendations of the CGNC regarding the adoption or amendment of:

•

a code of business ethics applicable to Directors, officers and employees of the Corporation prescribing standards that are reasonably designed to promote integrity and honest and ethical conduct and deter wrongdoing, and

•

a code of ethics applicable to the chief executive officer and senior financial officers of the Corporation prescribing standards that are reasonably designed, in addition to deterring wrongdoing and promoting integrity and honest and ethical conduct, to promote full, fair, accurate, timely and understandable disclosure in accordance with applicable legal requirements, compliance with applicable governmental laws, rules and regulations, the prompt internal reporting of violations of such code, and accountability for adherence to such code, and monitor any waivers granted by the CGNC from the aforementioned codes;

(e)

develop and annually review a disclosure and insider trading and reporting policy for the Corporation that, inter alia: addresses how the Corporation shall interact with analysts and the public; and contains measures for the Corporation to avoid selective disclosure;

(f)	develop and periodically review policies with respect to decisions and other matters requiring Board approval;

(g)	develop and periodically review policies and procedures for receiving feedback from shareholders with respect to the affairs of the Corporation;

Strategy, Operations and Sustainability

(h)

adopt a strategic planning process and annually approve the Corporation’s strategic plan, which takes into account, among other things, the opportunities, risks and sustainability of the Corporation’s business;

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PROXY CIRCULAR PART VIII – BOARD TERMS OF REFERENCE

(i)	with the input from the RSC, oversee management in its execution of the Corporation’s operational activities/plans;

Audit and Finance

(j)	authorize and direct the Audit and Finance Committee to assist the Board in overseeing:

(i)	the review of the annual and interim financial statements of the Corporation;

(ii)	the integrity and quality of the Corporation’s financial reporting and systems of internal control and risk management;

(iii)	the Corporation’s compliance with applicable legal and regulatory requirements;

(iv)	the qualifications, independence, engagement, compensation (which compensation must be approved by the Board itself) and performance of the Corporation’s external auditors;

(v)	the performance of the Corporation’s internal audit function;

(vi)	the Corporation’s financial plans and programs relating to treasury operations, credit facilities and credit ratings, and financial risks and contingent exposures; and

(vii)	the pension plans sponsored by the Corporation and/or some of its subsidiaries from time to time;

(k)	monitor the integrity of the Corporation’s internal control over financial reporting, disclosure controls and procedures and management information systems;

Finance Matters

(l)	provide oversight of the Corporation’s capital structure and capital allocation;

(m)	provide oversight of the Corporation’s dividend policy and actions related thereto;

(n)	annually review and approve the Corporation’s budget, including planned capital and operating expenditures, financing plans and strategies;

(o)	review and monitor throughout the year the Corporation’s actual expenditures in relation to the approved budget;

(p)	consider and approve, in accordance with the CBCA, any repurchase of shares of CPRL; and

(q)	with the input from the RSC, oversee strategic options and opportunities for the Corporation, including acquisitions and divestitures.

Environmental and Safety Matters

(r)

consider reports and recommendations of management and the RSC with respect to the Corporation’s environmental and safety policies and procedures and any issues relating to environmental and safety matters and management’s response thereto;

Succession Planning

(s)	develop, upon recommendation of the MRCC, and monitor a succession plan for senior officers of the Corporation, including appointing, training and monitoring overall performance of senior management;

Oversight and Compensation of Management

(t)	consider recommendations of the MRCC with respect to:

(i)

the appointment of officers of the Corporation and the compensation of Senior Vice Presidents and above, other than the Chief Executive Officer (whose compensation must be approved by the independent Directors);

(ii)	the compensation philosophy and programs of the Corporation generally;

(iii)	the adoption of any incentive compensation and equity-based plans, including stock option, stock purchase or other similar plans, in which officers are or may be eligible to participate;

(iv)	the establishment of performance objectives and the conduct of performance evaluations for the senior officers referenced in clause (i) of this paragraph (t); and

(v)	the amendment of the Corporation’s retirement plans;

(u)

to the extent feasible, satisfy itself as to the integrity of the Chief Executive Officer and other executive officers and that the Chief Executive Officer and other executive officers create a culture of integrity throughout the organization;

2021 MANAGEMENT PROXY CIRCULAR  105

(v)	communicate to management and periodically review the Board’s expectations regarding management’s performance and conduct of the affairs of the Corporation;

Risks

(w)

with the assistance of the RSC and other Board committees, review the principal risks of the Corporation’s business and ensure the implementation of appropriate risk assessment and risk management policies and processes to manage these risks, and review and, with the assistance and upon recommendation of the RSC, provide guidance to management on any outcomes, findings and issues arising in connection with the risk assessment and risk management policies and processes;

Directors Qualifications, Compensation, Education and Orientation

(x)	consider the advice and input of the CGNC regarding:

(i)	the competencies and skills that the Board, as a whole, should possess;

(ii)	the competencies, skills and personal and other qualities that the existing Directors possess;

(iii)

a process to determine, in light of the opportunities and risks facing the Corporation, what competencies, skills and personal qualities are required for new Directors in order to add value to the Corporation; and

(iv)	a policy respecting the size and composition of the Board, with a view to facilitating effective decision-making;

and propose nominees for election as Directors;

(y)	consider recommendations of the CGNC with respect to the level and forms of compensation for Directors, which compensation shall reflect the responsibilities and risks involved in being a Director;

(z)

develop a program for the orientation and education of new Directors, and to ensure that prospective candidates for Board membership understand the role of the Board and its committees and the contributions that individual Directors are expected to make, and develop a program of continuing education for all Directors, so that they may maintain or enhance their skills and abilities as directors and ensure that their knowledge and understanding of the Corporation’s business remains current;

Position Descriptions

(aa)

develop clear position descriptions for the Chair of the Board and the Chairs of each of the Board committees and, together with the Chief Executive Officer, develop a clear position description for the Chief Executive Officer which delineates management’s responsibilities; and

Assessment of Board and Committee Effectiveness

(bb)

consider recommendations of the CGNC for the development and monitoring of processes for assessing the effectiveness of the Board, the committees of the Board and the contribution of individual Directors, which assessments shall be made annually.

October 20, 2020

106  CANADIAN PACIFIC

PART IX – SHAREHOLDER PROPOSAL

The following shareholder proposal has been submitted for consideration at the annual and special meeting of shareholders. The proposal and its supporting statement represent the views of the shareholder submitting the proposal. The proposal and its supporting statement is set out below together with CP’s management response.

TCI Fund Management Limited has submitted the following proposal:

PROPOSAL

“RESOLVED, that shareholders of Canadian Pacific Railway Limited (the “Corporation”) direct the Board of Directors of the Corporation to present to shareholders on or before 31 December 2021 a climate action plan disclosing the Corporation’s greenhouse gas emission levels (the “Emissions”) in a manner consistent with the Task Force on Climate-related Financial Disclosure recommendations and the strategy that the Corporation has adopted or will adopt to reduce the Emissions in the future, including any Emissions’ progress made year over year (the “Reduction Plan”); and

RESOLVED, that beginning with the annual general meeting of shareholders to be held in 2022, the Board of Directors of the Corporation shall report annually at each annual general meeting of shareholders, the Corporation’s progress made towards the Reduction Plan, any updates or changes made or to be made to the Reduction Plan and the Directors of the Corporation shall ask shareholders, at each such annual general meeting (beginning with the annual general meeting in 2022), to vote upon, on a non-binding advisory basis, approval of the Reduction Plan and any changes thereto.”

SUPPORTING STATEMENT

As governments take steps to limit greenhouse gas emissions and mandate reporting in line with the Task Force on Climate-related Financial Disclosure; disclosing reduction targets, detailing strategies for embedding climate change throughout their business models and services and providing progress therein to shareholders, is an important means of assuring shareholders that management is taking seriously the physical and transition risks associated with climate change.

CP Management Response

CP supports the shareholder proposal and recommends shareholders vote in favour for the reasons noted below.

CP actively engages with our shareholders and considers shareholder views together with the views of our other key stakeholders, including our employees, suppliers, customers and the communities in which we operate. CP manages the business in the best interests of a diverse group of stakeholders.

CP views climate change as an important aspect and subset of our overall sustainability principles and practices. CP believes in setting an informed, enduring and credible climate strategy that is aligned with the recommendations of the Task Force on Climate-related Financial Disclosure (TFCD). By our actions, CP has clearly demonstrated our continuing commitment to reducing GHG emissions and reporting our progress. In 2020, CP issued a public climate statement for the first time, we completed a climate scenario analysis and expanded our climate related reporting, including with our Scope 3 emissions inventory, all in accordance with recommendations by TCFD. Independent of the proposal, we committed to finalize our climate strategy and GHG reduction targets, which we will present to our Board and submit for verification to the Science Based Targets Initiative (SBTi) this year (CP Climate Strategy). As a long-term strategy consistent with the time horizons of the Paris Agreement, we expect the progress toward our GHG reduction targets will vary from year to year, and are committed to transparency and continued reporting to shareholders as to our progress.

As part of CP’s commitment, our Calgary head office is scheduled to become powered by solar energy this year, which will result in a 2,600 tonne reduction in annual GHG emissions and will reduce our Scope 2 emissions. We are also taking a leadership role in piloting the conversion of an existing locomotive to be a zero emission hydrogen fuel cell locomotive so that we may test the feasibility in our rail operations. In 2020, we also entered the Dow Jones Sustainability Index for North America for the first time in our history and were rated at a leadership level with a score of A- by CDP.

The CP Climate Strategy will take into account the unique considerations of CP’s business and operating in the North American freight railway industry, including innovation necessary to support a low carbon transition. It will be appropriately developed and managed by CP’s proven management team and following our leading governance practices. The Board will oversee and ensure the targets and plan are appropriate.

2021 MANAGEMENT PROXY CIRCULAR  107

If approved, the proposal would direct us to prepare and report to shareholders annually on a climate action plan and would ask shareholders to approve the plan annually. The proposal already aligns with our existing Sustainability commitment. For this reason, we support the proposal and recommend that shareholders vote in favour of the proposal. The climate action plan is one part of our overall Sustainability commitment.

If the proposal is approved at the Meeting, (i) the CP Climate Strategy will be published in 2021 as the “Reduction Plan” identified in the proposal, (ii) we will report annually to shareholders as to the progress of the CP Climate Strategy and (iii) receive feedback from shareholders in the form of a non-binding, advisory vote on the progress and any changes we may propose to the CP Climate Strategy. If the proposal is not approved at the Meeting, we will continue to advance the CP Climate Strategy and report to shareholders on our progress, but there would not be an annual, non-binding, advisory vote by shareholders on this subject.

108  CANADIAN PACIFIC

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Outside North America, Banks and Brokers
Call Collect: 416.867.2272

Computershare Investor Services Inc. Transfer Agent for Canadian Pacific Railway Limited 8th Floor, 100 University Avenue Toronto, Ontario M5J 2Y1 www.investorcentre.com\cp Security Class Holder Account Number Fold Form of Proxy - Annual and Special Meeting of Shareholders to be held on April 21, 2021 This Form of Proxy (the ‘‘Proxy’’) is solicited by and on behalf of Management of Canadian Pacific Railway Limited. Notes to proxy 1. This proxy is solicited by Management of Canadian Pacific Railway Limited (“Canadian Pacific” or the “Corporation”). Shareholders are directed to Canadian Pacific’s Management Proxy Circular dated March 10, 2021 as may be amended (the “Proxy Circular”) and the Notice of Annual and Special Meeting of Shareholders dated March 10, 2021 (the “Notice”) for more detailed information. 2. You have the right to appoint a proxyholder, who need not be a shareholder, to participate and act on your behalf at the Meeting. If you wish to appoint a person or company other than the persons whose names are printed herein, please insert the name of your chosen proxyholder in the space provided (see reverse). In addition, you must go tohttp://www.computershare.com/CPRail by 9:00 a.m. MDT on April 20, 2021, and provide Computershare with the required information for your chosen proxyholder so that Computershare may provide the proxyholder with a Control Number via email. This Control Number will allow your proxyholder to log in and vote at the meeting. Without a Control Number, your proxyholder will only be able to log in to the meeting as a guest and will not be able to vote. 3. This Proxy must be signed by you, the registered holder, or by your attorney duly authorized by you in writing or, in the case of a corporation, by a duly authorized officer or representative of the corporation; and if executed by an attorney, officer, or other duly appointed representative, the original or a notarial copy of the instrument so empowering such person, or such other documentation in support of such empowerment as shall be acceptable to the Chair of the Meeting, must accompany this Proxy. If the Common Shares are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this Proxy. 4. This Proxy should be signed in the exact manner as the name appears on the Proxy. 5. If this Proxy is not dated, it will be deemed to bear the date on which it is received by or on behalf of the Corporation. 6. The Common Shares represented by this Proxy will be voted or withheld from voting in accordance with the instructions of the shareholder on any ballot that may be called for and, if the shareholder has specified a choice with respect to any matter to be acted upon, the Common Shares will be voted accordingly. This Proxy confers discretionary authority on the proxyholder to vote as such proxyholder sees fit in respect of each matter set forth herein if no choice is specified and in respect of any amendments or variations to matters identified in the Notice and in respect of other matters that may properly come before the Meeting. If you do not specify a choice with respect to any matter, the proxyholder designated in this Proxy will vote FOR each of items 1, 2, 4 and 5 and FOR the election of each of the Director Nominees in item 3. Fold Proxies submitted must be received no less than 24 hours (excluding Saturdays, Sundays and holidays) prior to the time fixed for the Meeting (or any adjournment thereof) in order to be used at the Meeting. VOTE USING THE TELEPHONE OR INTERNET 24 HOURS A DAY 7 DAYS A WEEK! . . To Vote by Mail To Virtually Attend the Meeting To Vote Using the Telephone To Vote Using the Internet Complete, sign and date the reverse hereof. Return this Proxy in the envelope provided. Go to the following web site: www.investorvote.com Smartphone? Scan the QR code to vote now. You can attend the meeting virtually by visiting the URL provided on the back of this proxy. For further information on the virtual meeting see the Proxy Circular. Call the number listed BELOW from a touch tone telephone. 1-866-732-VOTE (8683) Toll Free Instead of mailing this Proxy, you may choose one of the two other voting methods outlined above to vote this proxy. If you choose to vote by telephone or the Internet, DO NOT mail back this proxy. Voting by mail may be the only method for securities held in the name of a corporation or securities being voted on behalf of another individual. Voting by mail or by Internet are the only methods by which a holder may appoint a person as proxyholder other than the management nominees named on the reverse of this proxy. To vote by telephone or the Internet, you will need to provide your CONTROL NUMBER listed below. CONTROL NUMBER 01P75H .

This Proxy is solicited by and on behalf of Management of Canadian Pacific and will be used at the Annual and Special Meeting of Shareholders to be held via live webcast online at https://web.lumiagm.com/461821968 on Wednesday, April 21, 2021 at 9:00 a.m. (Mountain Daylight time) and any adjournment or postponement thereof (the “Meeting”). Appointment of Proxy OR Print the name of the person or company you are appointing if it is a person or company other than the Management appointees listed herein. I/We, being holder(s) of Common Shares of Canadian Pacific Railway Limited hereby appoint: Keith E. Creel, or failing him, Jeffrey J. Ellis, or failing him, Nadeem Velani Note: If you are appointing a proxyholder other than the Management nominees, YOU MUST go to http://www.computershare.com/CPRail by 9:00 a.m. MDT on April 20, 2021 and provide Computershare with the required information for your appointee so that Computershare may provide the appointee with a Control Number via email. Without a Control Number, your proxyholder will only be able to log in to the Meeting as a guest and will not be able to vote. as the proxyholder of the undersigned, to attend and act on behalf of the undersigned at the Meeting, with the power of substitution and with all the powers that the undersigned could exercise with respect to the said Common Shares if personally present and with authority to vote at the said proxyholder’s discretion except as otherwise specified herein and to vote and act in said proxyholder’s discretion with respect to amendments or variations to matters referred to in the Notice and with respect to other matters that may properly come before the Meeting. In the absence of any instructions in respect of any matter, the proxyholder designated in this Proxy is hereby instructed to vote FOR each of items 1, 2, 4 and 5 and FOR the election of each of the Director Nominees in item 3. Reference should be made to the Notice and the Proxy Circular. VOTING RECOMMENDATIONS ARE INDICATED BY HIGHLIGHTED TEXT OVER THE BOXES. Withhold For 1. Appointment of Auditor as named in the Proxy Circular. Fold Against For 2. Advisory vote to approve Compensation of the Corporation’s named Executive Officers as described in the Proxy Circular. 3. Election of Directors: You may vote “For” up to eleven (11) nominees for election as director in total. Withhold Withhold Withhold DIRECTOR NOMINEES For For For 02. Isabelle Courville 01. The Hon. John Baird 03. Keith E. Creel 04. Gillian H. Denham 05. Edward R. Hamberger 06. Rebecca MacDonald 07. Edward L. Monser 08. Matthew H. Paull 09. Jane L. Peverett 10. Andrea Robertson 11. Gordon T. Trafton Against For 4. Vote on a special resolution to approve the Share Split as described in the Proxy Circular. Fold Against For 5. Vote to approve the Shareholder Proposal as described in the Proxy Circular. The undersigned confirms that it is the express wish of the undersigned that the documents relating hereto, including the Proxy Circular and this form of proxy, have been and shall be drawn up in English only. Le (la) soussigné(e) confirme sa volonté expresse que les documents se rapportant aux présentes, y compris la circulaire ainsi que le présent formulaire de procuration, soient rédigés en anglais seulement. Authorized Signature(s) - This section must be completed for your instructions to be executed. I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. If no voting instructions are indicated above, this Proxy will be voted as recommended by Management. Signature(s) Date MM / DD / YY Interim Financial Statements Mark this box if you would like to receive interim financial statements and accompanying Management’s Discussion and Analysis by mail. Annual Report Mark this box if you would NOT like to receive the Annual Report and accompanying Management’s Discussion and Analysis by mail. By marking the box, you agree that this instruction shall continue in force from year to year (unless revoked). You may revoke or change this instruction at any time by notifying our transfer agent at 1-877- 4CP-RAIL or by mail at 100 University Avenue, 8th Floor, Toronto. Ontario M5J 2Y1. Management Proxy Circular Mark this box if you would like to receive the Management Proxy Circular by mail for next securityholders meeting. If you are not mailing back your proxy, you may register online to receive the above financial report(s) by mail at www.computershare.com/mailinglist. CPDQ AR2 312374 01P76G